                                                                     EXHIBIT 4.1

                                                                  EXECUTION COPY

--------------------------------------------------------------------------------


                     DEUTSCHE FLOORPLAN RECEIVABLES, L.P.
                                    Seller



                    DEUTSCHE FINANCIAL SERVICES CORPORATION
                                   Servicer



                                      and



                           THE CHASE MANHATTAN BANK


                                    Trustee



                  Deutsche Floorplan Receivables Master Trust



                        POOLING AND SERVICING AGREEMENT



                         Dated as of December 1, 1993,
                   Amended and Restated as of March 1, 1994,
                      Amended as of January 24, 1996, and
                  Amended and Restated as of October 1, 1996

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS


                                                                            Page
                                   ARTICLE I
                                  Definitions..............................    1

SECTION 1.1.   Definitions.................................................    1
SECTION 1.2.   Other Definitional Provisions...............................   30
SECTION 1.3.   Provisions Relating to Rating Agencies......................   31

                                  ARTICLE II
                           Conveyance of Receivables.......................   31

SECTION 2.1.   Conveyance of Receivables...................................   31
SECTION 2.2.   Acceptance by Trustee.......................................   34
SECTION 2.3.   Representations and Warranties of the Seller
               Relating to the Seller and the Agreement....................   34
SECTION 2.4.   Representations and Warranties of the Seller
               Relating to the Receivables.................................   37
SECTION 2.5.   Addition of Accounts........................................   40
SECTION 2.6.   Covenants of the Seller.....................................   43
SECTION 2.7.   Removal of Eligible Accounts................................   46
SECTION 2.8.   Removal of Ineligible Accounts..............................   47
SECTION 2.9.   Sale of Ineligible Receivables..............................   49

                                  ARTICLE III
                  Administration and Servicing of Receivables..............   49

SECTION 3.1.   Acceptance of Appointment and Other Matters
               Relating to the Servicer....................................   49
SECTION 3.2.   Servicing Compensation......................................   51
SECTION 3.3.   Representations, Warranties and Covenants of
                       the Servicer........................................   52
SECTION 3.4.   Reports and Records for the Trustee.........................   55
SECTION 3.5.   Annual Servicer's Certificate...............................   56
SECTION 3.6.   Annual Independent Public Accountants'
                       Servicing Report....................................   56
SECTION 3.7.   Tax Treatment...............................................   57
SECTION 3.8.   Notices to DFS..............................................   57
SECTION 3.9.   Adjustments.................................................   57

                                  ARTICLE IV
                       Rights of Certificateholders and
                   Allocation and Application of Collections...............   58

SECTION 4.1.   Rights of Certificateholders................................   58
SECTION 4.2.   Establishment of the Collection Account.....................   58
SECTION 4.3.   Allocations and Applications of Collections
                       and Other Funds.....................................   59
SECTION 4.4.   Unallocated Principal Collections...........................   61

                                   ARTICLE V
                Distributions and Reports to Certificateholders............   62

                                  ARTICLE VI
                               The Certificates............................   62

SECTION 6.1.   The Certificates............................................   62
SECTION 6.2.   Authentication of Certificates..............................   63
SECTION 6.3.   New Issuances...............................................   63
SECTION 6.4.   Registration of Transfer and Exchange of Certificates.......   65
SECTION 6.5.   Mutilated, Destroyed, Lost or Stolen
                       Certificates........................................   68
SECTION 6.6.   Persons Deemed Owners.......................................   69
SECTION 6.7.   Access to List of Registered
                       Certificateholders' Names and Addresses.............   70
SECTION 6.8.   Book-Entry Certificates.....................................   70
SECTION 6.9.   Notices to Depository.......................................   71
SECTION 6.10.  Definitive Certificates.....................................   71
SECTION 6.11.  Global Certificate; Exchange Date...........................   72
SECTION 6.12.  Meetings of Certificateholders..............................   74

                                  ARTICLE VII
                     Other Matters Relating to the Seller..................   77

SECTION 7.1.   Liability of the Seller.....................................   77
SECTION 7.2.   Limitation on Liability of the Seller.......................   77
SECTION 7.3.   Seller Indemnification of the Trust and the Trustee.........   77
SECTION 7.4.   Liabilities.................................................   78

                                 ARTICLE VIII
                    Other Matters Relating to the Servicer.................   78

SECTION 8.1.   Liability of the Servicer...................................   78
SECTION 8.2.   Merger or Consolidation of, or Assumption
                       of, the Obligations of the Servicer.................   78
SECTION 8.3.   Limitation on Liability of the Servicer
                       and Others..........................................   79
SECTION 8.4.   Servicer Indemnification of the Trust and
                       the Trustee.........................................   79
SECTION 8.5.   The Servicer Not to Resign..................................   80
SECTION 8.6.   Access to Certain Documentation and
                       Information Regarding the Receivables...............   80
SECTION 8.7.   Delegation of Duties........................................   81
SECTION 8.8.   Examination of Records......................................   81
SECTION 8.9.   Custodial Arrangements......................................   81

                                  ARTICLE IX
                           Early Amortization Events.......................   82

SECTION 9.1.   Early Amortization Events...................................   82
SECTION 9.2.   Additional Rights Upon the Occurrence of
                       Certain Events......................................   84

                                   ARTICLE X
                               Servicer Defaults...........................   86

SECTION 10.1.  Servicer Defaults...........................................   86
SECTION 10.2.  Trustee to Act; Appointment of Successor....................   88

                                  ARTICLE XI
                                  The Trustee..............................   90

SECTION 11.1.  Duties of Trustee...........................................   90
SECTION 11.2.  Certain Matters Affecting the Trustee.......................   93
SECTION 11.3.  Trustee Not Liable for Recitals in
                       Certificates........................................   95
SECTION 11.4.  Trustee May Own Certificates................................   95
SECTION 11.5.  The Servicer to Pay Trustee's Fees and
                       Expenses............................................   95
SECTION 11.6.  Eligibility Requirements for Trustee........................   96
SECTION 11.7.  Resignation or Removal of Trustee...........................   96
SECTION 11.8.  Successor Trustee...........................................   97
SECTION 11.9.  Merger or Consolidation of Trustee..........................   97
SECTION 11.10. Appointment of Co-Trustee or Separate
                       Trustee.............................................   97
SECTION 11.11. Tax Returns.................................................   99
SECTION 11.12. Trustee May Enforce Claims Without
                       Possession of Certificates..........................   99
SECTION 11.13. Suits for Enforcement.......................................   99
SECTION 11.14. Representations and Warranties of Trustee...................  100
SECTION 11.15. Maintenance of Office or Agency.............................  100

                                  ARTICLE XII
                                  Termination..............................  100

SECTION 12.1.  Termination of Trust........................................  100
SECTION 12.2.  Final Distribution..........................................  101
SECTION 12.3.  Seller's Termination Rights.................................  102

                                 ARTICLE XIII
                           Miscellaneous Provisions........................  103

SECTION 13.1.  Amendment...................................................  103
SECTION 13.2.  Protection of Right, Title and Interest
                       to Trust............................................  106
SECTION 13.3.  Limitation on Rights of Certificateholders..................  107
SECTION 13.4.  No Petition.................................................  108

SECTION 13.5.  GOVERNING LAW...............................................  108
SECTION 13.6.  Notices.....................................................  108
SECTION 13.7.  Severability of Provisions..................................  109
SECTION 13.8.  Assignment..................................................  109
SECTION 13.9.  Certificates Nonassessable and Fully Paid...................  109
SECTION 13.10. Further Assurances..........................................  109
SECTION 13.11. No Waiver, Cumulative Remedies..............................  109
SECTION 13.12. Counterparts................................................  110
SECTION 13.13. Third-Party Beneficiaries...................................  110
SECTION 13.14. Actions by Certificateholders...............................  110
SECTION 13.15. Rule 144A Information.......................................  110
SECTION 13.16. Action by Trustee...........................................  110
SECTION 13.17. Merger and Integration......................................  111
SECTION 13.18. Headings 111
SECTION 13.19. Continued Effectiveness of the Pooling
                       and Servicing Agreement.............................  111
SECTION 13.20. Submission to Jurisdiction..................................  111

EXHIBITS

Exhibit A       Form of ITT FRLP Certificate

Exhibit B       Form of Assignment of Receivables in Additional Accounts

Exhibit C       Form of Annual Servicer's Certificate

Exhibit D       Form of Legends

Exhibit E       Form of Letter of Representations

Exhibit F       Forms of Certificates for European Transfer

Exhibit G       Forms of Opinions of Counsel

Exhibit H       Form of Reassignment of Receivables in Removed Accounts

Exhibit I       Form of Receivables Contribution and Sale Agreement


SCHEDULES

Schedule 1      List of Accounts

Schedule 2      Designation of Collection Account

          POOLING AND SERVICING AGREEMENT dated as of December 1, 1993, amended and restated as of March 1, 1994, amended as of January 24, 1996 and amended and restated as of October 1, 1996, among DEUTSCHE FLOORPLAN RECEIVABLES, L.P., a Delaware limited partnership, formerly known as ITT Floorplan Receivables, L.P., as Seller, DEUTSCHE FINANCIAL SERVICES CORPORATION, a Nevada corporation, formerly known as ITT Commercial Finance Corp., as Servicer, and THE CHASE MANHATTAN BANK, a New York banking corporation, formerly known as Chemical Bank, as Trustee.

          WHEREAS, each party hereto executed a Pooling and Servicing Agreement dated as of December 1, 1993, an amended and restated Pooling and Servicing Agreement dated as of March 1, 1994 and an amendment, dated as of January 24, 1996 to the Pooling and Servicing Agreement and now wishes to amend and restate such Pooling and Servicing Agreement, which is amended and restated hereby and shall remain in full force and effect in accordance with the terms hereof;

          NOW THEREFORE, in consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties and for the benefit of the Certificateholders and the other Beneficiaries to the extent provided herein:


                                   ARTICLE I

                                  Definitions
                                  -----------

          SECTION 1.1  Definitions. Whenever used in this Agreement, the
                       -----------
following words and phrases shall have the following meanings:

          "Account" shall mean each Initial Account and, from and after the
           -------
related Addition Date, each Additional Account. The term "Account" shall not apply to any Removed Accounts reassigned or assigned to the Seller or the Servicer in accordance with the terms of this Agreement.

          "Accounts Receivable" shall mean, with respect to any Dealer, all
           -------------------
amounts shown on such Dealer's records as amounts payable by a customer in respect of goods or services sold by such Dealer to such customer.

          "Accounts Receivable Business" shall mean the extensions of credit
           ----------------------------
made by DFS or an Approved Affiliate to Dealers in order to finance the Accounts Receivable of such Dealers.

          "Accounts Receivable Financing Agreement" shall mean an accounts
           ---------------------------------------
receivable financing agreement entered into by DFS or an Approved Affiliate with a Dealer in connection with the Accounts Receivable Business with such Dealer, as amended or modified from time to time.

          "Act" shall mean the Securities Act of 1933, as amended.
           ---

          "Addition Date" shall have the meaning specified in Section 2.5(c).
           -------------

          "Addition Notice" shall have the meaning specified in Section 2.5(c).
           ---------------

          "Additional Accounts" shall mean each individual revolving credit
           -------------------
arrangement established by DFS or an Approved Affiliate with a Dealer in connection with the Floorplan Business, the Accounts Receivable Business, the Asset Based Lending Business or the Unsecured Receivable Business, which account is designated pursuant to Section 2.5(a) or (b) to be included as an Account and is identified in the computer file or microfiche or written list delivered to the Trustee by the Seller pursuant to Sections 2.1 and 2.5(d).

          "Additional Cut-Off Date" shall mean, with respect to Additional
           -----------------------
Accounts, the day specified in the Addition Notice delivered with respect to such Additional Accounts pursuant to Section 2.5(c).

          "Adjustment Payment" shall have the meaning specified in Section 3.9.
           ------------------

          "Affiliate" shall mean, with respect to any specified Person, any
           ---------
other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agent" shall mean, with respect to any Series, the Person so
           -----
designated in the related Supplement.

          "Agreement" shall mean this Pooling and Servicing Agreement, as the
           ---------
same may from time to time be amended, modified or otherwise supplemented, including, with respect to any Series or Class, the related Supplement.

          "Allocable Miscellaneous Payments" shall mean, with respect to any
           --------------------------------
Series and for any Collection Period, the product of the amount of Miscellaneous Payments for such Collection Period and a fraction, the numerator of which is the Invested Amount for such Series immediately prior to the following Distribution Date and the denominator of which is the Trust Invested Amount as of such time.

          "Applicants" shall have the meaning specified in Section 6.7.
           ----------

          "Appointment Date" shall have the meaning specified in Section 9.2.
           ----------------

          "Approved Affiliate" shall mean (i) Deutsche BSC, but only so long as
           ------------------
Deutsche BSC is applying, or causing to be applied, DFS's underwriting guidelines in originating those receivables that it intends to transfer to the Seller pursuant to the Receivables Contribution and Sale Agreement or (ii) any other Affiliate of DFS as to which the Rating Agency Condition has been satisfied for including as Accounts and Receivables under this Agreement revolving credit arrangements established by such Affiliate and the receivables arising therefrom.

          "A/R Receivable Overconcentration" on any Determination Date shall
           --------------------------------
mean the excess of (a) the aggregate of all amounts of Principal Receivables in Accounts created pursuant to Accounts Receivable Financing Agreements on the last day of the Collection Period immediately preceding such Determination Date over (b) 20% of the Pool Balance on the last day of such immediately preceding Collection Period or, if the Rating Agency Condition is satisfied, such larger percentage of such Pool Balance as is stated in the notice from each Rating Agency in connection with the satisfaction of such Rating Agency Condition.

          "A/R Receivables" shall mean Receivables arising from the Accounts
           ---------------
Receivable Business.

          "Asset Based Lending Business" shall mean the extensions of credit
           ----------------------------
made by DFS or an Approved Affiliate to Dealers in order to provide loans based on the value of certain assets of such Dealer and secured by a first priority security interest in such assets.

          "Asset Based Lending Financing Agreement" shall mean an asset based
           ---------------------------------------
lending financing agreement entered into by DFS or an Approved Affiliate and a Dealer in connection with the Asset Based Lending Business with such Dealer, as amended or modified from time to time.

          "Asset Based Receivable Overconcentration" on any Determination Date
           ----------------------------------------
shall mean the excess of (a) the aggregate of all amounts of Principal Receivables in Accounts created pursuant to Asset Based Lending Financing Agreements on the last day of the Collection Period immediately preceding such Determination Date over (b) 15% of the Pool Balance on the last day of such immediately preceding Collection Period or, if the Rating Agency Condition is satisfied, such larger percentage of such Pool Balance as is stated in the notice from each Rating Agency in connection with the satisfaction of such Rating Agency Condition.

          "Asset Based Receivables" shall mean Receivables arising from Asset
           -----------------------
Based Lending Business.

          "Assignment" shall have the meaning specified in Section 2.5(d).
           ----------

          "Authorized Newspaper" shall mean any newspaper or newspapers of
           --------------------
general circulation in New York City customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

          "Automatic Addition Condition" shall mean, with respect to the
           ----------------------------
addition of Accounts pursuant to Section 2.5(c), that, as of the related Notice Date, (i) during the calendar quarter in which such addition occurs, the number of new Accounts for Dealers that are financing products of the type already being financed by DFS and purchasing such products from Existing Manufacturers does not exceed 5% of the number of all Accounts at the end of the preceding calendar quarter, (ii) during the twelve months ending at the beginning of such calendar quarter, the number of such new Accounts does not exceed 20% of the number of all Accounts at the beginning of such twelve month period, (iii) the average for the three months preceding the month of such addition of the aggregate balance of Receivables that have been SAU or NSF for more than 30 days does not exceed 1.25% of the Pool Balance at the end of the month preceding the month of such addition, and (iv) the annualized average for such three month period of the net losses incurred in respect of the Receivables does not exceed 1.75% of the Pool Balance at the end of the month preceding the month of such addition. An Account that is removed from the Trust pursuant to Section 2.7 for the purpose of permitting DFS or the related Approved Affiliate to convey a Participation Interest in the receivables arising in such Account and, after such Participation Interest is created, is designated as an Additional Account pursuant to Section 2.5 and has an Addition Date that is no more than 45 days after its Removal Date, shall not be a "new Account" for purposes of this definition.

          "Available Subordinated Amount" shall mean, with respect to any Series
           -----------------------------
at any time of determination, an amount equal to the available subordinated amount specified in the related Supplement at such time.

          "Bearer Certificates" shall have the meaning specified in Section 6.1.
           -------------------

          "Beneficiary" shall mean any of the Holders of the Investor
           -----------
Certificates and any Enhancement Provider.

          "Benefit Plan" shall have the meaning specified in Section 6.4(c).
           ------------

          "Book-Entry Certificates" shall mean beneficial interests in the
           -----------------------
Investor Certificates, ownership and transfers of which shall be made through book entries by a Depository as described in Section 6.8.

          "Business Day" shall mean any day other than (a) a Saturday or a
           ------------
Sunday or (b) another day on which banking institutions in the state in which the Corporate Trust Office is located are authorized or obligated by law, executive order or governmental decree to be closed.

          "Cedel" shall mean Centrale de Livraison de Valeurs Mobilieres S.A.
           -----

          "Certificate" shall mean any of the Investor Certificates or the
           -----------
Seller's Certificates.

          "Certificate Owner" shall mean, with respect to a Book-Entry
           -----------------
Certificate, the Person who is the beneficial owner of a Book-Entry Certificate.

          "Certificate Rate" shall mean, with respect to any Series or Class,
           ----------------
the certificate rate specified therefor in the related Supplement.

          "Certificate Register" shall have the meaning specified in Section
           --------------------
6.4.

          "Certificateholder" or "Holder" shall mean an Investor
           -----------------      ------
Certificateholder or a Person in whose name any one of the Seller's Certificates is registered.

          "Certificateholders' Interest" shall have the meaning specified in
           ----------------------------
Section 4.1.

          "Class" shall mean, with respect to any Series, any one of the classes
           -----
of Investor Certificates of that Series.

          "Closing Date" shall mean, with respect to any Series, the Closing
           ------------
Date specified in the related Supplement.

          "Collateral Security" shall mean, with respect to any Receivable, (i)
           -------------------
the security interest, if any, granted by or on behalf of the related Dealer with respect thereto, including, except in the case of an Unsecured Receivable, a first priority perfected security interest in the related Products, Accounts Receivable or assets, (ii) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the agreement giving rise to such Receivable or otherwise, together with all financing statements signed by a Dealer describing any collateral securing such Receivable, (iii) all guarantees, insurance and other agreements (including Floorplan Agreements and subordination agreements with other lenders) or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the agreement giving rise to such Receivable or otherwise, and (iv) all Records in respect of such Receivable.

          "Collection Account" shall have the meaning specified in Section 4.2.
           ------------------

          "Collection Period" shall mean, with respect to any Distribution Date,
           -----------------
the calendar month preceding the month in which such Distribution Date occurs.

          "Collections" shall mean, without duplication, all payments by or on
           -----------
behalf of Dealers received by the Servicer in respect of the Receivables (including proceeds from the realization upon any Collateral Security), in the form of cash, checks, wire transfers or any other form of payment. Collections of Non-Principal Receivables shall include all Recoveries.

          "Common Depositary" shall mean the Person specified as such in the
           -----------------
applicable Supplement, in its capacity as common depositary for the respective accounts of any Foreign Clearing Agencies.

          "Corporate Trust Office" shall mean the principal office of the
           ----------------------
Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement is located at 450 West 33rd Street, 15th Floor, New York, New York 10001,
Attention: Structured Finance Relationship Management.

          "Coupon" shall have the meaning specified in Section 6.1.
           ------

          "Cut-Off Date" shall mean October 31, 1993.
           ------------

          "Date of Processing" shall mean, with respect to any transaction, the
           ------------------
date on which such transaction is first recorded on the Servicer's computer file of accounts (without regard to the effective date of such recordation).

          "Dealer" shall mean a Person engaged generally in the business of
           ------
purchasing consumer or commercial products from a manufacturer or distributor thereof and holding such Products for sale or lease in the ordinary course of business or a Person engaged generally in the business of manufacturing or distributing Products for sale to Dealers in the ordinary course of business.

          "Dealer Overconcentration" on any Determination Date shall mean, (i)
           ------------------------
with respect to any Account with a Dealer other than a Specified Dealer, the excess of (a) the aggregate amount of Principal Receivables in such Account on the last day of the Collection Period immediately preceding such Determination Date over (b) 2% of the Pool Balance on the last day of such immediately preceding Collection Period and (ii) with respect to any Account with a Specified Dealer, the excess of (a) the aggregate amount of Principal Receivables in such Account on the last day of the Collection Period immediately preceding such Determination Date over (b) 3% of the Pool Balance on the last day of such immediately preceding Collection Period; provided that if the Rating
                                                     --------
Agency Condition is satisfied, then the percentage in clause (i)(b) or (ii)(b) of this paragraph shall equal a percentage of such Pool Balance that is larger than the applicable percentage set forth above as is stated in the notice from each Rating Agency in connection with the satisfaction of such Rating Agency Condition. As used in this paragraph, "Specified Dealer" means, with respect to
                                        ----------------
a Dealer, that on the last day of such immediately preceding Collection Period any Account with such Dealer is among one of the fifteen Accounts having the largest amount of all Principal Receivables in all of the Accounts as of such last day.

          "Defaulted Amount" on any Determination Date shall mean an amount
           ----------------
(which shall not be less than zero) equal to (a) the sum for all the Accounts of the amount of Principal Receivables which became Defaulted Receivables during the immediately preceding Collection Period minus (b) the full amount of any
                                            -----
such Defaulted Receivables which are subject to reassignment or assignment to the Seller or the Servicer in accordance with the terms of this Agreement; provided, however, that, if an Insolvency Event occurs with respect to the
--------  -------
Seller, the amounts of such Defaulted Receivables which are subject to reassignment to the Seller shall not be included in clause (b) and, if an Insolvency Event occurs with respect to the Servicer, the amount of such Defaulted Receivables which are subject to assignment to the Servicer shall not be included in clause (b).

          "Defaulted Receivables" on any Determination Date shall mean (a) all
           ---------------------
Receivables (other than all of the Ineligible Receivables) in an Account which are charged off as uncollectible in respect of the immediately preceding Collection Period in accordance with the Servicer's customary and usual servicing procedures for servicing Dealer receivables comparable to the Receivables which have not been sold to third parties and (b) all Receivables which were Eligible Receivables when transferred to the Trust on the initial Closing Date or the related Addition Date or on their respective Transfer Date, which arose in an Account that thereafter became an Ineligible Account and which remained outstanding for any six consecutive Determination Dates (inclusive of the Determination Date on which such determination is being made) after such Account became an Ineligible Account.

          "Definitive Certificates" shall have the meaning specified in Section
           -----------------------
6.8.

          "Definitive Euro-Certificates" shall have the meaning specified in
           ----------------------------
Section 6.11.

          "Delayed Funding Receivable" shall mean a Receivable in respect of
           --------------------------
which the related Floorplan Agreement permits DFS or an Approved Affiliate to delay payment of the purchase price of the related Product to the Manufacturer for a specified period after the invoice date for such Product; provided that such Receivable shall be a Delayed Funding Receivable only until DFS or such Approved Affiliate funds the payment of such purchase price. Notwithstanding anything herein to the contrary, if the Rating Agency Condition is satisfied, then the Receivables referred to in the preceding sentence shall not be Delayed Funding Receivables and the provisions herein relating to Delayed Funding Receivables shall no longer be of any force or effect.

          "Deposit Date" shall mean each day on which the Servicer deposits
           ------------
Collections in the Collection Account pursuant to Section 4.3 hereof.

          "Depository" shall mean The Depository Trust Company, as initial
           ----------
Depository, the nominee of which is CEDE & Co., or any other organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

          "Depository Agreement" shall mean, with respect to any Series or
           --------------------
Class, the agreement among the Seller, the Trustee and the initial Depository, dated as of the related Closing Date substantially in the form attached to the related Supplement.

          "Depository Participant" shall mean a broker, dealer, bank or other
           ----------------------
financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

          "Designated Account" shall have the meaning specified in Section
           ------------------
2.8(b).

          "Designated Balance" shall have the meaning specified in Section
           ------------------
2.8(b).

          "Determination Date" with respect to any Distribution Date shall mean
           ------------------
the day that is two Business Days prior to such Distribution Date.

          "Deutsche BSC" shall mean Deutsche Business Services Corporation, a
           ------------
Missouri corporation, and its successors in interest.

          "Deutsche FRI" shall mean Deutsche Floorplan Receivables, Inc., a
           ------------
Nevada corporation, and its successors in interest.

          "Deutsche FRLP" shall mean Deutsche Floorplan Receivables, L.P., a
           -------------
Delaware limited partnership, and its successors in interest.

          "Deutsche FRLP Certificate" shall mean the certificate executed by the
           -------------------------
Seller and authenticated by the Trustee, substantially in the form of Exhibit A.

          "Deutsche North America" shall mean Deutsche Bank North America
           ----------------------
Holding Corporation, a Delaware corporation, and its successors in interest.

          "DFS" shall mean Deutsche Financial Services Corporation, a Nevada
           ---
corporation, and its successors in interest.

          "Discount Factor" shall initially mean 0.40% and shall be adjusted as
           ---------------
provided in this definition. If on any Distribution Date the Net Receivables Rate for such Distribution Date less (i) the weighted average of the Certificate
                                ----
Rates (as determined in accordance with this definition) for all outstanding Series of Investor Certificates for such Distribution Date less (ii) the
                                                           ----
annualized Net Loss Rate for the preceding twelve Collection Periods is less than 1%, then the Discount Factor for such Distribution Date shall be adjusted upwards, rounded up to the nearest 0.1% (but in no event to exceed 1%), so that the Net Receivables Rate less the rate in clause (i) less the rate in clause
(ii) shall be equal to 1%; and the Discount

Factor shall remain at such adjusted percentage amount until it is further adjusted by the terms of this sentence or either of the following two sentences. Notwithstanding the foregoing, the Seller, at its discretion, may increase or decrease the Discount Factor, but, subject to the requirement in the following sentence, in no event shall the Discount Factor exceed 1% or be less than the percentage amount required by the immediately preceding sentence. Notwithstanding the foregoing, if the application of the Discount Factor would cause the Pool Balance to be less than the Required Participation Amount, then the Discount Factor shall be the percentage (which shall in no event be less than 0%), rounded down to the nearest 0.1%, which, when applied, will cause the Pool Balance to at least equal the Required Participation Amount. For purposes of this definition, (i) if a Certificate Rate is calculated as the lesser of (x) a fixed rate or a formula rate and (y) the Net Receivables Rate, then such Certificate Rate shall be the rate in clause (x) and (ii) if an interest rate swap agreement provides the interest distributable on a Series or Class of Investor Certificates, then the Certificate Rate for such Series or Class of Investor Certificates shall be the interest rate payable by the Trust to the related swap counterparty.

          "Discount Portion" shall mean, with respect to a Receivable, the
           ----------------
portion thereof equal to the product of the Discount Factor and the balance of such Receivable.

          "Distribution Date" shall mean the fifteenth day of each month or, if
           -----------------
such day is not a Business Day, the next succeeding Business Day.

          "Distribution Date Statement" shall mean, with respect to any Series,
           ---------------------------
a report prepared by the Servicer on each Determination Date for the immediately preceding Collection Period in substantially the form set forth in the related Supplement.

          "Duff & Phelps" shall mean Duff & Phelps Credit Rating Co. or its
           -------------
successor.

          "Early Amortization Event" shall have the meaning specified in Section
           ------------------------
9.1 and, with respect to any Series, shall also mean any Early Amortization Event specified in the related Supplement.

          "Early Amortization Period" shall mean, with respect to any Series,
           -------------------------
the period beginning at the close of business on the Business Day immediately preceding the day on which the Early Amortization Event is deemed to have occurred and ending upon the earlier to occur of (a) the payment in full to the Investor Certificateholders of such Series of the Invested Amount with respect to such Series, (b) the Termination Date with respect to such Series and
(c) if such Early Amortization Period has resulted from the occurrence of an Early Amortization Event described in Section 9.1(a), the end of the first Collection Period during which an Early Amortization Event would no longer be deemed to exist pursuant to Section 9.1(a), so long as no other Early Amortization Event with respect to such Series shall have occurred and the scheduled termination of the Revolving Period with respect to such Series shall not have occurred.

          "Eligible Account" shall mean each individual revolving credit
           ----------------
arrangement payable in U.S. dollars and established by DFS or an Approved Affiliate with a Dealer in the ordinary course of business pursuant to a Financing Agreement, which arrangement, as of the date of determination with respect thereto: (a) is in favor of a Dealer (i) which is doing business in the United States of America (including its territories and possessions), (ii) which has not been identified by the Servicer as being the subject of any voluntary or involuntary bankruptcy proceeding or being in a voluntary or involuntary liquidation, and (iii) in which Deutsche North America or any Affiliate thereof does not have an equity investment, (b) is in existence and maintained and serviced by DFS or an Approved Affiliate and (c) is an Account in respect of which no amounts have been charged off as uncollectible.

          "Eligible Deposit Account" shall mean either (a) a segregated account
           ------------------------
with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution or trust company organized under the laws of the United States of America or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution or trust company shall have a credit rating from each Rating Agency in one of its rating categories which signifies investment grade.

          "Eligible Institution" shall mean (a) the corporate trust department
           --------------------
of the Trustee or (b) a depository institution or trust company organized under the laws of the United States of America or any one of the states thereof, or the District of Columbia (or any domestic branch of a foreign bank), which at all times (i) has either (A) a long-term unsecured debt rating of A2 or better by Moody's, AAA by Standard & Poor's and, if Fitch has rated such debt, AA- or better by Fitch or such other rating that is acceptable to each Rating Agency, as evidenced by a letter from such Rating Agency to the Trustee or (B) a certificate of deposit rating of P-1 by Moody's, A-1+ by Standard & Poor's and, if Fitch has rated such certificate of deposit, F-1+ by Fitch or such other rating that is acceptable to each Rating Agency, as evidenced by a letter from such Rating Agency to the Trustee and (ii) whose deposits are insured by the FDIC. If so qualified, the Trustee may be considered an Eligible Institution for the purposes of clause (b) this definition.

          "Eligible Investments" shall mean book-entry securities, negotiable
           --------------------
instruments or securities represented by instruments in bearer or registered form having original or remaining maturities of 30 days or less, but in no event occurring later than the Distribution Date next succeeding the Trustee's acquisition thereof, which evidence:

          (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

          (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities; provided, however,
                                                          --------  -------
     that at the time of the Trust's investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person or entity other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby;

          (c) commercial paper having, at the time of the Trust's investment or contractual commitment to invest therein, a rating from each of the Rating Agencies in the highest investment category granted thereby;

          (d) investments in money market funds having a rating from each of the Rating Agencies in the highest investment category granted thereby or otherwise approved in writing thereby;

          (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

          (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with (i) a depository institution or trust company (acting as principal) described in clause (b) or (ii) a depository institution or trust company the deposits of which are insured by FDIC; and

          (g) any other investment as may be permitted by each Rating Agency without reducing or withdrawing the rating of the Certificates of any Series.

          "Eligible Receivable" shall mean each Receivable:
           -------------------

          (a) which was originated or acquired by DFS or the related Approved Affiliate in the ordinary course of business;

          (b) which arose under an Eligible Account;

          (c) which is owned by DFS or the related Approved Affiliate at the time of sale or contribution by DFS or the related Approved Affiliate to the Seller;

          (d) which represents the obligation of a Dealer to repay an advance made or to be made to or on behalf of such Dealer (i) to finance the acquisition of Products or (ii) in connection with the Accounts Receivable Business, the Asset Based Lending Business or the Unsecured Receivable Business;

          (e) which at the time of creation and, except at the Closing Date for the initial Series in the case of Receivables in respect of which the related financed Product has been sold, at the time of transfer to the Trust is, except in the case of an Unsecured Receivable, secured by, inter
                                                                          -----
     alia, a first priority perfected security interest in the related Product,
     ----
     Accounts Receivable or assets (except that such security interest need not be a first priority security interest in the case of a Receivable arising in an Account for which the payment terms are on a scheduled payment plan basis and the maximum credit line is $250,000 or less and which was included as an Account hereunder on or before the Closing Date for Series 1994-1); and the perfection of such security interest is governed by the laws of one or more of the states of the United States, the District of Columbia or, if the Rating Agency Condition is satisfied, a territory or possession of the United States;

          (f) which was created in compliance in all respects with all Requirements of Law applicable thereto and pursuant to a Financing Agreement which complies in all respects with all Requirements of Law applicable thereto;

          (g) with respect to which all consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by DFS, the related Approved Affiliate or the Seller in connection with the creation of such Receivable or the transfer thereof to the Trust or the execution, delivery and performance by DFS or the related Approved Affiliate of the Financing Agreement pursuant to which such Receivable was created, have been duly obtained, effected or given and are in full force and effect;

          (h) as to which at all times following the transfer of such Receivable to the Trust, the Trust will have good and marketable title thereto free and clear of all Liens arising prior to the transfer or arising at any time other than Liens permitted by this Agreement, or the grant of a first priority perfected security interest therein and in the related Collateral Security (and in the proceeds thereof), securing all of the obligations of the Seller and the Servicer hereunder effective until the termination of the Trust;

          (i) which has been the subject of a valid transfer and assignment from the Seller to the Trust of all the Seller's right, title and interest therein and the related Collateral Security (including any proceeds thereof);

          (j) which will at all times be the legal, valid, binding and assignable payment obligation of the Dealer relating thereto, enforceable against such Dealer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

          (k) which at the time of transfer to the Trust is not subject to any valid claim of a right of rescission, setoff, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the Dealer;

          (l) as to which, at the time of transfer of such Receivable to the Trust, DFS, the related Approved Affiliate and the Seller have satisfied all their respective obligations with respect to such Receivable required to be satisfied at such time (whether pursuant to the related Financing Agreement, the related Floorplan Agreement or otherwise);

          (m) as to which, at the time of transfer of such Receivable to the Trust, neither DFS, the related Approved

     Affiliate nor the Seller has taken or failed to take any action which would impair the rights of the Trust or the Certificateholders therein;

          (n) which constitutes "chattel paper", an "account" or a "general intangible", and is not represented by an "instrument," each as defined in
     Article 9 of the UCC as then in effect in the State of Missouri;

          (o) with respect to which the representations set forth in Sections 2.4(a)(i) and (ii) were correct as of the Transfer Date with respect thereto; and

          (p) if such Receivable is originated under a Wholesale Financing Agreement, the related Floorplan Agreement provides that the related Manufacturer is obligated, subject to the specific terms of such Floorplan Agreement (which may vary among Floorplan Agreements), to repurchase Products that the Servicer repossesses upon a default by the related Dealer.

          "Eligible Servicer" shall mean the Trustee or an entity which, at the
           -----------------
time of its appointment as Servicer, (a) is legally qualified and has the capacity to service the Accounts, (b) has demonstrated the ability to professionally and competently service a portfolio of similar accounts in accordance with high standards of skill and care and (c) is qualified to use the software that is then currently being used to service the Accounts or obtains the right to use or has its own software which is adequate to perform its duties under this Agreement.

          "Enhancement" shall mean the rights and benefits provided to the
           -----------
Investor Certificateholders of any Series or Class pursuant to any letter of credit, surety bond, cash collateral account, spread account, guaranteed rate agreement, maturity liquidity facility, tax protection agreement, interest rate swap agreement or other similar arrangement. The subordination of any Series or Class to any other Series or Class or of the Seller's Interest to any Series or Class shall be deemed to be an Enhancement.

          "Enhancement Agreement" shall mean any agreement, instrument or
           ---------------------
document governing the terms of any Series Enhancement or pursuant to which any Series Enhancement is issued or outstanding, as may be amended or modified from time to time.

          "Enhancement Provider" shall mean the Person providing any
           --------------------
Enhancement, other than any Certificateholders (including any holders of the Seller's Certificates) the Certificates of which are subordinated to any Series or Class.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as amended.

          "Euroclear Operator" shall mean Morgan Guaranty Trust Company of New
           ------------------
York, Brussels office, as operator of the Euroclear System.

          "Exchange Date" shall mean any date that is after the Series Issuance
           -------------
Date, in the case of Definitive Euro-Certificates in registered form, or upon presentation of certification of non-United States beneficial ownership (as described in Section 6.11), in the case of Definitive Euro-Certificates in bearer form.

          "Existing Manufacturer" shall mean (i) each Manufacturer with which
           ---------------------
DFS has entered into a business arrangement, either through a Floorplan Agreement or any other arrangement, on or prior to the Closing Date for Series 1994-1, (ii) each Manufacturer with which DFS enters into such a business arrangement after the Closing Date for Series 1994-1 so long as the aggregate balances of the Receivables subject to such Floorplan Agreement do not exceed lesser of (a) 1% of the Pool Balance at the beginning of the Collection Period in which the addition of the related Additional Account occurs and (b) $25 million and (iii) each Manufacturer with which DFS enters into such a business arrangement after the Closing Date for Series 1994-1 and as to which the Rating Agency Condition is satisfied.

          "FDIC" shall mean the Federal Deposit Insurance Corporation or any
           ----
successor entity thereto.

          "Final Maturity Date" shall have the meaning specified in Section
           -------------------
12.1.

          "Financing Agreement" shall mean any Wholesale Financing Agreement,
           -------------------
Accounts Receivable Financing Agreement, Asset Based Lending Financing Agreement or Unsecured Receivable Financing Agreement.

          "Financing Guidelines" shall mean DFS's written policies and
           --------------------
procedures, as such policies and procedures may be amended from time to time,
(a) relating to the operation of its Floorplan Business, Accounts Receivable Business, Asset Based Lending Business and Unsecured Receivable Business, including the written policies and procedures for determining the interest rate, if any, charged to Dealers, the other terms and conditions relating to DFS's wholesale financing accounts, the creditworthiness of Dealers and the extension of credit to Dealers, and (b) relating to the maintenance of accounts and collection of receivables.

          "Fitch" shall mean Fitch Investors Service L.P. or its successor.
           -----

          "Floorplan Agreement" shall mean an agreement, entered into by DFS or
           -------------------
the related Approved Affiliate and a Manufacturer, as amended or modified from time to time, pursuant to which such Manufacturer agrees, among other matters, to repurchase from DFS or such Approved Affiliate, as applicable, Products sold by such Manufacturer to any of its Dealers and financed by DFS or such Approved Affiliate under a Wholesale Financing Agreement if DFS or such Approved Affiliate acquires possession of such Products because of a default by such Dealer under such Wholesale Financing Agreement, voluntary surrender or other circumstances.

          "Floorplan Business" shall mean the extensions of credit made by DFS
           ------------------
or the related Approved Affiliate to Dealers in order to finance Products purchased by Dealers from Manufacturers.

          "Floorplan Receivables" shall mean Receivables arising from the
           ---------------------
Floorplan Business.

          "Foreign Clearing Agency" shall mean Cedel and the Euroclear Operator.
           -----------------------

          "Global Certificate" shall have the meaning specified in Section 6.11.
           ------------------

          "Governmental Authority" shall mean the United States of America, any
           ----------------------
state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Incremental Default Amount" on any Determination Date shall mean (a)
           --------------------------
the Overconcentration Default Amount on such Determination Date minus (b) the
                                                                -----
full amount of any such Defaulted Receivables which are subject to a reassignment or assignment to the Seller or the Servicer in accordance with the terms of this Agreement (but not less than zero); provided, however, that, if an
                                                  --------  -------
Insolvency Event occurs with respect to the Seller, the amount of such Defaulted Receivables which are subject to reassignment to the Seller shall not be so subtracted and, if an Insolvency Event occurs with respect to the Servicer, the amount of such Defaulted Receivables which are subject to assignment to the Servicer shall not be so subtracted; provided further that the Incremental Default Amount for any Determination Date shall not exceed the Overconcentration Amount on such Determination Date.

          "Individual Unsecured Receivable Overconcentration" on any
           -------------------------------------------------
Determination Date, shall mean, with respect to any Account subject to an Unsecured Receivable Financing Agreement with a Dealer, the excess of (i) the aggregate of all amounts of Principal Receivables in such Account on the last day of the Collection Period immediately preceding such Determination Date over
(ii) (a) in the case of a Dealer whose unsecured long-term debt is rated at least A- or its equivalent by each Rating Agency that rates such debt, l% of the Pool Balance on the last day of such immediately preceding Collection Period and
(b) in the case of a Dealer whose unsecured long-term debt is rated less than A-or its equivalent by any Rating Agency that rates such debt or is not rated, 0.5% of such Pool Balance or, in the case of clause (a) or (b), if the Rating Agency Condition is satisfied, such larger percentage of such Pool Balance as is stated in the notice from each Rating Agency in connection with the satisfaction of such Rating Agency Condition.

          "Ineligible Account" shall mean an Account that at the time of
           ------------------
determination is not an Eligible Account.

          "Ineligible Amount" on any Determination Date shall mean the amount of
           -----------------
Ineligible Receivables included in the Trust on such Determination Date.

          "Ineligible Receivable" shall mean, without duplication, (i) any
           ---------------------
Receivable that arises in an Eligible Account, was not an Eligible Receivable at the time of its transfer to the Trust and was transferred to the Trust in accordance with Section 2.9, (ii) any Receivable that, at the time of its transfer to the Trust, has been SAU or NSF for more than 30 days and (iii) the aggregate of Receivables that, at the time of transfer of each such Receivable to the Trust, have been SAU or NSF for a period of one to 30 days but only to the extent that such aggregate amount exceeds 0.75% of the Pool Balance at the end of such Collection Period.

          "Initial Account" shall mean each individual revolving credit
           ---------------
arrangement established by DFS or an Approved Affiliate with a Dealer in connection with the Floorplan Business, Accounts Receivable Business, Asset Based Lending Business or the Unsecured Receivable Business which is identified in the computer file or microfiche or written list delivered to the Trustee on the first Closing Date by the Seller pursuant to Section 2.1.

          "Initial Invested Amount" shall mean, with respect to any Series and
           -----------------------
for any date, an amount equal to the initial invested amount specified in the related Supplement. The Initial Invested Amount for any Series may be increased or decreased from time to time as specified in the related Supplement.

          "Insolvency Event" shall mean any event specified in Section 9.1(b) or
           ----------------
9.1(c).

          "Insolvency Proceeds" shall have the meaning specified in Section
           -------------------
9.2(b).

          "Insurance Proceeds" with respect to an Account shall mean any amounts
           ------------------
received by the Servicer pursuant to any policy of insurance which are required to be paid to DFS pursuant to a Wholesale Financing Agreement, Accounts Receivable Financing Agreement, Asset Based Lending Financing Agreement or Unsecured Receivable Financing Agreement.

          "Internal Revenue Code" shall mean the Internal Revenue Code of 1986,
           ---------------------
as amended.

          "Invested Amount" shall mean, with respect to any Series and at the
           ---------------
time of determination thereof, an amount equal to the invested amount specified in the related Supplement at such time.

          "Investment Company Act" shall mean the Investment Company Act of
           ----------------------
1940, as amended.

          "Investor Certificateholder" shall mean the Person in whose name a
           --------------------------
Registered Certificate is registered in the Certificate Register or the bearer of any Bearer Certificate (or the Global Certificate, as the case may be) or Coupon.

          "Investor Certificates" shall mean any one of the certificates
           ---------------------
(including the Bearer Certificates, the Registered Certificates or any Global Certificate) executed by the Seller and authenticated by or on behalf of the Trustee, substantially in the form attached to the related Supplement, other than the Seller's Certificates.

          "Investors' Servicing Fee" shall mean the portion of the Servicing Fee
           ------------------------
allocable to the Investor Certificateholders pursuant to the terms of the Supplements.

          "ITT Financial" shall mean ITT Financial Corporation, a Delaware
           -------------
corporation, and its successors in interest.

          "Lien" shall mean any security interest, mortgage, deed of trust,
           ----
pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, participation interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing; provided, however, that (i) any assignment permitted by Section 8.2,
           --------  -------
(ii) any Lien created by this Agreement, any Supplement or any Participation Agreement, (iii) any security interests in Products or Accounts Receivable that are subordinate to the security interests securing the related Receivables and
(iv) any inchoate lien that arises by operation of law, is not delinquent or due and affects collateral securing a Receivable (but does not encumber any Receivable) shall not be deemed to constitute a Lien.

          "Manager" shall mean the lead manager, manager or co-manager or person
           -------
performing a similar function with respect to an offering of Definitive Euro-Certificates.

          "Manufacturer" shall mean a Person engaged generally in the business
           ------------
of manufacturing or distributing Products for sale or lease to Dealers in the ordinary course of business.

          "Manufacturer Overconcentration" on any Determination Date shall mean,
           ------------------------------
with respect to all Accounts covered by a Floorplan Agreement with the same Manufacturer as obligor, the excess of (a) the aggregate of all amounts of Principal Receivables in such Accounts on the last day of the Collection Period immediately preceding such Determination Date that are covered by a Floorplan Agreement with such Manufacturer over (b) 15% of the Pool Balance on the last day of such immediately preceding Collection Period or, if the Rating Agency Condition is satisfied, such larger percentage of such Pool Balance as is stated in the notice from each Rating Agency in connection with the satisfaction of such Rating Agency Condition.

          "Miscellaneous Payments" shall mean, with respect to any Collection
           ----------------------
Period, the sum of (a) Adjustment Payments and Transfer Deposit Amounts on deposit in the Collection Account on the related Distribution Date and (b) Unallocated Principal Collections available to be treated as Miscellaneous Payments pursuant to Section 4.4 on such Distribution Date.

          "Monthly Payment Rate" shall mean, unless otherwise specified for a
           --------------------
Series in the related Supplement, for any Collection Period, the percentage derived from dividing the Principal Collections (without excluding therefrom the Discount Portions) collected during such Collection Period by the average daily aggregate balance of the Principal Receivables (without deducting therefrom the Discount Portions) for such Collection Period.

          "Monthly Servicing Fee" shall mean, with respect to any Series, the
           ---------------------
amount specified therefor in the related Supplement.

          "Moody's" shall mean Moody's Investors Service, Inc., or its
           -------
successor.

          "Net Loss Rate" shall mean, with respect to a Collection Period, the
           -------------
percentage derived from a fraction, the numerator of which is the aggregate of the net losses on Receivables (exclusive of the Ineligible Receivables) that were charged off during such Collection Period (i.e., gross losses less any recoveries (including recoveries from Collateral Security) received in such Collection Period in respect of charged off Receivables, whether such charge off occurred in such Collection Period or a prior Collection Period) and the denominator of which is the aggregate of the Principal Receivables (without deducting therefrom the Discount Portions) in the Trust at the beginning of such Collection Period.

          "Net Receivables Rate" shall mean, with respect to a Distribution Date
           --------------------
and unless otherwise specified for a Series in the related Supplement, (i) the weighted average of the interest rates borne by the Receivables during the second preceding Collection Period (interest payments on the Receivables at such rates being due and payable in the Collection Period preceding such Distribution
Date) plus (ii) the product of (x) the Monthly Payment Rate for the Collection
      ----
Period preceding such Distribution Date, (y) the Discount Factor for such Distribution Date and (z) twelve less (iii) 2% per annum, unless the Servicing
                                 ----
Fee has been waived for such Collection Period.

          "Non-Principal Collections" shall mean Collections of interest, all
           -------------------------
other non-principal charges (including insurance service fees and handling fees) and Discount Portions under the Receivables; provided that all Recoveries shall be Non-Principal Collections.

          "Non-Principal Receivables" with respect to any Account shall mean all
           -------------------------
amounts billed to the related Dealer in respect of interest and all other non-principal charges.

          "Notice Date" shall have the meaning specified in Section 2.5(c).
           -----------

          "NSF" shall mean, with respect to a Receivable, that a check in
           ---
payment of such Receivable has been returned because of insufficient funds and has not thereafter been paid.

          "Officers' Certificate" with respect to any corporation (in the case
           ---------------------
of the Seller, the Officers' Certificate shall be with respect to Deutsche FRI) shall mean, unless otherwise specified in this Agreement, a certificate signed by (a) the Chairman of the Board, Vice Chairman of the Board, President or any Vice President and (b) a Treasurer, Associate or Assistant Treasurer, Secretary or Assistant Secretary of such corporation.

          "Opinion of Counsel" shall mean a written opinion of counsel, who may
           ------------------
be counsel of the Seller or DFS and who shall be acceptable to the Trustee.

          "Overconcentration Amount" on any Determination Date shall mean the
           ------------------------
sum of the Asset Based Receivable Overconcentration, the A/R Receivable Overconcentration, the Dealer Overconcentrations, the Manufacturer Overconcentrations, the Product Line Overconcentrations and the Unsecured Receivable Overconcentration on such Determination Date.

          "Overconcentration Default Amount" on any Determination Date shall
           --------------------------------
mean the lesser of (a) the aggregate amount of Receivables which became Defaulted Receivables during such Collection Period and which arose in an Account that is included in the calculation of the Overconcentration Amount and
(b) the Overconcentration Amount on such Determination Date.

          "Participation Agreement" shall mean an agreement between DFS or an
           -----------------------
Approved Affiliate and a lender (i) pursuant to which DFS or such Approved Affiliate, as applicable, conveys to such lender an undivided interest in certain receivables that is pari passu in all respects (other than
                            ---- -----
nonsubordinated interest strips and fees) with the undivided interest retained by DFS or such Approved Affiliate, as applicable, and (ii) that satisfies the applicable requirements of the Receivables Contribution and Sale Agreement.

          "Participation Interest" shall mean the undivided interest, created
           ----------------------
pursuant to a Participation Agreement, in a receivable in which a Receivable represents the remaining undivided interest.

          "Permitted Transactions" shall have the meaning specified in Section
           ----------------------
2.6(f).

          "Person" shall mean any legal person, including any individual,
           ------
corporation, partnership, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.

          "Pool Balance" shall mean, as of the time of determination thereof,
           ------------
(a) the aggregate of Principal Receivables (without deducting therefrom the Discount Portion) in the Trust at such time (other than all Ineligible Receivables), multiplied by (b) 1 minus the Discount Factor.
              -------------       -----

          "Principal Collections" shall mean Collections under the Receivables
           ---------------------
other than Non-Principal Collections.

          "Principal Receivables" with respect to an Account shall mean amounts
           ---------------------
shown on the Servicer's records as Receivables (other than such amounts which represent Non-Principal Receivables and Discount Portions) payable by the related Dealer.

          "Principal Terms" shall mean, with respect to any Series:  (a) the
           ---------------
name or designation; (b) the initial principal amount (or method for calculating such amount); (c) the Certificate Rate (or method for the determination thereof); (d) the payment date or dates and the date or dates from which interest shall accrue; (e) the method for allocating Collections to Investor Certificateholders; (f) the designation of any Series Accounts and the terms governing the operation of any such Series Accounts; (g) the Monthly Servicing Fee and the Investors' Servicing Fee; (h) the Enhancement Provider for and terms of any form of Enhancement with respect thereto; (i) the terms on which the Investor Certificates of such Series may be exchanged for Investor Certificates of another Series, repurchased by the Seller or remarketed to other investors;
(j) the Termination Date; (k) the number of Classes of Investor Certificates of such Series and, if more than one Class, the rights and priorities of each such Class; (l) the extent to which the Investor Certificates of such Series will be issuable in temporary or permanent global form (and, in such case, the depositary for such Global Certificate or certificates, the terms and conditions, if any, upon which such Global Certificate may be exchanged, in whole or in part, for Definitive Certificates, and the manner in which any interest payable on a temporary or Global Certificate will be paid); (m) whether the Investor Certificates of such Series may be issued in bearer form and any limitations imposed thereon; (n) the priority of such Series with respect to any other Series; (o) whether such Series will be part of a group; and (p) any other terms of such Series.

          "Product Line Overconcentration" on any Determination Date shall mean,
           ------------------------------
with respect to Accounts created pursuant to Wholesale Financing Agreements, the excess of (a) the aggregate of all amounts of Principal Receivables in such Accounts that represent financing for a single Product line (according to DFS's classification system) on the last day of the Collection Period immediately preceding such Determination Date over (b) (i) 25% of the Pool Balance on the last day of such immediately preceding Collection Period if such Product line is not computers and related equipment and (ii) 40% of such Pool Balance if such Product line is computers and related equipment or, in the case of clause (i) or
(ii), if the Rating Agency Condition is satisfied, such larger percentage of such Pool Balance as is stated in the notice from each Rating Agency in connection with the satisfaction of such Rating Agency Condition.

          "Products" shall mean the commercial and consumer goods financed by
           --------
DFS or the related Approved Affiliate for Dealers pursuant to a Wholesale Financing Agreement.

          "Purchase Price" shall mean, with respect to any Receivable for any
           --------------
date on which such Receivable is to be purchased pursuant to Section 3.3, (a) an amount equal to the amount payable by the Dealer in respect thereof as reflected in the records of the Servicer as of the date of purchase plus (b) interest
                                                          ----
accrued (to the extent interest accrues on such Receivable) from the end of the last Collection Period in respect of which interest on such Receivable was billed by the Servicer, at a per annum rate equal to the rate being charged to the Dealer under the Wholesale Financing Agreement, Accounts Receivable Financing Agreement, Asset Based Lending Financing Agreement or Unsecured Receivable Financing Agreement, as the case may be, based on the actual number of days elapsed over a year of 360 days.

          "Rating Agency" shall mean, with respect to any outstanding Series or
           -------------
Class, each statistical rating agency selected by the Seller to rate the Investor Certificates of such Series or Class.

          "Rating Agency Condition" shall mean, with respect to any action, that
           -----------------------
each Rating Agency shall have notified the Seller, the Servicer and the Trustee in writing that such action will not result in a reduction or withdrawal of the rating of any outstanding Series or Class with respect to which it is a Rating Agency.

          "Reassignment" shall have the meaning specified in Section 2.7(c).
           ------------

          "Receivables" shall mean, with respect to an Account, all amounts
           -----------
payable (including interest, finance charges and other charges), and the obligation to pay such amounts, by the related Dealer from time to time in respect of advances made by DFS or the related Approved Affiliate to or on behalf of such Dealer in connection with the Floorplan Business, the Accounts Receivable Business, the Asset Based Lending Business or the Unsecured Receivables Business, as the case may be, together with the group of writings evidencing such amounts and the security interest created in connection therewith and all of the rights, remedies, powers and privileges thereunder (including under the related Financing Agreement); provided that if a Participation Interest has been created in respect of such Account, the amounts so payable by the related Dealer that are allocable to such

Participation Interest shall not be part of the "Receivables" in respect of such Account. A Receivable that, prior to its transfer to the Seller, was subject to a participation from Deutsche BSC in favor of DFS shall be considered a Receivable hereunder. Receivables which become Defaulted Receivables will cease to be included as Receivables on the day on which they become Defaulted Receivables. Delayed Funding Receivables will cease to be included as Receivables on the day on which an Insolvency Event in respect of DFS occurs, whether or not such Delayed Funding Receivables are funded after the occurrence of such Insolvency Event. Receivables which DFS or the related Approved Affiliate is unable to transfer to the Seller pursuant to the Receivables Contribution and Sale Agreement or which the Seller is unable to transfer to the Trust as provided in Section 2.6(b) and Receivables which arise in Designated Accounts from and after the related Removal Commencement Date shall not be included in calculating the amount of Receivables.

          "Receivables Contribution and Sale Agreement" shall mean the agreement
           -------------------------------------------
between DFS, Deutsche BSC and the Seller, in substantially the form attached hereto as Exhibit I, governing the terms and conditions upon which the Seller is acquiring the initial Receivables transferred to the Trust on the Closing Date and all Receivables acquired thereafter, as the same may from time to time be amended, modified or otherwise supplemented.

          "Record Date" shall mean, with respect to any Distribution Date, the
           -----------
close of business on the day preceding such Distribution Date; provided that with respect to any Distribution Date for a Series for which Definitive Certificates have been issued pursuant to Section 6.10, subsequent to the issuance of such Definitive Certificates the Record Date for such Distribution Date shall be the last day of the month preceding the month in which such Distribution Date occurs.

          "Records" shall mean, with respect to any Receivable, all documents,
           -------
books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) relating to such Receivable and the related Dealer.

          "Recoveries" on any Determination Date shall mean all amounts
           ----------
received, including Insurance Proceeds, by the Servicer during the Collection Period immediately preceding such Determination Date with respect to Receivables which have previously become Defaulted Receivables.

          "Reference Rate" shall mean the per annum rate of interest, if any,
           --------------
designated from time to time by DFS or the related Approved Affiliate, as applicable, to a Wholesale

Financing Agreement, A/R Financing Agreement, Asset Based Lending Financing Agreement or Unsecured Receivable Financing Agreement.

          "Registered Certificateholder" shall mean the Holder of a Registered
           ----------------------------
Certificate.

          "Registered Certificates" shall have the meaning specified in Section
           -----------------------
6.1.

          "Related Documents" shall mean, collectively, the Receivables
           -----------------
Contribution and Sale Agreement and, with respect to any Series, any applicable Enhancement Agreement.

          "Removal Commencement Date" shall have the meaning specified in
           -------------------------
Section 2.8(a).

          "Removal Date" shall have the meaning specified in Section 2.7(b).
           ------------

          "Removal Notice" shall have the meaning specified in Section 2.7(b).
           --------------

          "Removed Account" shall have the meaning specified in Section 2.7(b).
           ---------------

          "Required Participation Amount" shall mean, at any time of
           -----------------------------
determination, an amount equal to (a) the sum of the amounts for each Series obtained by multiplying the Required Participation Percentage for such Series by the Initial Invested Amount for such Series at such time plus (b) the Trust Available Subordinated Amount on the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date following such Determination Date).

          "Required Participation Percentage" shall mean, with respect to any
           ---------------------------------
Series, the percentage specified therefor in the related Supplement.

          "Requirements of Law" for any Person shall mean the certificate of
           -------------------
incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether Federal, state or local (including usury laws and the Federal Truth in Lending Act).

          "Responsible Officer" shall mean any officer of the Trustee with
           -------------------
direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with that relevant subject.

          "Revolving Period" shall mean with respect to any Series, the period
           ----------------
specified as such in the related Supplement.

          "SAU" shall mean, with respect to a Receivable, that if such
           ---
Receivable was originally secured by a security interest in a Product, such Product has been sold and such Receivable is not paid in full.

          "Seller" shall mean Deutsche FRLP.
           ------

          "Seller's Certificates" shall mean, collectively, the Deutsche FRLP
           ---------------------
Certificate and any outstanding Supplemental Certificates.

          "Seller's Interest" shall have the meaning specified in Section 4.1.
           -----------------

          "Seller's Participation Amount" shall mean, at any time of
           -----------------------------
determination, an amount equal to the Pool Balance at such time minus the aggregate Invested Amounts for all outstanding Series at such time.

          "Series" shall mean any series of Investor Certificates.
           ------

          "Series Account" shall mean any deposit, trust, escrow, reserve or
           --------------
similar account maintained for the benefit of the Investor Certificateholders of any Series or Class, as specified in any Supplement.

          "Series Cut-Off Date" shall mean, with respect to any Series, the date
           -------------------
specified as such in the related Supplement.

          "Series Issuance Date" shall mean, with respect to any Series, the
           --------------------
date on which the Investor Certificates of such Series are to be originally issued in accordance with Section 6.3 and the related Supplement.

          "Series 1994-1" shall mean the series of Investor Certificates issued
           -------------
and designated as "Series 1994-1".

          "Servicer" shall initially mean DFS, in its capacity as Servicer under
           --------
this Agreement, and after any Service Transfer, the Successor Servicer.

          "Servicer Default" shall have the meaning specified in Section 10.1.
           ----------------

          "Service Transfer" shall have the meaning specified in Section 10.1.
           ----------------

          "Servicing Fee" shall have the meaning specified in Section 3.2.
           -------------

          "Servicing Officer" shall mean any officer of the Servicer involved
           -----------------
in, or responsible for, the administration and servicing of the Receivables whose name appears on a list of servicing officers furnished to the Trustee by the Servicer as such list may from time to time be amended.

          "Standard & Poor's" shall mean Standard & Poor's Ratings Services, a
           -----------------
Division of The McGraw Hill Companies, Inc., or its successor.

          "Successor Servicer" shall have the meaning specified in Section
           ------------------
10.2(a).

          "Supplement" shall mean, with respect to any Series, a supplement to
           ----------
this Agreement, executed and delivered in connection with the original issuance of the Investor Certificates of such Series pursuant to Section 6.3, and all amendments thereof and supplements thereto.

          "Supplemental Certificate" shall have the meaning specified in Section
           ------------------------
6.3.

          "Tax Opinion" shall mean, with respect to any action, an Opinion of
           -----------
Counsel to the effect that, for Federal income and Missouri state income and franchise tax purposes, (a) such action will not adversely affect the characterization of the Investor Certificates of any outstanding Series or Class as debt or as partnership interests, (b) such action will not cause or constitute a taxable event with respect to any Investor Certificateholders or the Trust and (c) in the case of Section 6.3(b), each Class of the Investor Certificates of the new Series will be characterized as debt or as partnership interests.

          "Termination Date" shall mean, with respect to any Series, the
           ----------------
termination date specified in the related Supplement.

          "Termination Notice" shall have the meaning specified in Section 10.1.
           ------------------

          "Termination Proceeds" shall have the meaning specified in Section
           --------------------
12.2(c).

          "Transfer Agent and Registrar" shall have the meaning specified in
           ----------------------------
Section 6.4.

          "Transfer Date" shall have the meaning specified in Section 2.1.
           -------------

          "Transfer Deposit Amount" shall mean, with respect to any Receivable
           -----------------------
reassigned or assigned to the Seller or the Servicer, as applicable, pursuant to
Section 2.4(c) or Section 3.3, the amounts specified in such Sections.

          "Trust" shall mean the Deutsche Floorplan Receivables Master Trust
           -----
created by this Agreement, formerly known as the ITT Floorplan Receivables Master Trust, the corpus of which shall consist of the Trust Assets.

          "Trust Assets" shall have the meaning specified in Section 2.1.
           ------------

          "Trust Available Subordinated Amount" shall mean, at any time of
           -----------------------------------
determination, the sum of the Available Subordinated Amounts, if any, for all outstanding Series at such time.

          "Trustee" shall mean The Chase Manhattan Bank, or its successor in
           -------
interest, or any successor trustee appointed as herein provided.

          "Trust Incremental Subordinated Amount" on any Determination Date
           -------------------------------------
shall mean the excess, if any, of (a) the Overconcentration Amount on such Determination Date over (b) the Incremental Default Amount for such
                   ----
Determination Date.

          "Trust Invested Amount" shall mean, at any time of determination, the
           ---------------------
sum of the Invested Amounts for all outstanding Series at such time.

          "Trust Termination Date" shall have the meaning specified in Section
           ----------------------
12.1.

          "UCC" shall mean the Uniform Commercial Code, as amended from time to
           ---
time, as in effect in any specified jurisdiction.

          "Unallocated Principal Collections" shall have the meaning specified
           ---------------------------------
in Section 4.4.

          "Unsecured Receivable Business" shall mean the unsecured extensions of
           -----------------------------
credit made by DFS or the related Approved Affiliate to Dealers.

          "Unsecured Receivable Financing Agreement" shall mean an unsecured
           ----------------------------------------
financing agreement entered into by DFS or the related Approved Affiliate with a Dealer in connection with its

Unsecured Receivable Business with such Dealer, as amended or modified from time to time.

          "Unsecured Receivable Overconcentration" on any Determination Date
           --------------------------------------
shall mean, without duplication, the sum of (i) the excess of (a) the aggregate of all amounts of Principal Receivables in Accounts created pursuant to Unsecured Receivable Financing Agreements on the last day of the Collection Period immediately preceding such Determination Date over (b) 3% of the Pool Balance on the last day of such immediately preceding Collection Period or, if the Rating Agency Condition is satisfied, such larger percentage of such Pool Balance as is stated in the notice from each Rating Agency in connection with the satisfaction of such Rating Agency Condition and (ii) the aggregate of the Individual Unsecured Receivable Overconcentrations for such Determination Date.

          "Unsecured Receivables" shall mean Receivables arising from the
           ---------------------
Unsecured Receivable Business.

          "Vice President" when used with respect to the Seller and Servicer
           --------------
shall mean any vice president (in the case of the Seller, a vice president of Deutsche FRI) whether or not designated by a number or word or words added before or after the title "vice president".

          "Wholesale Financing Agreement" shall mean a wholesale financing
           -----------------------------
agreement entered into by DFS or the related Approved Affiliate and a Dealer in order to finance Products purchased by such Dealer from a Manufacturer, as amended or modified from time to time.

           SECTION 1.2  Other Definitional Provisions.
                        -----------------------------

          (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

          (b) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

          (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation."

          (d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

          SECTION 1.3  Provisions Relating to Rating Agencies. Provisions in
                       --------------------------------------
this Agreement relating to Standard & Poor's, Moody's, Fitch, Duff & Phelps or a Rating Agency shall be effective only so long as there is a Series of Investor Certificates outstanding that has been rated by such Rating Agency at the request of the Seller. By way of illustration and not limitation of the foregoing, if no Series of Investor Certificates then outstanding has been rated at the request of the Seller by Fitch, a notice required hereunder to be given to a Rating Agency need not be given to Fitch and an Eligible Institution need not have its debt or certificates of deposit rated by Fitch.

                                  ARTICLE II

                           Conveyance of Receivables
                           -------------------------

          SECTION 2.1  Conveyance of Receivables. By execution of this
                       -------------------------
Agreement, the Seller does hereby sell, transfer, assign, set over and otherwise convey, without recourse (except as expressly provided herein), to the Trust for the benefit of the Certificateholders and the other Beneficiaries on the first Closing Date, in the case of the Initial Accounts, and on the applicable Addition Date, in the case of Additional Accounts, (a) all of its right, title and interest in, to and under the Receivables in each Account and all Collateral Security with respect thereto owned by the Seller at the close of business on the Cut-Off Date, in the case of the Initial Accounts, and on the applicable Additional Cut-Off Date, in the case of Additional Accounts, and all monies due or to become due and all amounts received with respect thereto and all proceeds (including "proceeds" as defined in Section 9-306 of the UCC as in effect in the State of Missouri and Recoveries) thereof, (b) all of the Seller's rights, remedies, powers and privileges with respect to such Receivables, and the Receivables conveyed to the Trust in the next sentence, under the related Floorplan Agreements, if any, and (c) all of the Seller's rights, remedies, powers and privileges with respect to such Receivables under the Receivables Contribution and Sale Agreement. As of each Business Day prior to the earlier of (i) the occurrence of an Early Amortization Event specified in Section 9.1(b), (c), (d) or (e) and (ii) the Trust Termination Date, on which Receivables are created in the Accounts (a "Transfer
                                                                       --------
Date"), the Seller does hereby sell, transfer, assign, set over and otherwise
----
convey, without recourse (except as expressly provided herein), to the Trust for the benefit of the Certificateholders and the other Beneficiaries, all of its right, title and interest in, to and under the Receivables in each Account (other than any Receivables created in any Designated Account from and after the applicable Removal Date) and all Collateral Security with respect thereto owned by the Seller at the close of business on such Transfer Date and not theretofore conveyed to the Trust, all monies due or to become due and all amounts received with respect thereto and all proceeds (including "proceeds" as defined in
Section 9-306 of the UCC as in effect in the State of Missouri and Recoveries) thereof. Such property, together with all monies on deposit in, and Eligible Investments credited to, the Collection Account or any Series Account, any Enhancements and the Collateral Security with respect to the Receivables shall collectively constitute the assets of the Trust (the "Trust Assets"). The
                                                      ------------
foregoing sale, transfer, assignment, set-over and conveyance and any subsequent sales, transfers, assignments, set-overs and conveyances do not constitute, and are not intended to result in, the creation or an assumption by the Trust, the Trustee, any Agent or any Beneficiary of any obligation of the Servicer, DFS, the Seller, or any other Person in connection with the Accounts, the Receivables or any Participation Interest or under any agreement or instrument relating thereto (including any Participation Agreement), including any obligation to any Dealers, Manufacturers, or owners of a Participation Interest and DFS and Deutsche BSC (and not any of the other foregoing Persons) shall continue to perform and be responsible for their respective obligations under the Financing Agreements, Floorplan Agreements, Participation Agreements and any related agreements and arrangements. The foregoing transfer, assignment, setover and conveyance to the Trust, and any subsequent transfer, assignment, setover and conveyance to the Trust, shall be made to the Trustee, on behalf of the Trust, and each reference in this Agreement or any Supplement to any such transfer, assignment, setover and conveyance shall be construed accordingly.

          In connection with such sales, the Seller agrees to record and file, at its own expense, a financing statement on form UCC-1 (and continuation statements when applicable) with respect to the Receivables now existing and hereafter created for the sale of chattel paper, accounts and general intangibles (as defined in Section 9-105 of the UCC as in effect in any state where the Seller's or DFS's chief executive offices or books and records relating to the Receivables are located) meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the sale and assignment of the Receivables and the other Trust Assets to the Trust, and to deliver a file-stamped copy of such financing statements or other evidence of such filing to the Trustee on or prior to the first Closing Date, in the case of the Initial Accounts, and (if any additional filing is so necessary) the applicable Addition Date, in the case of Additional Accounts. The Trustee shall be under no obligation whatsoever to file such financing statement, or a continuation statement to such financing statement, or to make any other filing under the UCC in connection with such sales.

          In connection with such sales, the Seller further agrees, at its own expense, on or prior to the first Closing Date, in the case of the Initial Accounts, the applicable Addition Date, in the case of Additional Accounts, and the applicable Removal Commencement Date, in the case of Removed Accounts, (a) to cause DFS to indicate in its books and records, which may include computer files, as required by the Receivables Contribution and Sale Agreement, that the Receivables created in connection with the Accounts (other than Removed Accounts) have been sold, and the Collateral Security assigned, to the Seller in accordance with the Receivables Contribution and Sale Agreement and sold to the Trust pursuant to this Agreement for the benefit of the Certificateholders and the other Beneficiaries and (b) to deliver to the Trustee (or cause DFS to do so) a computer file or microfiche or written list containing a true and complete list of all such Accounts (other than Removed Accounts) specifying for each such Account, as of the Cut-Off Date, in the case of the Initial Accounts, and the applicable Additional Cut-Off Date, in the case of Additional Accounts, (i) its account number and (ii) the aggregate amount of Principal Receivables in such Account. Such file or list, as supplemented from time to time to reflect Additional Accounts and Removed Accounts, shall be marked as Schedule 1 to this Agreement and is hereby incorporated into and made a part of this Agreement. The Trustee shall be under no obligation whatsoever to verify the accuracy or completeness of the information contained in Schedule 1 from time to time.

          In the event that such sale and assignment is deemed to constitute a pledge of security for a loan, it is the intent of this Agreement that the Seller shall be deemed to have granted to the Trustee a first priority perfected security interest in all of the Seller's right, title and interest to and under the Receivables and the Collateral Security and all proceeds thereof, the Floorplan Agreements and the Receivables Contribution and

Sale Agreement, and that this Agreement shall constitute a security agreement under applicable law.

          SECTION 2.2  Acceptance by Trustee. (a) The Trustee hereby
                       ---------------------
acknowledges its acceptance, on behalf of the Trust, of all right, title and interest previously held by the Seller to the property, now existing and hereafter created, conveyed to the Trust pursuant to Section 2.1 and declares that, subject to the terms and conditions hereof and of any Supplement, it shall maintain such right, title and interest, upon the trust herein set forth, for the benefit of the Certificateholders and the other Beneficiaries. The Trustee further acknowledges that, prior to or simultaneously with the execution and delivery of this Agreement, the Seller delivered to the Trustee the computer file or microfiche or written list which the Seller represented as being the computer file or list relating to the Initial Accounts described in the last paragraph of Section 2.1.

          (b) The Trustee shall have no power to create, assume or incur indebtedness or other liabilities in the name of the Trust other than as contemplated in this Agreement.

          SECTION 2.3  Representations and Warranties of the Seller Relating to
                       --------------------------------------------------------
the Seller and the Agreement. The Seller hereby represents and warrants to the
----------------------------
Trust and to the Trustee as of each Closing Date that:

          (a) Organization and Good Standing. The Seller is a limited
              ------------------------------
partnership duly organized and validly existing and in good standing under the law of the State of Delaware and has, in all material respects, full power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement and to execute and deliver to the Trustee pursuant hereto the Certificates.

          (b) Due Qualification. The Seller is duly qualified to do business
              -----------------
and, where necessary, is in good standing as a foreign partnership (or is exempt from such requirement) and has obtained all necessary licenses and approvals in each jurisdiction in which the conduct of its business requires such qualification except where the failure to so qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations hereunder.

          (c) Due Authorization. The execution and delivery of this Agreement
              -----------------
and the applicable Supplement and the Related Documents and the execution and delivery to the Trustee of the Certificates by the Seller and the consummation of the transactions provided for or contemplated by this Agreement and the applicable Supplement and the Related Documents, have been duly authorized by the Seller by all necessary partnership action on the part of the Seller.

          (d) No Conflict. The execution and delivery of this Agreement, the
              -----------
applicable Supplement, the Related Documents and the Certificates, the performance of the transactions contemplated by this Agreement and the applicable Supplement and the Related Documents and the fulfillment of the terms hereof and thereof, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Seller is a party or by which it or its properties are bound.

          (e) No Violation. The execution and delivery of this Agreement, the
              ------------
applicable Supplement, the Related Documents and the Certificates, the performance of the transactions contemplated by this Agreement and the applicable Supplement and the Related Documents and the fulfillment of the terms hereof and thereof applicable to the Seller, will not conflict with or violate any material Requirements of Law applicable to the Seller.

          (f) No Proceedings. There are no proceedings or, to the best
              --------------
knowledge of the Seller, investigations pending or threatened against the Seller before any Governmental Authority (i) asserting the invalidity of this Agreement, the applicable Supplement, any of the Related Documents or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement and the applicable Supplement or the Related Documents, (iii) seeking any determination or ruling that, in the reasonable judgment of the Seller, would materially and adversely affect the performance by the Seller of its obligations under this Agreement and the applicable Supplement or the Related Documents, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement and the applicable Supplement, the Related Documents or the Certificates or (v) seeking to affect adversely the income tax attributes of the Trust under the United States Federal or any State income, single business or franchise tax systems.

          (g) All Consents Required. All appraisals, authorizations, consents,
              ---------------------
orders, approvals or other actions of any Person or of any governmental body or official required in connection with the execution and delivery of this Agreement, the applicable Supplement, the Related Documents and the Certificates, the performance of the transactions contemplated by this Agreement, the applicable Supplement and any of the Related

Documents, and the fulfillment of the terms hereof and thereof, have been obtained, except where the failure to so obtain such item will not have a material adverse effect on its ability to render such performance.

          (h) Enforceability. This Agreement and the applicable Supplement and
              --------------
the Related Documents each constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

          (i) Record of Accounts. As of the first Closing Date, in the case of
              ------------------
the Initial Accounts, as of the applicable Addition Date, in the case of the Additional Accounts, and, as of the applicable Removal Date, in the case of Removed Accounts, Schedule 1 to this Agreement is an accurate and complete listing in all material respects of all the Accounts as of the Cut-Off Date, the applicable Additional Cut-Off Date or the applicable Removal Date, as the case may be, and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of the Cut-Off Date, such applicable Additional Cut-Off Date or such Removal Date, as the case may be.

          (j) Valid Transfer. This Agreement or, in the case of Additional
              --------------
Accounts, the related Assignment constitutes a valid sale, transfer and assignment to the Trust of all right, title and interest of the Seller in the Receivables and the Collateral Security and the proceeds thereof and all of the Seller's rights, remedies, powers and privileges with respect to the Receivables under the Receivables Contribution and Sale Agreement and the related Financing Agreements and Floorplan Agreements, if any, and, upon the filing of the financing statements described in Section 2.1 with the Secretary of State of the State of Missouri and, in the case of the Receivables hereafter created and the proceeds thereof, upon the creation thereof, the Trust shall have a perfected ownership interest in such property, free of the Liens of any other Person, except for Liens permitted under Section 2.6(a). Except as otherwise provided in this Agreement, neither the Seller nor any Person claiming through or under the Seller has any claim to or interest in the Trust Assets.

          The representations and warranties set forth in this Section 2.3 shall survive the transfer and assignment of the Receivables to the Trust and the issuance of the Certificates. Upon discovery by the Seller, the Servicer, any Agent or any

Responsible Officer of the Trustee of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties, any Agent and to any Enhancement Providers.

          In the event of any breach of any of the representations and warranties set forth in this Section 2.3 having a material adverse effect on the interests of the Investor Certificateholders, then either the Trustee or the Holders of Investor Certificates evidencing not less than a majority in aggregate unpaid principal amount of all outstanding Investor Certificates, by notice then given in writing to the Seller (and to the Trustee, any Enhancement Providers and the Servicer if given by the Investor Certificateholders), may direct the Seller to purchase the Certificateholders' Interest within 60 days of such notice (or within such longer period as may be specified in such notice), and the Seller shall be obligated to make such purchase on a Distribution Date occurring within such 60-day period on the terms and conditions set forth below; provided, however, that no such purchase shall be required to be made if, by the
--------  -------
end of such 60-day period (or such longer period as may be specified), the representations and warranties set forth in this Section 2.3 shall be true and correct in all material respects, and any material adverse effect on the Certificateholders' Interest caused thereby shall have been cured.

          The Seller shall deposit in the Collection Account in immediately available funds on the Business Day preceding such Distribution Date, in payment for such purchase, an amount equal to the sum of the amounts specified therefor with respect to each outstanding Series in the related Supplement. Notwithstanding anything to the contrary in this Agreement, such amounts shall be distributed to the Investor Certificateholders on such Distribution Date in accordance with Article IV and the terms of each Supplement. If the Trustee or the Investor Certificateholders give notice directing the Seller to purchase the Certificateholders' Interest as provided above, the obligation of the Seller to purchase the Certificateholders' Interest pursuant to this Section 2.3 shall constitute the sole remedy respecting an event of the type specified in the first sentence of this Section 2.3 available to the Investor Certificateholders (or the Trustee on behalf of the Investor Certificateholders).

          SECTION 2.4  Representations and Warranties of the Seller Relating to
                       --------------------------------------------------------
the Receivables. (a) Representations and Warranties. The Seller hereby
---------------      ------------------------------
represents and warrants to the Trustee and the Trust that:

               (i) Each Receivable and all other Trust Assets existing on the first Closing Date or, in the case of

          Additional Accounts, on the applicable Addition Date, and on each Transfer Date, has been conveyed to the Trust free and clear of any Lien.

               (ii) With respect to each Receivable and all other Trust Assets existing on the first Closing Date or, in the case of Additional Accounts, on the applicable Addition Date, and on each Transfer Date, all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Seller in connection with the conveyance of such Receivable or other Trust Assets to the Trust have been duly obtained, effected or given and are in full force and effect.

               (iii) On the Cut-Off Date and each Closing Date, each Initial Account is an Eligible Account (or, in the case of Additional Accounts, on the applicable Additional Cut-Off Date) and the date the related Receivables are transferred to the Trust, each such Account or Additional Account was or is an Eligible Account or if it was or is an Ineligible Account on such date, such Account is being removed from the Trust in accordance with Section 2.8.

               (iv) On the first Closing Date, in the case of the Initial Accounts, and, in the case of the Additional Accounts, on the applicable Additional Cut-Off Date, and on each Transfer Date, each Receivable conveyed to the Trust on such date is an Eligible Receivable or, if such Receivable is not an Eligible Receivable, such Receivable is conveyed to the Trust in accordance with Section 2.9.

          (b)  Notice of Breach. The representations and warranties set forth in
               ----------------
this Section 2.4 shall survive the transfer and assignment of the Receivables to the Trust and the issuance of the Certificates. Upon discovery by the Seller, the Servicer, any Agent or a Responsible Officer of the Trustee of a breach of any of the representations and warranties set forth in this Section 2.4, the party discovering such breach shall give prompt written notice to the other parties and to any Enhancement Providers.

          (c)  Reassignment. In the event any representation or warranty under
               ------------
Section 2.4(a) is not true and correct as of the date specified therein with respect to any Receivable or Account and such breach has a material adverse effect on the Certificateholders' Interest in any such Receivable or Account, then, within 30 days (or such longer period as may be agreed to by the Trustee) of the earlier to occur of the discovery of any such event by the Seller or the Servicer, or receipt by the Seller or the Servicer of written notice of any such event given by the Trustee, any Agent or any Enhancement Provider, the Seller shall accept a reassignment of such Receivable or, in the case of such an untrue representation or warranty with respect to an Account, all Receivables in such Account, on the Determination Date immediately succeeding the day of such discovery or notice on the terms and conditions set forth in the next succeeding paragraph; provided, however, that no such
                                        --------  -------
reassignment shall be required to be made with respect to such Receivable if, by the end of such 30-day period (or such longer period as may be agreed to by the Trustee), the breached representation or warranty shall then be true and correct in all material respects and any material adverse effect caused thereby shall have been cured.

          The Seller shall accept a reassignment of each such Receivable by directing the Servicer to deduct, subject to the next sentence, the principal amount of such Receivables (exclusive of their Discount Portions) from the Pool Balance on or prior to the end of the Collection Period in which such reassignment obligation arises. If, following such deduction, the Pool Balance would be less than the Required Participation Amount on the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date following such Determination Date), then not later than 12:00 noon New York City time on the day on which such reassignment occurs, the Seller shall deposit in the Collection Account in immediately available funds the amount (the "Transfer
                                                                       --------
Deposit Amount") by which the Pool Balance would be less than the Required
--------------
Participation Amount (up to the principal amount of such Receivables exclusive of the Discount Portions thereof); provided that if the Transfer Deposit Amount
                                   --------
is not deposited as required by this sentence, then the amounts to be deducted in respect of such Receivables shall only be deducted from the Pool Balance to the extent that the Pool Balance is not reduced below the Required Participation Amount and the Receivables, the amounts to be deducted in respect of which have not been so deducted, shall not be reassigned to the Seller and shall remain part of the Trust. Upon reassignment of any such Receivable, but only after payment by the Seller of the Transfer Deposit Amount, if any, the Trust shall automatically and without further action be deemed to sell, transfer, assign, set over and otherwise convey to the Seller, without recourse, representation or warranty, all the right, title and interest of the Trust in and to such Receivable, all Collateral Security and all moneys due or to become due with respect thereto and all proceeds thereof. The Trustee shall execute such documents and instruments of transfer or assignment as shall be furnished by the Seller and shall take such other actions as shall reasonably be requested by the Seller, to effect the conveyance of such

Receivables pursuant to this Section. The obligation of the Seller to accept a reassignment of any such Receivable and to pay any related Transfer Deposit Amount shall constitute the sole remedy respecting the event giving rise to such obligation available to Certificateholders (or the Trustee on behalf of Certificateholders).

          SECTION 2.5  Addition of Accounts. (a) If, as of the close of
                       --------------------
business on the last day of any Collection Period, (i) the Pool Balance (for purposes of this paragraph, determined by excluding from the calculation thereof all Delayed Funding Receivables) on such day is less than the Required Participation Amount as of the following Distribution Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such Distribution Date), or (ii) the result obtained by multiplying (x) the Seller's Participation Amount (for purposes of this paragraph, determined by using the Pool Balance as determined in accordance with this paragraph) as of the following Distribution Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such Distribution Date), by (y) the percentage equivalent of the portion of the Seller's Interest represented by the Deutsche FRLP Certificate, is less than 5% of the Pool Balance on such last day, then the Seller shall, within 10 Business Days following the end of such Collection Period, designate and transfer to the Trust the Receivables (and the related Collateral Security) of additional Eligible Accounts of the Seller to be included as Accounts in a sufficient amount such that after giving effect to such addition (i) the Pool Balance (determined in accordance with this paragraph) as of the close of business on the Addition Date is at least equal to such Required Participation Amount and (ii) the result obtained by multiplying (x) such Seller's Participation Amount (determined in accordance with this paragraph) by (y) the percentage equivalent of the portion of the Seller's Interest represented by the Deutsche FRLP Certificate, is at least equal to 5% of such Pool Balance, as the case may be. The Seller shall satisfy the conditions specified in Section 2.5(d) in designating such Additional Accounts and conveying the related Receivables to the Trust. The failure of the Seller to transfer Receivables to the Trust as provided in this paragraph solely as a result of the unavailability of a sufficient amount of Eligible Receivables shall not constitute a breach of this Agreement; provided,
                                                                      --------
however, that any such failure will nevertheless result in the occurrence of an
-------
Early Amortization Event described in Section 9.1(a).

          (b) The Seller may from time to time, at its sole discretion, subject to the conditions specified in paragraph (d) below, voluntarily designate additional Eligible Accounts to be included as Accounts and transfer to the Trust the Receivables

(and the related Collateral Security) of such Additional Accounts.

          (c) Receivables and Collateral Security from such Additional Accounts shall be sold to the Trust effective on a date (each an "Addition Date")
                                                         -------------
specified in a written notice provided by the Seller (or the Servicer on its behalf) to the Trustee, the Rating Agencies, any Agent and any Enhancement Providers specifying the Additional Cut-Off Date and the Addition Date for such Additional Accounts (each an "Addition Notice") on or before the fifth Business
                              ---------------
Day but not more than the 30th day prior to the related Addition Date or, if the Automatic Addition Condition is satisfied, on the Determination Date following the Collection Period in which such Addition Dates occur (the "Notice Date").
                                                               -----------
An Addition Notice may relate to one or more Accounts added on one or more Addition Dates.

          (d) The Seller shall be permitted to convey to the Trust the Receivables and all Collateral Security related thereto in any Additional Accounts designated by the Seller as such pursuant to Section 2.5(a) or (b) only upon satisfaction of each of the following conditions on or prior to the related Addition Date (except for the condition in clause (vii), if applicable, which shall be satisfied on or before the tenth Business Day after the applicable Notice Date):

              (i) the Seller shall have provided the Trustee, any Agent, the Rating Agencies and any Enhancement Providers with a timely Addition Notice;

              (ii)  such Additional Accounts shall all be Eligible Accounts;

              (iii) the Seller shall have delivered to the Trustee a duly executed written assignment (including an acceptance by the Trustee) in substantially the form of Exhibit B (the "Assignment") covering the
                                                       ----------
          Receivables in the Accounts specified in the Addition Notice and the computer file or microfiche or written list required to be delivered pursuant to Section 2.1;

              (iv) the Seller shall, to the extent required by Section 4.3, have deposited in the Collection Account all Collections with respect to such Additional Accounts since the Additional Cut-Off Date;

              (v) (A) no selection procedures reasonably believed by the Seller to be adverse to the interests of the Beneficiaries shall have been used in selecting such Additional Accounts; (B) the list of Additional Accounts delivered pursuant to clause (iii) above shall be true and correct in all material respects as of the Additional Cut-Off Date and (C) as of each of the Notice Date and the Addition Date, neither DFS nor the Seller shall have been insolvent nor shall any of them have been made insolvent by such transfer nor shall any of them be aware of any pending insolvency;

              (vi) if the Automatic Addition Condition is not satisfied with respect to such addition, the Rating Agency Condition shall have been satisfied with respect to such addition;

              (vii) If (A) one or more of the Additional Accounts specified in such Addition Notice will contain Receivables secured by a security interest in a type of Product that has not been previously financed in the Floorplan Business or (B) one or more of the Additional Accounts is supported by a Floorplan Agreement with a Manufacturer that, as of the related Addition Date, is not an Existing Manufacturer, then, whether or not the Automatic Condition is satisfied, the Rating Agency Condition shall have been satisfied in respect of the addition of each Additional Account specified in clauses (A) and (B) on or prior to the related Addition Date;

              (viii) the addition of the Receivables arising in such Additional Accounts shall not result in the occurrence of an Early Amortization Event;

              (ix) the Seller shall have delivered to the Trustee and any Enhancement Providers a certificate of a Vice President or more senior officer confirming (A) the items set forth in paragraphs (ii) through
          (vii) above and (B) that the Seller reasonably believes that the addition of the Receivables arising in such Additional Accounts will not result in the occurrence of an Early Amortization Event; and

              (x) the Seller shall have delivered to the Trustee and any Enhancement Providers (A) an Opinion of Counsel with respect to the Receivables in the Additional Accounts added since the last delivery of such Opinion substantially in the form of Exhibit G-2 and (B) except in the case of an addition required by Section 2.5(a), a Tax Opinion with respect to such addition; provided that if such Opinion of Counsel and Tax Opinion are required to be delivered, they shall be from outside counsel no less frequently than quarterly; provided
                                                                  --------
          further that, unless the Rating Agency Condition is satisfied, such Opinion of Counsel and Tax

          Opinion shall be from outside counsel if the rating of the unsecured long-term debt of the parent of DFS or, if DFS does not have a parent, DFS is below investment grade.

          (e) The Seller hereby represents and warrants as of the applicable Addition Date as to the matters set forth in Section 2.5(d)(v). Upon discovery by the Seller, the Servicer, any Agent, a Responsible Officer of the Trustee or any Enhancement Providers of a breach of the foregoing representations and warranties, the party discovering the breach shall give prompt written notice to the other parties, to any Agent and to any Enhancement Providers.

          (f) Notwithstanding anything in this Section 2.5 to the contrary, the additions of Additional Accounts pursuant to Section 2.5(b) on or prior to the Closing Date for Series 1994-1 need not satisfy clause (i), (vi), (vii) or (x) of Section 2.5(d).

          SECTION 2.6  Covenants of the Seller. The Seller hereby covenants
                       -----------------------
that:

          (a)  No Liens. Except for the conveyances hereunder or as provided in
               --------
Section 6.3(c), the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on, any Receivable or any other Trust Asset, whether now existing or hereafter created, or any interest therein, or the Seller's interest or the Seller's Certificates and the Seller shall defend the right, title and interest of the Trust in, to and under the Receivables and the other Trust Assets, whether now existing or hereafter created, and such rights, remedies, powers and privileges, against all claims of third parties claiming through or under the Seller.

          (b)  Account Allocations. In the event that the Seller is unable for
               -------------------
any reason to transfer Receivables to the Trust, then the Seller agrees that it shall allocate, after the occurrence of such event, payments on each Account with respect to the principal balance of such Account first to the oldest principal balance of such Account and to have such payments applied as Collections in accordance with the terms of this Agreement. The parties hereto agree that Non-Principal Receivables, whenever created, accrued in respect of Principal Receivables which have been conveyed to the Trust shall continue to be a part of the Trust notwithstanding any cessation of the transfer of additional Principal Receivables to the Trust and Collections with respect thereto shall continue to be allocated and paid in accordance with the terms of this Agreement.

          (c) Delivery of Collections.  In the event that the Seller, DFS or any
              -----------------------
Affiliate thereof receives payments in respect of Receivables, the Seller and DFS agree to pay or cause to be paid to the Servicer or any Successor Servicer all payments received thereby in respect of the Receivables as soon as practicable after receipt thereof, but in no event later than two Business Days after the receipt by the Seller, DFS or any Affiliate thereof.

          (d) Notice of Liens.  The Seller shall notify the Trustee promptly
              ---------------
after becoming aware of any Lien on any Receivable other than the conveyances hereunder and Participation Interests.

          (e) Compliance with Law.  The Seller hereby agrees to comply in all
              -------------------
material respects with all Requirements of Law applicable to the Seller.

          (f) Activities of the Seller.  The Seller will not engage in any
              ------------------------
business or activity of any kind or enter into any transaction other than (i) the businesses, activities and transactions contemplated and authorized by this Agreement or the Related Documents, (ii) acquiring, selling, financing, holding, assigning, pledging and otherwise dealing with receivables arising out of the financing of commercial and consumer products, accounts receivable and other assets and related activities and transactions or out of unsecured loans, (iii) transferring such receivables to trusts pursuant to a pooling and servicing agreement or similar agreement or arrangement, (iv) authorizing, selling and delivering any class of certificates or other securities of any such trust, (v) issuing, selling, authorizing and delivering one or more series and classes of bonds, notes or other evidences of indebtedness secured or collateralized by one or more pools of receivables or by certificates of any class issued by one or more trusts (collectively, the "Notes"), provided that the Seller shall have no
                                -----
liability under any Notes except to the extent of the one or more pools of receivables or the certificates securing or collateralizing such Notes, (vi) holding and enjoying all of the rights and privileges of any certificates issued by the trusts to the Seller under the related agreements and holding and enjoying all of the rights and privileges of any class of any series of Notes, including any class of Notes or certificates which may be subordinate to any other class of Notes or certificates, respectively, (vii) performing its obligations under the agreements and any indenture or other agreement (each, an "Indenture") pursuant to which any Notes are issued, (viii) engaging in any
 ---------
activity and exercising any powers permitted to limited partnerships under the laws of the State of Delaware that are related or incidental to the foregoing and necessary, convenient or advisable to accomplish the foregoing, and (ix) any other activity in connection with which the Rating Agency Condition has been satisfied (such businesses, activities and transactions, collectively, "Permitted
                                                        ---------
Transactions").
------------

          (g) Indebtedness. The Seller will not create, incur or assume any
              ------------
indebtedness or issue any securities or sell or transfer any receivables to a trust or other Person which issues securities in respect of any such receivables, unless (i) any such indebtedness or securities have no recourse to any assets of the Seller other than the specified assets to which such indebtedness or securities relate and (ii) the Rating Agency Condition shall have been satisfied in connection therewith prior to the incurrence or issuance thereof.

          (h) Guarantees. The Seller will not become or remain liable, directly
              ----------
or contingently, in connection with any indebtedness or other liability of any other Person, whether by guarantee, endorsement (other than endorsements of negotiable instruments for deposit or collection in the ordinary course of business), agreement to purchase or purchase, agreement to supply or advance funds, or otherwise, except in connection with Permitted Transactions and unless the Rating Agency Condition shall have been satisfied with respect thereto.

          (i) Investments. The Seller will not make or suffer to exist any
              -----------
loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate, unless prior thereto the Rating Agency Condition shall have been satisfied with respect thereto; provided, however,
                                                          --------  -------
that the Seller shall not be prohibited under this Section 2.6(i) from making distributions to its partners.

          (j) Stock; Merger. The Seller will not (i) sell any general partner's
              -------------
interests in the Seller to any Person (other than Deutsche FRI), or enter into any transaction of merger or consolidation unless (A) the surviving Person of such merger or consolidation assumes all of the Seller's obligations under this Agreement, (B) the Seller shall have given the Rating Agencies and the Trustee at least 10 days' prior notice and the Rating Agency Condition shall have been satisfied with respect to such transaction and (C) such merger or consolidation does not conflict with any provisions of the partnership agreement of the Seller, or (ii) terminate, liquidate or dissolve itself (or suffer any termination, liquidation or dissolution), or (iii) acquire or be acquired by any Person, or (iv) otherwise make (or suffer) any material change in the organization of or method of conducting its business.

          (k) Agreements. The Seller will not become a party to, or permit any
              ----------
of its properties to be bound by, any indenture, mortgage, instrument, contract, agreement, lease or other undertaking, except this Agreement, the Related Documents and any document relating to a Permitted Transaction, or amend or modify its partnership agreement or cancel, terminate, amend, supplement, modify or waive any of the provisions of the Receivables Contribution and Sale Agreement or any of the other Related Documents or request, consent or agree to or suffer to exist or permit any such cancellation, termination, amendment, supplement, modification or waiver unless, in any such case, the Rating Agency Condition shall have been satisfied with respect thereto.

          SECTION 2.7  Removal of Eligible Accounts. (a) On each Determination
                       ----------------------------
Date the Seller shall have the right to remove Accounts, including all amounts then held by the Trust or thereafter received by the Trust in respect of the Accounts being removed from the Trust in the manner prescribed in Section 2.7(b). The termination of an Account by a Dealer upon such Dealer's payment in full of the related Account shall not be a removal of such Account under this
Section 2.7.

          (b) To remove Accounts, including all amounts then held by the Trust or thereafter received by the Trust in respect of the Accounts being removed, the Seller (or the Servicer on its behalf) shall take the following actions and make the following determinations:

              (i) not less than five Business Days prior to the Removal Date, furnish to the Trustee, any Agent, any Enhancement Providers and the Rating Agencies a written notice (the "Removal Notice") specifying the
                                                 --------------
          Determination Date (which may be the Determination Date on which such notice is given) on which removal of the Receivables of one or more Accounts (the "Removed Accounts") will occur (a "Removal Date");
                         ----------------                  ------------

              (ii) from and after such Removal Date, cease to transfer to the Trust any and all Receivables arising in such Removed Accounts;

              (iii) represent and warrant that the removal of any such Eligible Account on any Removal Date shall not, in the reasonable belief of the Seller, cause an Early Amortization Event to occur or cause the Pool Balance to be less than the Required Participation Amount;

              (iv) represent and warrant that no selection procedures reasonably believed by the Seller to be adverse to the interests of the Beneficiaries were utilized in selecting the Accounts to be removed;

              (v) satisfy the Rating Agency Condition with respect to such removal;

              (vi) deliver to the Trustee, each Rating Agency, any Agent and any Enhancement Providers a Tax Opinion, dated the Removal Date, with respect to such removal;

              (vii) on or before the related Removal Date, deliver to the Trustee, any Agent and any Enhancement Providers an Officers' Certificate confirming the items set forth in clauses (iii) through
          (v) above and confirming that the Seller reasonably believes that the removal of the Removed Accounts will not result in the occurrence of an Early Amortization Event; the Trustee may conclusively rely on such Officers' Certificate and shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying; and

              (viii) on or before the fifth Business Day after the Removal Date, furnish to the Trustee a computer file, microfiche list or other list of the Removed Accounts that were removed on the Removal Date, specifying for each Removed Account as of the date of the Removal Notice its number, the aggregate amount outstanding in such Removed Account and the aggregate amount of Principal Receivables therein and represent that such computer file, microfiche list or other list of the Removed Accounts is true and complete in all material respects.

No Accounts shall be so removed if such removal will result in a reduction or withdrawal of the rating of any outstanding Series or Class by the applicable Rating Agency.

          (c) Subject to Section 2.7(b), on the Removal Date with respect to any such Removed Account, such Removed Account shall be deemed removed from the Trust for all purposes. After the Removal Date and upon the written request of the Servicer, the Trustee shall deliver to the Seller a reassignment in substantially the form of Exhibit H (the "Reassignment").
                                          ------------

          SECTION 2.8  Removal of Ineligible Accounts. (a) On or prior to the
                       ------------------------------
tenth Business Day following the date on which an Account becomes an Ineligible Account (which date shall be deemed to be the "Removal Commencement Date"), the
                                               -------------------------
Seller shall commence removal of such Ineligible Account in the manner prescribed in Section 2.8(b).

          (b) With respect to each Account that becomes an Ineligible Account, the Seller (or the Servicer on its behalf) shall take the following actions and make the following determinations:

              (i) furnish to the Trustee, any Agent and any Enhancement Providers a Removal Notice specifying the Removal Commencement Date and the Ineligible Accounts to be removed (the "Designated Accounts");
                                                          -------------------

              (ii) determine on the Removal Commencement Date with respect to such Designated Accounts the aggregate balance of Principal Receivables in respect of each Designated Account (the "Designated
                                                                  ----------
          Balance") and amend Schedule 1 by delivering to the Trustee a computer
          -------
          file or microfiche or written list containing a true and complete list of the Removed Accounts specifying for each such Account, as of the Removal Commencement Date, its account number, the aggregate amount of Receivables outstanding in such Account and the Designated Balance;

              (iii) from and after such Removal Commencement Date, cease to transfer to the Trust any and all Receivables arising in such Designated Accounts;

              (iv) if such Account was an Ineligible Account at the time it was originally designated as an Account, from and after such Removal Commencement Date, allocate Collections of Principal Receivables in respect of each Designated Account, first to the oldest outstanding principal balance of such Designated Account, until the Removal Date with respect thereto; and

              (v) if such Account was an Ineligible Account at the time it was originally designated as an Account, on each Business Day from and after such Removal Commencement Date to and until the related Removal Date, allocate (A) to the Trust (to be further allocated pursuant to the terms of this Agreement), Defaulted Receivables and Collection of Non-Principal Receivables in respect of each Designated Account, based on the ratio of the aggregate amount of Principal Receivables in all Designated Accounts owned by the Trust on such Business Day to the total aggregate amount of Principal Receivables in all such Designated Accounts on such Business Day and (B) to the Seller, the remainder of the Defaulted Receivables and Collections of Non-Principal Receivables in all such Designated Accounts on such Business Day.

          (c) On the Removal Date with respect to any such Account to be removed, the Seller shall cease to allocate any Collections therefrom in accordance herewith and such Account shall be deemed a Removed Account. After the Removal Date and upon the written request of the Servicer, the Trustee shall deliver to the Seller a Reassignment; provided, however, that, notwithstanding
                                      --------  -------
any other provision of this Agreement, unless such Account was an Ineligible Account at the time it was originally designated as an Account, the Reassignment shall remove only the Account and shall not reassign any Receivable existing in such Account as of the related Removal Date.

          SECTION 2.9  Sale of Ineligible Receivables. The Seller shall sell to
                       ------------------------------
the Trust on each Transfer Date any and all Receivables arising in any Eligible Accounts that are Ineligible Receivables, provided that on the Cut-Off Date or,
                                          --------
in the case of Receivables arising in Additional Accounts, on the related Additional Cut-Off Date, and on the applicable Transfer Date, the Account in which such Receivables arise is an Eligible Account.

                                  ARTICLE III

                         Administration and Servicing
                         ----------------------------
                                of Receivables
                                --------------

          SECTION 3.1  Acceptance of Appointment and Other Matters Relating to
                       -------------------------------------------------------
the Servicer. (a) The Servicer shall service and administer the Receivables,
------------
shall collect payments due under the Receivables and shall charge-off as uncollectible Receivables, all in accordance with its customary and usual servicing procedures in effect from time to time for servicing wholesale receivables comparable to the Receivables which the Servicer services for its own account and in accordance with the Financing Guidelines; provided, however,
                                                             --------  -------
that (i) the Servicer shall change its policy for charging off wholesale receivables as totally uncollectible only upon satisfaction of the Rating Agency Condition and (ii) in respect of a Floorplan Agreement, the obligation of the related Manufacturer to repurchase repossessed Products may be modified and subject to various terms, but shall not be deleted; and provided, further, that
                                                        --------
if a Successor Servicer shall succeed to the duties of the Servicer, the Successor Servicer shall service the Receivables in accordance with standards that would be employed by a prudent lender in servicing comparable receivables for its own account. The Servicer shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing and subject to Section 10.1, the Servicer is hereby authorized and empowered, unless such power and authority is revoked by the Trustee on account of the occurrence of a Servicer Default pursuant to Section 10.1, (i) to instruct the Trustee to make withdrawals and payments from the Collection Account and any Series Account as set forth in this Agreement or any Supplement,
(ii) to instruct the Trustee to take any action required or permitted under any Enhancement, (iii) to execute and deliver, on behalf of the Trust for the benefit of the Certificateholders and the other Beneficiaries, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and, after the delinquency of any Receivable and to the extent permitted under and in compliance with applicable Requirements of Law, to commence enforcement proceedings (which, to the extent permitted by applicable law, may be in the name of the Servicer) with respect to such Receivables, (iv) to make any filings, reports, notices, applications, registrations with, and seek any consents or authorizations from, the Securities and Exchange Commission and any State securities authority on behalf of the Trust as may be necessary or advisable to comply with any Federal or State securities laws or reporting requirement, and (v) to delegate certain of its servicing, collection, enforcement and administrative duties hereunder with respect to the Accounts and the Receivables to any Person who agrees to conduct such duties in accordance with the Financing Guidelines (or such other standards required hereunder in the case of a Successor Servicer) and this Agreement; provided, however, that the
                                                  --------  -------
Servicer shall notify the Trustee, the Rating Agencies, any Agent and any Enhancement Providers in writing of any such delegation of its duties which is not in the ordinary course of its business, that no delegation will relieve the Servicer of its liability and responsibility with respect to such duties and that the Rating Agency Condition shall have been satisfied with respect to any such delegation. The Trustee shall execute and deliver to the Servicer any powers of attorney and other documents prepared by the Servicer and certified by a Servicing Officer as being reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

          (b) In the event that the Seller is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement (including by reason of the application of the provisions of Section 9.2 or any court of competent jurisdiction ordering that the Seller not transfer any additional Principal Receivables to the Trust) then, in any such event, the Servicer agrees (i) to give prompt written notice thereof to the Trustee, any Enhancement Providers, any Agent and each Rating Agency and (ii) that it shall in any such event allocate after the occurrence of such event, payments on each Account with respect to the principal balance of such Account first to the oldest principal balance of such Account, and to have such payments applied as Collections in accordance with

Section 4.2. The parties hereto agree that Non-Principal Receivables, whenever created, accrued in respect of Principal Receivables which have been conveyed to the Trust shall continue to be a part of the Trust notwithstanding any cessation of the transfer of additional Principal Receivables to the Trust and Collections with respect thereto shall continue to be allocated and paid in accordance with the terms of this Agreement.

          (c) The Servicer shall not, and any Successor Servicer shall not be obligated to, use separate servicing procedures, offices, employees or accounts for servicing the Receivables from the procedures, offices, employees and accounts used by the Servicer or such Successor Servicer in connection with servicing other wholesale receivables.

          (d) The Servicer shall comply with and perform its servicing obligations with respect to the Financing Agreements relating to the Accounts and the Financing Guidelines (except as otherwise provided in Section 3.1(a)), except insofar as any failure to so comply or perform would not materially and adversely affect the rights of the Trust or any of the Beneficiaries. Subject to compliance with all Requirements of Law and subject to Section 3.1(a), the Servicer (or DFS) may change the terms and provisions of the Wholesale Financing Agreements, the Floorplan Agreements, the Accounts Receivable Financing Agreements, the Asset Based Lending Financing Agreements or the Unsecured Receivable Financing Agreements or the Financing Guidelines in any respect (including the calculation of the amount or the timing of charge-offs and the rate of the finance charge assessed thereon), only if as a result of such change, in the reasonable judgment of the Servicer, no Early Amortization Event will occur.

          SECTION 3.2  Servicing Compensation. As full compensation for its
                       ----------------------
servicing activities hereunder and reimbursement for its expenses as set forth in the immediately following paragraph, the Servicer shall be entitled to receive the Servicing Fee on each Distribution Date on or prior to the Trust Termination Date payable in arrears. The "Servicing Fee" shall be the aggregate
                                           -------------
of the Monthly Servicing Fees specified in the Supplements. The Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for payment in accordance with the terms of the Supplements.

          The Servicer's expenses include the amounts due to the Trustee pursuant to Section 11.5 and the reasonable fees and disbursements of independent accountants and all other expenses (including costs of collection and legal fees) incurred by the Servicer in connection with its activities hereunder, and including all other fees and expenses of the Trust not expressly stated herein to be for the account of the Certificateholders.

The Servicer shall be required to pay such expenses for its own account, and shall not be entitled to any payment therefor other than the Servicing Fee. The Servicer will be solely responsible for all fees and expenses incurred by or on behalf of the Servicer in connection herewith and the Servicer will not be entitled to any fee or other payment from, or claim on, any of the Trust Assets (other than the Servicing Fee).

          SECTION 3.3  Representations, Warranties and Covenants of the
                       ------------------------------------------------
Servicer. (a) DFS, as Servicer, hereby makes, and any Successor Servicer by its appointment hereunder shall make, on each Closing Date (and on the date of any such appointment) the following representations, warranties and covenants:

              (i)   Organization and Good Standing. Such party is a corporation
                    ------------------------------
          duly organized, validly existing and in good standing under the applicable laws of the state of its incorporation and has, in all material respects, full corporate power, authority and legal rights to own its properties and conduct its wholesale receivable servicing business as such properties are presently owned and as such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement and the applicable Supplement.

              (ii)  Due Qualification. Such party is duly qualified to do
                    -----------------
          business and is in good standing as a foreign corporation (or is exempt from such requirements) and has obtained all necessary licenses and approvals in each jurisdiction in which the servicing of the Receivables as required by this Agreement requires such qualification except where the failure to so qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations hereunder and under each Supplement.

              (iii) Due Authorization. The execution, delivery, and performance
                    -----------------
          of this Agreement and the applicable Supplement has been duly authorized by such party by all necessary corporate action on the part thereof and are within its corporate powers.

              (iv)  Binding Obligation. This Agreement and each applicable
                    ------------------
          Supplement constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors' rights and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

              (v)    No Violation. The execution and delivery of this Agreement
                     ------------
          and the applicable Supplement by such party, the performance of the transactions contemplated by this agreement and the applicable Supplement and the fulfillment of the terms hereof and thereof applicable to such party will not conflict with or violate any Requirements of Law applicable to such party or conflict with, violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which such party is a party or by which it is bound.

              (vi)   No Proceedings. There are no proceedings or, to the best
                     --------------
          knowledge of such party, investigations, pending or threatened against such party before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement and the applicable Supplement, seeking any determination or ruling that, in the reasonable judgment of such party, would materially and adversely affect the performance by such party of its obligations under this Agreement and the applicable Supplement, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement and the applicable Supplement.

              (vii)  No Consents. No authorizations, consents, orders or
                     -----------
          approvals of or notices to or registrations or declarations or filings with any Governmental Authority are required to be obtained, effected or given by the Servicer in connection with the due execution and delivery of this Agreement and each Supplement by the Servicer and the performance of the transactions contemplated by this Agreement and each Supplement by the Servicer, except for those that have been duly obtained, effected or given and are in full force and effect.

              (viii) Compliance with Requirements of Law. Such party shall duly
                     -----------------------------------
          satisfy all obligations on its part to be fulfilled under or in connection with the Receivables and the Accounts, will maintain in effect all qualifications required under Requirements of Law in order to service properly the Receivables and the Accounts and will comply in all material respects with all Requirements of Law in connection with servicing the Receivables and the Accounts the failure to comply with which would have a material adverse effect on the interests of Beneficiaries.

              (ix)  No Rescission or Cancellation. Such party shall not permit
                    -----------------------------
          any rescission or cancellation of a Receivable except as ordered by a court of competent jurisdiction or other Governmental Authority; provided that this clause (ix) shall not prohibit a negotiated work-out of defaulted Receivables that enhances the Trust's recovery in respect of such Receivables.

              (x)   Protection of Beneficiaries Rights. Such party shall take no
                    ----------------------------------
          action, nor omit to take any action, which would impair the rights of Beneficiaries in the Receivables nor shall it reschedule, revise or defer payments due on any Receivable except in accordance with the Financing Guidelines (or other servicing standards required hereunder in the case of a Successor Servicer).

              (xi)  Negative Pledge.  Except for the conveyance hereunder to the
                    ---------------
          Trustee and the conveyances of Participation Interests permitted by the Receivables Contribution and Sale Agreement, the Servicer will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on, any Receivable sold and assigned to the Trust, whether now existing or hereafter created, or any interest therein, and the Servicer shall defend the rights, title and interest of the Trust in, to and under any Receivable sold and assigned to the Trust, whether now existing or hereafter created, against all claims of third parties claiming through or under the Seller or the Servicer.

          (b) Notice of Breach. The representations and warranties set forth in
              ----------------
this Section 3.3 shall survive the transfer and assignment of the Receivables to the Trust and the issuance of the Certificates. Upon discovery by the Seller, the Servicer or a Responsible Officer of the Trustee of a breach of any of the representations and warranties set forth in this Section 3.3, the party discovering such breach shall give prompt written notice to the other parties and to any Enhancement Providers.

          (c) Purchase. In the event any representation or warranty under
              --------
Section 3.3(a) (viii), (ix) or (x) is not true and
correct in any material respect as of the date specified therein with respect to any Receivable or Account and such breach has a material adverse effect on the Certificateholders' Interest in such Receivable, then, within 30 days (or such longer period as may be agreed to by the Trustee) of the earlier to occur of the discovery of any such event by the Seller or the Servicer, or receipt by the Seller or the Servicer of written notice of any such event given by the Trustee or any Enhancement Providers, the Servicer shall purchase such Receivable or, in the case of an untrue representation with respect to an Account, all Receivables in such Account, on the Determination Date immediately succeeding the expiration of such 30-day period on the terms and conditions set forth in the next succeeding paragraph; provided, however, that no such purchase shall be required
                      --------  -------
to be made with respect to such Receivable if, by the end of such 30-day period (or such longer period as may be agreed to by the Trustee) the breached representation or warranty shall then be true and correct in all material respects and any material adverse effect caused thereby shall have been cured. The Servicer shall effect such purchase by depositing in the Collection Account in immediately available funds an amount equal to the Purchase Price of such Receivable. Any such deposit of such Purchase Price into the Collection Account shall be considered a Transfer Deposit Amount and shall be applied in accordance with the terms of this Agreement.

          Upon each such payment of such Purchase Price, the Trust shall automatically and without further action be deemed to sell, transfer, assign, set over and otherwise convey to the Servicer, without recourse, representation or warranty (other than the representation that the Trustee has not sold, transferred or assigned an interest in the Receivables), all right, title and interest of the Trust in and to such Receivables, all monies due or to become due with respect thereto and all proceeds thereof and the related Collateral Security. The Trustee shall execute such documents and instruments of transfer or assignment and take such other actions as shall be reasonably requested and prepared by the Servicer to effect the conveyance of any such Receivables pursuant to this Section. The obligation of the Servicer to purchase such Receivables, and to make the deposits required to be made to the Collection Account as provided in the preceding paragraph, shall constitute the sole remedy respecting the event giving rise to such obligation available to Certificateholders or the Trustee on behalf of Certificateholders.

          SECTION 3.4  Reports and Records for the Trustee. On or before each
                       -----------------------------------
Distribution Date, with respect to each outstanding Series, the Servicer shall deliver to any Enhancement Providers, the Rating Agencies, the Trustee and each Investor Certificateholder a Distribution Date Statement for such

Distribution Date substantially in the form set forth in the related Supplement.

          SECTION 3.5  Annual Servicer's Certificate. The Servicer will deliver
                       -----------------------------
to the Rating Agencies, the Trustee, any Agent and any Enhancement Providers on or before April 30 of each calendar year, beginning with April 30, 1994, an Officer's Certificate substantially in the form of Exhibit C stating that (a) a review of the activities of the Servicer during the preceding calendar year (or part of the preceding calendar year in the case of the first Officers' Certificate) and of its performance under this Agreement was made under the supervision of the officer signing such certificate and (b) to the best of such officer's knowledge, based on such review, the Servicer has performed in all material respects its obligations under this Agreement and each Supplement throughout such year (or part of such year, as applicable), or, if there has been a material default in the performance of any such obligation, specifying each such default known to such officer and the nature and status thereof.

          SECTION 3.6  Annual Independent Public Accountants' Servicing Report.
                       -------------------------------------------------------
(a) The Servicer shall cause a firm of nationally recognized independent certified public accountants, who may also render other services to the Servicer or to the Seller, to deliver to the Trustee, the Rating Agencies, each Agent and each Enhancement Provider on or before April 30 of each year, beginning April 30, 1995, a report addressed to the Trustee, to the effect that they have examined certain documents and records relating to the servicing of Receivables under this Agreement and each Supplement, compared the information contained in the Servicer's certificates delivered pursuant to Section 3.4 for the preceding calendar year with such documents and records and that, on the basis of such examination, such accountants state that the servicing has been conducted in compliance with the terms and conditions as set forth in Article III and Article IV of this Agreement and the applicable provisions of each Supplement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement.

          (b) On or before March 31 of each calendar year, beginning with March 31, 1995, the Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or Seller) to furnish a report (addressed to the Trustee) to the Trustee, each Agent, the Servicer, each Rating Agency and each Enhancement Provider to the effect that they have compared the mathematical calculations of each amount set forth in the Distribution Date Statements delivered pursuant to Section 3.4 for the preceding calendar year with the Servicer's computer reports which were the source of such amounts and that on the basis of such comparison, such accountants are of the opinion that such amounts are in agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement.

          (c) A copy of each report provided pursuant to Section 3.4, 3.5 or 3.6 may be obtained by any Investor Certificateholder by a request to the Trustee addressed to the Corporate Trust Office.

          SECTION 3.7  Tax Treatment. The Seller has entered into this Agreement
                       -------------
and the Investor Certificates have been (or will be) issued with the intention that the Investor Certificates will qualify under applicable tax law as indebtedness secured by the Receivables. The Seller, each Beneficiary and each Certificateholder and Certificate Owner, by the acceptance of its Certificate or Book-Entry Certificate, as applicable, agrees to treat the Investor Certificates as indebtedness secured by the Receivables for Federal income taxes, state and local income and franchise taxes (if such franchise taxes are imposed on or measured by income) and any other taxes imposed on or measured by income.

          SECTION 3.8  Notices to DFS. In the event DFS is no longer acting as
                       --------------
Servicer, any Successor Servicer appointed pursuant to Section 10.2 shall deliver or make available to DFS, as the case may be, each certificate and report required to be prepared, forwarded or delivered thereafter pursuant to Sections 3.4, 3.5 or 3.6.

          SECTION 3.9  Adjustments. (a) If the Servicer adjusts downward the
                       -----------
amount of any Principal Receivable because of a rebate, refund, credit adjustment or billing error to a Dealer, or because such Receivable was created in respect of a Product which was refused or returned by a Dealer, then, in any such case, the Seller's Participation Amount will be automatically reduced by the amount of the adjustment. Furthermore, if following such a reduction the Pool Balance would be less than the Required Participation Amount on the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date following such Determination Date), then the Seller shall be required to pay an amount equal to such deficiency (up to the amount of such adjustment) into the Collection Account on the Business Day on which such adjustment or reduction occurs (each such payment an "Adjustment Payment").
                                                      ------------------

          (b) If (i) the Servicer makes a deposit into the Collection Account in respect of a Collection of a Receivable and such Collection was received by the Servicer in the form of a check which is not honored for any reason or (ii) the Servicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any Receivable in respect of which a dishonored check is received shall be deemed not to have been paid.

                                  ARTICLE IV

                       Rights of Certificateholders and
                       --------------------------------
                   Allocation and Application of Collections
                   -----------------------------------------

          SECTION 4.1  Rights of Certificateholders. The Investor Certificates
                       ----------------------------
shall represent fractional undivided interests in the Trust, which, with respect to each Series, shall consist of the right to receive pari passu, to the extent necessary to make the required payments with respect to the Investor Certificates of such Series at the times and in the amounts specified in the related Supplement, the portion of Collections allocable to Investor Certificateholders of such Series pursuant to this Agreement and such Supplement, funds on deposit in the Collection Account allocable to Certificateholders of such Series pursuant to this Agreement and such Supplement, funds on deposit in any related Series Account and funds available pursuant to any related Enhancement (collectively, with respect to all Series, the "Certificateholders' Interest"), it being understood that the Investor
     ----------------------------
Certificates of any Series or Class shall not represent any interest in any Series Account or Enhancement for the benefit of any other Series or Class. The Seller's Certificate shall represent the ownership interest in the remainder of the Trust Assets not allocated pursuant to this Agreement or any Supplement to the Certificateholders' Interest, including the right to receive Collections with respect to the Receivables and other amounts at the times and in the amounts specified in this Agreement or in any Supplement to be paid to the Seller on behalf of all holders of the Seller's Certificates (the "Seller's
                                                                   --------
Interest"); provided, however, that the Seller's Certificates shall not
--------    --------  -------
represent any interest in the Collection Account, any Series Account or any Enhancement, except as specifically provided in this Agreement or any Supplement.

          SECTION 4.2  Establishment of the Collection Account. The Servicer,
                       ---------------------------------------
for the benefit of the Certificateholders and the other Beneficiaries, shall cause to be established and maintained in the name of the Trust an Eligible Deposit Account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders and the other Beneficiaries (the "Collection Account"). The Trustee shall possess all
                          ------------------
right, title and interest in all funds from time to time on deposit in, and all Eligible Investments credited to, the Collection Account and in all proceeds thereof. The Collection Account shall be under the sole dominion and control of the Trustee for the benefit of the Certificateholders and the other Beneficiaries. If, at any time, the Collection Account ceases to be an Eligible Deposit Account, the Servicer shall, within 10 days after such occurrence, establish a substitute Eligible Deposit Account as the Collection Account, instruct the Trustee to transfer any cash and/or any Eligible Investments to such new Collection Account and, from the date any such substitute account is established, such account shall be the Collection Account. Neither the Seller nor the Servicer, nor any Person claiming by, through or under the Seller or Servicer, shall have any right, title or interest in, or any right to withdraw any amount from, the Collection Account. Pursuant to the authority granted to the Servicer in Section 3.1, the Servicer shall have the power, revocable by the Trustee, to instruct the Trustee to make withdrawals and payments from the Collection Account for the purposes of carrying out the Servicer's or Trustee's duties specified in this Agreement.

          All Eligible Investments shall be held by the Trustee for the benefit of the Certificateholders and the other Beneficiaries. Funds on deposit in the Collection Account shall at the direction of the Servicer be invested by the Trustee solely in Eligible Investments that will mature so that such funds will be available at the close of business on or before the Business Day next preceding the following Distribution Date (or on or before 10:00 a.m. on such following Distribution Date in the case of Eligible Investments in respect of which the Trustee is the obligor). Any request by the Servicer to invest funds in the Collection Account shall be in writing and shall certify that the requested investment is an Eligible Investment that matures at or prior to the time required hereby. As of each Determination Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Collection Account received on such Determination Date shall be credited to the Collection Account. Schedule 2, which is hereby incorporated into and made part of this Agreement, identifies the Collection Account by setting forth the account number of such account, the account designation of such account and the name of the Eligible Institution with which such account has been established. If a substitute Collection Account is established pursuant to this
Section 4.2, the Servicer shall provide to the Trustee an amended Schedule 2, setting forth the relevant information for such substitute Collection Account.

          SECTION 4.3  Allocations and Applications of Collections and Other
                       -----------------------------------------------------
Funds. (a) Except as otherwise provided in Sections 4.3(b) and (c), the Servicer
-----
shall deposit Collections into the Collection Account as promptly as possible after the Date of Processing of such Collections, but in no event later than the second Business Day after such Date of Processing.

          (b) Notwithstanding anything in this Agreement to the contrary, for so long as (i) DFS remains the Servicer hereunder, (ii) no Servicer Default has occurred and is continuing and (iii) (x) DFS arranges for and maintains a letter of credit or other form of Enhancement in respect of the Servicer's obligations to make deposits of collections on the Receivables in the Collection Account that is acceptable in form and substance to each Rating Agency and any Agents or
(y) DFS otherwise obtains the Rating Agency confirmations described below, then, subject to any limitations in the confirmations described below, the Servicer need not make the daily deposits of Collections into the Collection Account as provided in Section 4.3(a), but may make a single deposit into the Collection Account in same-day funds not later than 12:00 noon, New York City time, on the Business Day immediately preceding the Distribution Date in a net amount equal to the amount which would have been on deposit with respect to the immediately preceding Collection Period in the Collection Account; provided, however, that
                                                       --------  -------
prior to ceasing daily deposits as described above the Seller shall have delivered to the Trustee written confirmation from each of the Rating Agencies that the failure by DFS to make daily deposits will not result in a reduction or withdrawal of the rating of any outstanding Series or Class.

          (c) Subject to Section 4.4, but notwithstanding anything else in this Agreement to the contrary, with respect to any Collection Period, whether the Servicer is required to make deposits of Collections pursuant to paragraph (a) or (b) above, (i) the Servicer will only be required to deposit Collections into the Collection Account up to the aggregate amount of Collections required to be deposited into all Series Accounts or, without duplication, distributed on the related Distribution Date to all Investor Certificateholders, to each Agent or to each Enhancement Provider pursuant to the terms of any Supplement or Enhancement Agreement and (ii) if at any time prior to such Distribution Date the amount of Collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer will be permitted to withdraw the excess from the Collection Account.

          The Servicer may make any deposits, distributions or payments under this Agreement net of any amounts to be distributed or paid to the Servicer under this Agreement; provided that the Servicer shall account for such deposits, distributions and payments as if such amounts were deposited, distributed or paid separately without such netting.

          (d) Collections of Non-Principal Receivables and Principal Receivables, Defaulted Receivables and Miscellaneous Payments will be allocated to each Series from and after the related Series Cut-Off Date as specified in the related Supplement, and amounts so allocated to any Series will not, except as specified in the related Supplement, be available to the Investor Certificateholders of any other Series. Allocations thereof between the Certificateholders' Interest and the Seller's Interest, among the Series in any group and among the Classes in any Series shall be set forth in the related Supplement or Supplements.

          (e) With respect to a receivable in which a Receivable and a Participation Interest are undivided interests, the Servicer shall instruct the Trustee in writing to distribute the portion of a collection allocable to such Participation Interest from the Collection Account (to the extent it has been deposited into the Collection Account) to the Servicer not later than one month after the deposit of such portion into the Collection Account.

          SECTION 4.4  Unallocated Principal Collections. On each Distribution
                       ---------------------------------
Date, (a) the Servicer shall allocate Excess Principal Collections (as described below) to each Series as set forth in the related Supplement and (b) the Servicer shall instruct the Trustee in the Distribution Date Statement for such Distribution Date to withdraw from the Collection Account and pay to the Seller
(i) an amount equal to the excess, if any, of (x) the aggregate amount for all outstanding Series of Collections of Principal Receivables which the related Supplements specify are to be treated as "Excess Principal Collections" with respect to such Distribution Date over (y) the aggregate amount for all outstanding Series which the related Supplements specify are "Principal Shortfalls" with respect to such Distribution Date and, without duplication and
(ii) the aggregate amount for all outstanding Series of that portion of Principal Collections which the related Supplements specify are to be allocated and paid to the Seller with respect to such Distribution Date; provided,
                                                               --------
however, that, in the case of clauses (i) and (ii), such amounts shall be paid
-------
to the Seller only if the Pool Balance for such Distribution Date (determined after giving effect to any Principal Receivables transferred to the Trust on such date) exceeds the Required Participation Amount for the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such Distribution Date). The amount held in the Collection Account as a result of the proviso in the preceding sentence ("Unallocated Principal Collections") shall be paid to the
                     ---------------------------------
Seller at the time the Pool Balance exceeds the Required Participation Amount for the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date immediately following such Determination Date); provided, however, that any
                                                --------  -------
Unallocated Principal Collections on deposit in the Collection Account at any time during which any Series is in its amortization period, accumulation period or Early Amortization Period shall be deemed to be "Miscellaneous Payments" and shall be allocated and distributed in accordance with Section 4.3 and the terms of each Supplement.

                                   ARTICLE V

                         Distributions and Reports to
                         ----------------------------
                              Certificateholders
                              ------------------

          Distributions shall be made to, and reports shall be provided to, Certificateholders as set forth in the applicable Supplement.

                                  ARTICLE VI

                               The Certificates
                               ----------------

          SECTION 6.1  The Certificates. The Investor Certificates of any Series
                       ----------------
or Class may be issued in bearer form ("Bearer Certificates") with attached
                                        -------------------
interest coupons and one or more special coupons (collectively, the "Coupons")
                                                                     -------
pursuant to Section 6.11, or in fully registered form ("Registered
                                                        ----------
Certificates") and shall be substantially in the form of the exhibits with
------------
respect thereto attached to the applicable Supplement. The Deutsche FRLP Certificate will be issued in registered form, substantially in the form of Exhibit A, and shall upon issue, be executed and delivered by the Seller to the Trustee for authentication and redelivery as provided in Section 6.2. Except as otherwise provided in any Supplement, Bearer Certificates shall be issued in minimum denominations of $5,000, $50,000 and $100,000 and Registered Certificates shall be issued in minimum denominations of $1,000 and in integral multiples of $1,000 in excess thereof. If specified in any Supplement, the Investor Certificates of any Series or Class shall be issued upon initial issuance as a single certificate evidencing the aggregate original principal amount of such Series or Class as described in Section 6.11. The Deutsche FRLP Certificate shall be a single certificate and shall initially represent the entire Seller's Interest. Each Certificate shall be executed by manual or facsimile signature on behalf of the Seller by its President or any Vice President. Certificates bearing the manual or facsimile signature of the individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Seller shall not be rendered invalid, notwithstanding that such individual ceased to be so authorized prior to the authentication and delivery of such Certificates or does not hold such office at the date of such Certificates. No Certificates shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by or on behalf of the Trustee by the manual signature of a duly authorized signatory, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. Bearer Certificates shall be dated the Series Issuance Date. All Registered Certificates and Seller's Certificates shall be dated the date of their authentication.

          SECTION 6.2  Authentication of Certificates. The Trustee shall
                       ------------------------------
authenticate and deliver the Investor Certificates of each Series and Class that are issued upon original issuance to or upon the order of the Seller, which order may be given under normal or facsimile signature. The Trustee shall authenticate and deliver the Deutsche FRLP Certificate to the Seller simultaneously with its delivery of the Investor Certificates of the first Series to be issued hereunder. If specified in the related Supplement for any Series or Class, the Trustee shall authenticate and deliver outside the United States the Global Certificate that is issued upon original issuance thereof.

          SECTION 6.3  New Issuances. (a) The Seller may from time to time
                       -------------
direct the Trustee, on behalf of the Trust, to issue one or more new Series of Investor Certificates pursuant to a Supplement. The Investor Certificates of all outstanding Series shall be equally and ratably entitled as provided herein to the benefits of this Agreement without preference, priority or distinction, all in accordance with the terms and provisions of this Agreement and the applicable Supplement except, with respect to any Series or Class, as provided in the related Supplement.

          (b) On or before the Series Issuance Date relating to any new Series, the parties hereto will execute and deliver a Supplement which will specify the Principal Terms of such new Series. The terms of such Supplement may modify or amend the terms of this Agreement solely as applied to such new Series. The obligation of the Trustee to issue the Investor Certificates of such new Series and to execute and deliver the related Supplement is subject to the satisfaction of the following conditions:

              (i) on or before the fifth Business Day immediately preceding the Series Issuance Date (in the case of Series 1994-1, on or before its Series Issuance Date), the Seller shall have given the Trustee, the Servicer, each Rating Agency, any Agent and any

          Enhancement Provider written notice of such issuance and the Series Issuance Date;

              (ii) the Seller shall have delivered to the Trustee the related Supplement, in form satisfactory to the Trustee, executed by each party hereto other than the Trustee;

              (iii) the Seller shall have delivered to the Trustee any related Enhancement Agreement executed by each of the parties thereto, other than the Trustee;

              (iv) the Rating Agency Condition shall have been satisfied with respect to such issuance;

              (v) such issuance will not result in the occurrence of an Early Amortization Event and the Seller shall have delivered to the Trustee, any Agent and any Enhancement Provider a certificate of a Vice President or more senior officer, dated the Series Issuance Date, to the effect that the Seller reasonably believes that such issuance will not result in the occurrence of an Early Amortization Event and is not reasonably expected to result in the occurrence of an Early Amortization Event at any time in the future;

              (vi) the Seller shall have delivered to the Trustee and any Enhancement Provider a Tax Opinion, dated the Series Issuance Date, with respect to such issuance;

              (vii) the result obtained by multiplying (x) the Seller's Participation Amount by (y) the percentage equivalent of the portion of the Seller's Interest represented by the Deutsche FRLP Certificate, shall not be less than 2% of the Pool Balance, in each case as of the Series Issuance Date, and after giving effect to such issuance;

              (viii) if there are any Delayed Funding Receivables in the Pool Balance, the conditions in clauses (v) and (vii) shall also be satisfied after excluding from the Pool Balance all Principal Receivables that are Delayed Funding Receivables; and

              (ix) the Seller shall have delivered to the Trustee an Officer's Certificate to the effect that the conditions precedent in this
          Section 6.3(b) have been satisfied; and

Upon satisfaction of the above conditions, the Trustee shall execute the Supplement and issue to the Seller the Investor Certificates of such Series for execution and redelivery to the Trustee for authentication.

          (c) The Seller may surrender the Deutsche FRLP Certificate to the Trustee in exchange for a newly issued Deutsche FRLP Certificate and a second certificate (a "Supplemental Certificate"), the terms of which shall be defined
                ------------------------
in a supplement to this Agreement (which Supplement shall be subject to Section
13.1 hereof to the extent that it amends any of the terms of this Agreement), to be delivered to or upon the order of the Seller (or the holder of a Supplemental Certificate, in the case of the transfer or exchange thereof, as provided below), upon satisfaction of the following conditions:

              (i) the result obtained by multiplying (x) the Seller's Participation Amount (determined in accordance with Section 2.5(a)) by
          (y) the percentage equivalent of the portion of the Seller's Interest represented by the Deutsche FRLP Certificate, shall not be less than 2% of the Pool Balance (determined in accordance with Section 2.5(a)), in each case as of the date of, and after giving effect to, such exchange;

              (ii) the Rating Agency Condition shall have been satisfied with respect to such exchange (or transfer or exchange as provided below);

              (iii) the Seller shall have delivered to the Trustee, any Agent and any Enhancement Provider a Tax Opinion, dated the date of such exchange (or transfer or exchange as provided below), with respect thereto; and

              (iv) the Seller shall have delivered to the Trustee an Officer's Certificate to the effect that the conditions precedent in this
          Section 6.3(c) shall have been satisfied.

The Deutsche FRLP Certificate will at all times be beneficially owned by the Seller. Any Supplemental Certificate may be transferred or exchanged only upon satisfaction of the conditions set forth in clauses (ii) and (iii) above.

          SECTION 6.4  Registration of Transfer and Exchange of Certificates.
                       -----------------------------------------------------
(a) The Trustee shall cause to be kept at the office or agency to be maintained in accordance with the provisions of Section 11.15 a register (the "Certificate
                                                                    -----------
Register") in which, subject to such reasonable regulations as it may prescribe,
--------
a transfer agent and registrar (the "Transfer
                                     --------

Agent and Registrar") shall provide for the registration of the Registered
-------------------
Certificates and of transfers and exchanges of the Registered Certificates as herein provided. The Transfer Agent and Registrar shall initially be the Trustee and any co-transfer agent and co-registrar chosen by the Seller and acceptable to the Trustee. Any reference in this Agreement to the Transfer Agent and Registrar shall include any co-transfer agent and co-registrar unless the context requires otherwise.

          Subject to paragraph (c) below, upon surrender for registration of transfer of any Registered Certificate at any office or agency of the Transfer Agent and Registrar maintained for such purpose, one or more new Registered Certificates (of the same Series and Class) in authorized denominations of like aggregate fractional undivided interests in the Certificateholders' Interest shall be executed, authenticated and delivered, in the name of the designated transferee or transferees.

          At the option of a Registered Certificateholder, Registered Certificates (of the same Series and Class) may be exchanged for other Registered Certificates of authorized denominations of like aggregate fractional undivided interests in the Certificateholders' Interest, upon surrender of the Registered Certificates to be exchanged at any such office or agency; Registered Certificates, including Registered Certificates received in exchange for Bearer Certificates, may not be exchanged for Bearer Certificates. At the option of the Holder of a Bearer Certificate, subject to applicable laws and regulations, Bearer Certificates may be exchanged for other Bearer Certificates or Registered Certificates (of the same Series and Class) of authorized denominations of like aggregate fractional undivided interests in the Certificateholders' Interest, upon surrender of the Bearer Certificates to be exchanged at an office or agency of the Transfer Agent and Registrar located outside the United States. Each Bearer Certificate surrendered pursuant to this Section shall have attached thereto all unmatured Coupons; provided that any Bearer Certificate so
                               --------
surrendered after the close of business on the Record Date preceding the relevant payment date or distribution date after the expected final payment date need not have attached the Coupon relating to such payment date or distribution date (in each case, as specified in the applicable Supplement).

          The preceding provisions of this Section notwithstanding, the Trustee or the Transfer Agent and Registrar, as the case may be, shall not be required to register the transfer of or exchange any Certificate for a period of 15 days preceding the due date for any payment with respect to the Certificate.

          Whenever any Investor Certificates are so surrendered for exchange, the Seller shall execute, the Trustee shall authenticate, and the Transfer Agent and Registrar shall deliver (in the case of Bearer Certificates, outside the United States) the Investor Certificates which the Investor Certificateholder making the exchange is entitled to receive. Every Investor Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in a form satisfactory to the Trustee or the Transfer Agent and Registrar duly executed by the Investor Certificateholder or the attorney-in-fact thereof duly authorized in writing.

          No service charge shall be made for any registration of transfer or exchange of Investor Certificates, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any such transfer or exchange.

          All Investor Certificates (together with any Coupons) surrendered for registration of transfer and exchange or for payment shall be canceled and disposed of in a manner satisfactory to the Trustee. The Trustee shall cancel and destroy any Global Certificate upon its exchange in full for Definitive Euro-Certificates and shall deliver a certificate of destruction to the Seller. Such certificate shall also state that a certificate or certificates of a Foreign Clearing Agency to the effect referred to in Section 6.11 was received with respect to each portion of the Global Certificate exchanged for Definitive Euro-Certificates.

          The Seller shall execute and deliver to the Trustee Bearer Certificates and Registered Certificates in such amounts and at such times as are necessary to enable the Trustee to fulfill its responsibilities under this Agreement and the Certificates.

          (b) The Transfer Agent and Registrar will maintain at its expense in the Borough of Manhattan, The City of New York, an office or agency where Investor Certificates may be surrendered for registration of transfer or exchange (except that Bearer Certificates may not be surrendered for exchange at any such office or agency in the United States).

          (c) (i) Registration of transfer of Investor Certificates containing a legend to the effect set forth on Exhibit D-1 shall be effected only if such transfer is made pursuant to an effective registration statement under the Act, or is exempt from the registration requirements under the Act. In the event that registration of a transfer is to be made in reliance upon an exemption from the registration requirements under the Act, the transferor or the transferee shall deliver, at its expense, to the Seller, the Servicer and the Trustee, an investment letter from the transferee, substantially in the form attached to the applicable Supplement, and no registration of transfer shall be made until such letter is so delivered.

          Investor Certificates issued upon registration or transfer of, or Investor Certificates issued in exchange for, Investor Certificates bearing the legend referred to above shall also bear such legend unless the Seller, the Servicer, the Trustee and the Transfer Agent and Registrar receive an opinion of counsel, satisfactory to each of them, to the effect that such legend may be removed.

          Whenever an Investor Certificate containing the legend referred to above is presented to the Transfer Agent and Registrar for registration of transfer, the Transfer Agent and Registrar shall promptly seek instructions from the Servicer regarding such transfer and shall be entitled to receive and conclusively rely upon instructions signed by a Servicing Officer prior to registering any such transfer. The Seller hereby agrees to indemnify the Transfer Agent and Registrar and the Trustee and to hold each of them harmless against any loss, liability or expense incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by them in relation to any such instructions furnished pursuant to this clause (i).

          (ii) Registration of transfer of Investor Certificates containing a legend to the effect set forth on Exhibit D-2 shall be effected only if such transfer is made to a Person which is not an employee benefit plan, trust or account, including an individual retirement account, that is subject to ERISA or that is described in Section 4975(e)(1) of the Code or an entity whose underlying assets include plan assets by reason of a plan's investment in such entity (a "Benefit Plan"). By accepting and holding any such Investor
           ------------
Certificate, an Investor Certificateholder shall be deemed to have represented and warranted that it is not a Benefit Plan. With respect to any such Certificate that is a Book-Entry Certificate, by acquiring any interest in such Book-Entry Certificate a Certificate Owner shall be deemed to have represented and warranted that it is not a Benefit Plan.

          SECTION 6.5  Mutilated, Destroyed, Lost or Stolen Certificates.  If
                       -------------------------------------------------
(a) any mutilated Certificate (together, in the case of Bearer Certificates, with all unmatured Coupons (if any) appertaining thereto) is surrendered to the Transfer Agent and Registrar, or the Transfer Agent and Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Transfer Agent and

Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Seller shall execute, the Trustee shall authenticate and the Transfer Agent and Registrar shall deliver (in the case of Bearer Certificates, outside the United States), in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and aggregate fractional undivided interest. In connection with the issuance of any new Certificate under this Section, the Trustee or the Transfer Agent and Registrar may require the payment by the Certificateholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and Transfer Agent and Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

          SECTION 6.6  Persons Deemed Owners.  The Trustee, the Transfer Agent
                       ---------------------
and Registrar and any agent of any of them may (a) prior to due presentation of a Registered Certificate for registration of transfer, treat the Person or Persons in whose name any Registered Certificate is registered as the owner of such Registered Certificate for the purpose of receiving distributions pursuant to the terms of the applicable Supplement and for all other purposes whatsoever, and (b) treat the bearer of a Bearer Certificate or Coupon as the owner of such Bearer Certificate or Coupon for the purpose of receiving distributions pursuant to the terms of the applicable Supplement and for all other purposes whatsoever; and, in any such case, neither the Trustee, the Transfer Agent and Registrar nor any agent of any of them shall be affected by any notice to the contrary. Notwithstanding the foregoing, in determining whether the Holders of the requisite Investor Certificates have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates owned by the Seller, the Servicer, any other holder of a Seller's Certificate or any Affiliate thereof, shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Certificates so owned which have been pledged in good faith shall not be disregarded and may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Seller, the

Servicer, any other holder of a Seller's Certificate or any Affiliate thereof.

          SECTION 6.7  Access to List of Registered Certificateholders' Names
                       ------------------------------------------------------
and Addresses.  The Trustee will furnish or cause to be furnished by the
-------------
Transfer Agent and Registrar to the Servicer, within five Business Days after receipt by the Trustee of a request therefor, a list in such form as the Servicer may reasonably require, of the names and addresses of the Registered Certificateholders. If three or more holders of Investor Certificates (the "Applicants") apply to the Trustee, and such application states that the
-----------
Applicants desire to communicate with other Investor Certificateholders with respect to their rights under this Agreement or any Supplement or under the Investor Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee, after having been indemnified to its reasonable satisfaction by such Applicants for its costs and expenses, shall afford or shall cause the Transfer Agent and Registrar to afford such Applicants access during normal business hours to the most recent list of Registered Certificateholders of such Series or all outstanding Series, as applicable, held by the Trustee, within five Business Days after the receipt of such application. Such list shall be as of a date no more than 45 days prior to the date of receipt of such Applicants' request.

          Every Registered Certificateholder, by receiving and holding a Registered Certificate, agrees with the Trustee that neither the Trustee, the Transfer Agent and Registrar, nor any of their respective agents, shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Registered Certificateholders hereunder, regardless of the sources from which such information was derived.

          SECTION 6.8  Book-Entry Certificates.  Unless otherwise specified in
                       -----------------------
the related Supplement for any Series or Class, the Investor Certificates, upon original issuance, shall be issued in the form of one or more typewritten Investor Certificates representing the Book-Entry Certificates, to be delivered to the Depository, by, or on behalf of, the Seller. The Investor Certificates shall initially be registered on the Certificate Register in the name of the Depository or its nominee, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Investor Certificates, except as provided in Section 6.10. Unless and until definitive, fully registered Investor Certificates ("Definitive Certificates") have been
                                         -----------------------
issued to the applicable Certificate Owners pursuant to Section 6.10 or as otherwise specified in any such Supplement:

               (a) the provisions of this Section shall be in full force and effect;

               (b) the Seller, the Servicer and the Trustee may deal with the Depository and the Depository Participants for all purposes (including the making of distributions) as the authorized representatives of the respective Certificate Owners;

               (c) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control; and

               (d) the rights of the respective Certificate Owners shall be exercised only through the Depository and the Depository Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Depository and/or the Depository Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 6.10, the Depository will make book-entry transfers among the Depository Participants and receive and transmit distributions of principal and interest on the related Investor Certificates to such Depository Participants.

          For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Investor Certificateholders evidencing a specified percentage of the aggregate unpaid principal amount of Investor Certificates, such direction or consent may be given by Certificate Owners (acting through the Depository and the Depository Participants) owning Investor Certificates evidencing the requisite percentage of principal amount of Investor Certificates.

          SECTION 6.9  Notices to Depository.  Whenever any notice or other
                       ---------------------
communication is required to be given to Investor Certificateholders of any Series or Class with respect to which Book-Entry Certificates have been issued, unless and until Definitive Certificates shall have been issued to the related Certificate Owners, the Trustee shall give all such notices and communications to the applicable Depository.

          SECTION 6.10  Definitive Certificates.  If Book-Entry Certificates
                        -----------------------
have been issued with respect to any Series or Class and (a) the Seller advises the Trustee that the Depository is no longer willing or able to discharge properly its responsibilities under the Depository Agreement with respect to such Series or Class and the Trustee or the Seller is unable to locate a qualified successor, (b) the Seller, at its option, advises the Trustee that it elects to terminate the book-entry system with respect to such Series or Class through the Depository or (c) after the occurrence of a Servicer Default, Certificate owners of such Series or Class evidencing more than 50% of the aggregate unpaid principal amount of such Series or Class advise the Trustee and the Depository through the Depository Participants that the continuation of a book-entry system with respect to the Investor Certificates of such Series or Class through the Depository is no longer in the best interests of the Certificate Owners with respect to such Certificates, then the Trustee shall notify all Certificate Owners of such Certificates, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of any such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall authenticate and deliver such Definitive Certificates. Neither the Seller nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of such Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of such Definitive Certificates as Investor Certificateholders hereunder.

          SECTION 6.1  Global Certificate; Exchange Date. (a) If specified in
                       ---------------------------------
the related Supplement for any Series or Class, the Investor Certificates will initially be issued in the form of a single temporary global Certificate (the "Global Certificate") in bearer form, without interest coupons, in the
-------------------
denomination of the entire aggregate principal amount of such Series or Class and substantially in the form set forth in the exhibit with respect thereto attached to the related Supplement. The Global Certificate will be authenticated by the Trustee upon the same conditions, in substantially the same manner and with the same effect as the Definitive Certificates. The Global Certificate may be exchanged as described below for Bearer or Registered Certificates in definitive form (the "Definitive Euro-Certificates").

          (b) The Manager shall, upon its determination of the date of completion of the distribution of the Investor Certificates of such Series or Class, so advise the Trustee, the Seller, the Common Depositary, and each Foreign Clearing Agency forthwith. Without unnecessary delay, but in any event not prior to the Exchange Date, the Seller will execute and deliver to the Trustee at its London office or its designated agent outside the

United States definitive Bearer Certificates in an aggregate principal amount equal to the entire aggregate principal amount of such Series or Class. All Bearer Certificates so issued and delivered will have Coupons attached. The Global Certificate may be exchanged for an equal aggregate principal amount of Definitive Euro-Certificates only on or after the Exchange Date. A United States institutional investor may exchange the portion of the Global Certificate beneficially owned by it only for an equal aggregate principal amount of Registered Certificates bearing the applicable legend set forth in the form of Registered Certificate attached to the related Supplement and having a minimum denomination of $500,000, which may be in temporary form if the Seller so elects. The Seller may waive the $500,000 minimum denomination requirement if it so elects, by delivery of an Officer's Certificate to the Trustee to such effect. Upon any demand for exchange for Definitive Euro-Certificates in accordance with this paragraph, the Seller shall cause the Trustee to authenticate and deliver the Definitive Euro-Certificates to the Holder (x) outside the United States, in the case of Bearer Certificates, and (y) according to the instructions of the Holder, in the case of Registered Certificates, but in either case only upon presentation to the Trustee of a written statement substantially in the form of Exhibit F-1 with respect to the Global Certificate or portion thereof being exchanged, signed by a Foreign Clearing Agency and dated on the Exchange Date or a subsequent date, to the effect that it has received in writing or by tested telex a certification substantially in the form of (i) in the case of beneficial ownership of the Global Certificate or a portion thereof being exchanged by a United States institutional investor pursuant to the second preceding sentence, the certificate in the form of Exhibit F-2 signed by the Manager which sold the relevant Certificates or (ii) in all other cases, the certificate in the form of Exhibit F-3, the certificate referred to in this clause (ii) being dated on the earlier of the first actual payment of interest in respect of such Certificates and the date of the delivery of such Certificate in definitive form. Upon receipt of such certification, the Trustee shall cause the Global Certificate to be endorsed in accordance with paragraph (d) below. Any exchange as provided in this Section shall be made free of charge to the holders and the beneficial owners of the Global Certificate and to the beneficial owners of the Definitive Euro-Certificates issued in exchange, except that a Person receiving Definitive Euro-Certificates must bear the cost of insurance, postage, transportation and the like in the event that such Person does not receive such Definitive Euro-Certificates in person at the offices of a Foreign Clearing Agency.

          (c) The delivery to the Trustee by a Foreign Clearing Agency of any written statement referred to above may be relied upon by the Seller and the Trustee as conclusive evidence that a corresponding certification or certifications has or have been delivered to such Foreign Clearing Agency pursuant to the terms of this Agreement.

          (d) Upon any such exchange of all or a portion of the Global Certificate for a Definitive Euro-Certificate or Certificates, such Global Certificate shall be endorsed by or on behalf of the Trustee to reflect the reduction of its principal amount by an amount equal to the aggregate principal amount of such Definitive Euro-Certificate or Certificates. Until so exchanged in full, such Global Certificate shall in all respects be entitled to the same benefits under this Agreement as Definitive Euro-Certificates authenticated and delivered hereunder except that the beneficial owners of such Global Certificate shall not be entitled to receive payments of interest on the Certificates until they have exchanged their beneficial interests in such Global Certificate for Definitive Euro-Certificates.

          SECTION 6.1  Meetings of Certificateholders.  (a)  If at the time any
                       ------------------------------
Bearer Certificates are issued and outstanding with respect to any Series or Class to which any meeting described below relates, the Servicer or the Trustee may at any time call a meeting of Investor Certificateholders of any Series or Class or of all Series, to be held at such time and at such place as the Servicer or the Trustee, as the case may be, shall determine, for the purpose of approving a modification of or amendment to, or obtaining a waiver of any covenant or condition set forth in, this Agreement, any Supplement or the Investor Certificates or of taking any other action permitted to be taken by Investor Certificateholders hereunder or under any Supplement. Notice of any meeting of Investor Certificateholders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given in accordance with Section 13.5, the first mailing and publication to be not less than 20 nor more than 180 days prior to the date fixed for the meeting. To be entitled to vote at any meeting of Investor Certificateholders a Person shall be (i) a Holder of one or more Investor Certificates of the applicable Series or Class or (ii) a Person appointed by an instrument in writing as proxy by the Holder of one or more such Investor Certificates. The only Persons who shall be entitled to be present or to speak at any meeting of Investor Certificateholders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Seller, the Servicer and the Trustee and their respective counsel.

          (b) At a meeting of Investor Certificateholders, Persons entitled to vote Investor Certificates evidencing a majority of the aggregate unpaid principal amount of the applicable Series or Class or all outstanding Series, as the case may be, shall constitute a quorum. No business shall be transacted in the absence of a quorum, unless a quorum is present when the meeting is called to order. In the absence of a quorum at any such meeting, the meeting may be adjourned for a period of not less than 10 days; in the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days; at the reconvening of any meeting further adjourned for lack of a quorum, the Persons entitled to vote Investor Certificates evidencing at least 25% of the aggregate unpaid principal amount of the applicable Series or Class or all outstanding Series, as the case may be, shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Notice of the reconvening of any adjourned meeting shall be given as provided above except that such notice must be given not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the aggregate principal amount of the outstanding applicable Investor Certificates which shall constitute a quorum.

          (c) Any Investor Certificateholder who has executed an instrument in writing appointing a person as proxy shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted; provided that such
                                                              --------
Investor Certificateholder shall be considered as present or voting only with respect to the matters covered by such instrument in writing. Subject to the provisions of Section 13.1, any resolution passed or decision taken at any meeting of Investor Certificateholders duly held in accordance with this Section shall be binding on all Investor Certificateholders whether or not present or represented at the meeting.

          (d) The holding of Bearer Certificates shall be proved by the production of such Bearer Certificates or by a certificate, satisfactory to the Servicer, executed by any bank, trust company or recognized securities dealer, wherever situated, satisfactory to the Servicer. Each such certificate shall be dated and shall state that on the date thereof a Bearer Certificate bearing a specified serial number was deposited with or exhibited to such bank, trust company or recognized securities dealer by the Person named in such certificate. Any such certificate may be issued in respect of one or more Bearer Certificates specified therein. The holding by the Person named in any such certificate of any Bearer Certificate specified therein shall be presumed to continue for a period of one year from the date of such certificate unless at the time of any determination of such holding (i) another certificate bearing a later date issued in respect of the same Bearer Certificate shall be produced, (ii) the Bearer Certificate specified in such certificate shall be produced by some other Person or (iii) the

Bearer Certificate specified in such certificate shall have ceased to be outstanding. The appointment of any proxy shall be proved by having the signature of the Person executing the proxy guaranteed by any bank, trust company or recognized securities dealer satisfactory to the Trustee.

          (e) The Trustee shall appoint a temporary chairman of the meeting. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of Investor Certificates evidencing a majority of the aggregate unpaid principal amount of Investor Certificates of the applicable Series or Class or all outstanding Series, as the case may be, represented at the meeting. No vote shall be cast or counted at any meeting in respect of any Investors Certificate challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote except as an Investor Certificateholder or proxy. Any meeting of Investor Certificateholders duly called at which a quorum is present may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.

          (f) The vote upon any resolution submitted to any meeting of Investor Certificateholders shall be by written ballot on which shall be subscribed the signatures of Investor Certificateholders or proxies and on which shall be inscribed the serial number or numbers of the Investor Certificates held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Investor Certificateholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was published as provided above. The record shall be signed and verified by the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Servicer and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

                                  ARTICLE VII

                            Other Matters Relating
                            ----------------------
                                 to the Seller
                                 -------------

          SECTION 7.1  Liability of the Seller.  The Seller shall be liable for
                       -----------------------
all obligations, covenants, representations and warranties of the Seller arising under or related to this Agreement. Except as provided in the preceding sentence, the Seller shall be liable only to the extent of the obligations specifically undertaken by it in its capacity as Seller hereunder.

          SECTION 7.2  Limitation on Liability of the Seller. Subject to
                       -------------------------------------
Sections 7.1, 7.3 and 7.4, neither the Seller, any of its partners, employees or agents, nor any of the shareholders, directors, officers, employees or agents of such partners in its capacity as Seller shall be under any liability to the Trust, the Trustee, the Certificateholders or any other Person for any action taken or for refraining from the taking of any action in the capacity as Seller pursuant to this Agreement whether arising from express or implied duties under this Agreement; provided, however, that this provision shall not protect the
                --------  -------
Seller or any such Person against any liability which would otherwise be imposed by reason of wilful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller and any of its partners and any director or officer or employee or agent of the Seller or any of its partners may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

          SECTION 7.3  Seller Indemnification of the Trust and the Trustee.  The
                       ---------------------------------------------------
Seller shall indemnify and hold harmless the Trust, for the benefit of the Certificateholders and the other Beneficiaries, and the Trustee, from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of the Trust or the Trustee pursuant to this Agreement, including any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that the Seller shall not
                             --------  -------
indemnify the Trust or the Trustee if such acts, omissions or alleged acts or omissions constitute fraud, gross negligence, breach of fiduciary duty or wilful misconduct by the Trustee; and provided further that the Seller shall not
                               ----------------
indemnify the Trust, Trustee or the Certificateholders or any other Beneficiaries for any liabilities, cost or expense of the Trust with respect to any action taken by the Trustee at the request of any Certificateholders or other Beneficiaries to the extent the

Trustee is fully indemnified by such Certificateholders or other Beneficiaries with respect to such action and such action is inconsistent with their rights hereunder or with respect to any Federal, state or local income or franchise taxes (or any interest or penalties with respect thereto) required to be paid by the Trust or any Certificateholder or other Beneficiary in connection herewith to any taxing authority. Subject to Section 7.1, any indemnification pursuant to this Section shall only be from (i) the excess of the Seller's Interest for any date of determination over the Required Participation Amount as of such date and
(ii) any other assets of the Seller not pledged to third parties or otherwise encumbered in a manner permitted by the Seller's agreement of limited partnership and shall only be made after payment in full of any amounts that the Seller is obligated to deposit in the Collection Account pursuant to this Agreement. Any indemnification under this Article VII shall survive the resignation or removal of the Trustee and the termination of this Agreement.

          SECTION 7.4  Liabilities.  Notwithstanding anything to the contrary in
                       -----------
this Agreement, the Seller by entering into this Agreement, and any holder of any interest in the Seller's Certificate by its acceptance thereof, agree to be liable, directly to the injured party, for the entire amount of any losses, claims, damages or liabilities (other than those incurred by an Investor Certificateholder in its capacity as an Investor Certificateholder) arising out of or based on the arrangement created by this Agreement or the actions of Servicer taken pursuant hereto (to the extent Trust Assets remaining after the Investor Certificateholders and Enhancement Providers, if any, have been paid in full are insufficient to pay any such losses, claims, damages or liabilities) as though this Agreement created a partnership under the Delaware Revised Uniform Partnership Act in which Seller and such holder of the Seller's Certificate were general partners.


                                  ARTICLE VII

                    Other Matters Relating to the Servicer
                    --------------------------------------

          SECTION 8.1  Liability of the Servicer.  The Servicer shall be liable
                       -------------------------
under this Article VIII only to the extent of the obligations specifically undertaken by the Servicer in its capacity as Servicer.

          SECTION 8.2  Merger or Consolidation of, or Assumption of, the
                       -------------------------------------------------
Obligations of the Servicer.  The Servicer shall not consolidate with or merge
---------------------------
into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

               (a) the Person formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be a Person organized and existing under the laws of the United States of America or any State or the District of Columbia and, if the Servicer is not the surviving entity, such Person shall assume, without the execution or filing of any paper or any further act on the part of any of the parties hereto, the performance of every covenant and obligation of the Servicer hereunder; and

               (b) the Servicer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance or transfer comply with this Section
          8.2 and that all conditions precedent herein provided for relating to such transaction have been complied with.

          The Servicer (if DFS) shall notify the Rating Agencies promptly in the event that DFS ceases to be a wholly-owned indirect subsidiary of Deutsche Bank AG.

          SECTION 8.3  Limitation on Liability of the Servicer and Others.
                       --------------------------------------------------
Except as provided in Sections 8.1 and 8.4, neither the Servicer nor any of the directors or officers or employees or agents of the Servicer, shall be under any liability to the Trust, the Trustee, the Certificateholders or any other Person for any action taken or for refraining from the taking of any action in its capacity as Servicer pursuant to this Agreement; provided, however, that this
                                                 --------  -------
provision shall not protect the Servicer or any such person against any liability which would otherwise be imposed by reason of wilful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Receivables in accordance with this Agreement which in its reasonable opinion may involve it in any expense or liability.

          SECTION 8.4  Servicer Indemnification of the Trust and the Trustee.
                       -----------------------------------------------------
The Servicer shall indemnify and hold harmless the Trust, for the benefit of the Certificateholders and the other Beneficiaries, and the Trustee, from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of the Servicer, the Trust or the Trustee pursuant to this Agreement, including any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that the
                                                  --------  -------
Servicer shall not indemnify the Trust or the Trustee if such acts, omissions or alleged acts or omissions constitute fraud, gross negligence, breach of fiduciary duty or wilful misconduct by the Trustee; and provided further that
                                                        ----------------
the Servicer shall not indemnify the Trust, the Trustee or the Certificateholders or the other Beneficiaries for any liabilities, cost or expense of the Trust with respect to any action taken by the Trustee at the request of the Certificateholders or any other Beneficiaries to the extent the Trustee is fully indemnified by such Certificateholders or other Beneficiaries with respect to such action or with respect to any Federal, state or local income or franchise taxes (or any interest or penalties with respect thereto) required to be paid by the Trust or the Certificateholders or the other Beneficiaries in connection herewith to any taxing authority. Any indemnification under this Article VIII shall survive the termination of this Agreement and the resignation and removal of the Trustee.

          SECTION 8.5  The Servicer Not to Resign.  The Servicer shall not
                       --------------------------
resign from the obligations and duties hereby imposed on it except upon determination that (a) the performance of its duties hereunder is no longer permissible under applicable law and (b) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced as to clause (a) above by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 10.2 hereof. If the Trustee is unable within 120 days of the date of such determination to appoint a Successor Servicer, the Trustee shall serve as Successor Servicer hereunder.

          SECTION 8.6  Access to Certain Documentation and Information Regarding
                       ---------------------------------------------------------
the Receivables.  The Servicer shall provide to the Trustee access to the
---------------
documentation regarding the Accounts and the Receivables in such cases where the Trustee is required in connection with the enforcement of the rights of the Certificateholders, or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only (a) upon reasonable request, (b) during normal business hours, (c) subject to the Servicer's normal security and confidentiality procedures and (d) at offices designated by the Servicer. Nothing in this Section 8.6 shall derogate from the obligation of the Seller, the Trustee or the Servicer to observe any applicable law prohibiting disclosure of information regarding the Dealers and the failure of the Servicer to provide access as provided in this Section 8.6 as a result of such obligation shall not constitute a breach of this Section 8.6.

          SECTION 8.7  Delegation of Duties.  Subject to Section 3.1, in the
                       --------------------
ordinary course of business, the Servicer may at any time delegate any duties hereunder to any Person who agrees to conduct such duties in accordance with the Financing Guidelines (or, in the case of a Successor Servicer, the servicing standards required hereunder) and this Agreement. The Servicer shall give prompt written notice of any such delegation of a material function to the Rating Agencies, any Agent and any Enhancement Providers. Such delegation shall not relieve the Servicer of its liability and responsibility with respect to such duties, and shall not constitute a resignation within the meaning of
Section 8.5 and the Rating Agency Condition shall have been satisfied with respect to such delegation prior to such delegation.

          SECTION 8.8  Examination of Records.  The Seller and the Servicer
                       ----------------------
shall indicate generally in its computer files or other records that the Receivables arising in the Accounts have been conveyed to the Trust pursuant to this Agreement for the benefit of the Certificateholders and the other Beneficiaries. The Seller and the Servicer shall, prior to the sale or transfer to a third party of any receivable held in its custody, examine its computer and other records to determine that such receivable is not a Receivable.

          SECTION 8.9  Custodial Arrangements.  (a) The Servicer shall maintain
                       ----------------------
custody of all documents, instruments or records that evidence or relate to Receivables as custodian for the benefit of the Trustee and the Investor Certificateholders. The Trustee shall have no responsibility or liability for any acts or omissions or any negligence or wilful misconduct of the Servicer as such custodian.

          (b) In performing its duties under this Section 8.9, the Servicer agrees to act with that degree of skill and care that it exercises with respect to similar documents, instruments or records that evidence or relate to receivables owned or serviced by it.

                                  ARTICLE IX

                           Early Amortization Events
                           -------------------------

           SECTION 9.1  Early Amortization Events.  If any one of the following
                        -------------------------
events shall occur:

               (a) a failure by the Seller to convey Receivables in Additional Accounts to the Trust within five Business Days after the day on which it is required to convey such Receivables pursuant to this Agreement;

               (b) the Seller, the Servicer (or DFS, if it is not the Servicer) or Deutsche North America shall file a petition commencing a voluntary case under any chapter of the Federal bankruptcy laws; or the Seller, the Servicer (or DFS, as aforesaid) or Deutsche North America shall file a petition or answer or consent seeking reorganization, arrangement, adjustment, or composition under any other similar applicable Federal law, or shall consent to the filing of any such petition, answer, or consent; or the Seller, the Servicer (or DFS, as aforesaid) or Deutsche North America shall appoint, or consent to the appointment of, a custodian, receiver, liquidator, trustee, assignee, sequestrator or other similar official in bankruptcy or insolvency of it or of any substantial part of its property; or the Seller, the Servicer (or DFS, as aforesaid) or Deutsche North America shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due;

               (c) any order for relief against the Seller, the Servicer (or DFS, if it is not the Servicer) or Deutsche North America (so long as DFS is an Affiliate of Deutsche North America) shall have been entered by a court having jurisdiction in the premises under any chapter of the Federal bankruptcy laws, and such order shall have continued undischarged or unstayed for a period of 60 days; or a decree or order by a court having jurisdiction in the premises shall have been entered approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of the Seller, the Servicer (or DFS, as aforesaid) or Deutsche North America under any other similar applicable Federal law, and such decree or order shall have continued undischarged or unstayed for a period of 120 days; or a decree or order of a court having jurisdiction in the premises for the appointment of a custodian, receiver, liquidator, trustee, assignee, sequestrator, or other similar official in bankruptcy or insolvency of the Seller, the Servicer (or DFS, as aforesaid) or Deutsche North America or of any substantial part of its property or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have remained in force undischarged or unstayed for a period of 120 days;

               (d) failure on the part of the Seller, the Servicer or DFS, as applicable, (i) to make any payment or deposit (including any Transfer Deposit Amount or Adjustment Payment) required by the terms of this Agreement or the Receivables Contribution and Sale Agreement on or before the date occurring five Business Days after the date such payment or deposit is required to be made herein, or (ii) with respect to any Series, to deliver a Distribution Date Statement within ten Business Days after notice from the Trustee of such failure to deliver such Distribution Date Statement, or (iii) duly to observe or perform in any material respect the covenant of the Seller set forth in
          Section 2.6(a) with respect to a Receivable, which failure, in the case of this clause (iii), has a material adverse effect on the interests of the Holders of the Investor Certificates and continues unremedied for a period of 60 days after the date on which notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Trustee or any Enhancement Provider; provided, however, that an Early Amortization Event shall not be deemed to have occurred if the Seller shall have repurchased the related Receivables or, if applicable, all of the Receivables during such period in accordance with the provisions of this Agreement; or (iv) duly to observe or perform in any material respect any other covenants or agreements of the Seller or the Servicer or DFS, as the case may be, set forth in this Agreement or the Receivables Contribution and Sale Agreement, which failure in the case of this clause (iv) has a material adverse effect on the interests of the Holders of the Investor Certificates and continues unremedied for a period of 45 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Trustee or to the Seller and the Trustee by any Enhancement Provider;

               (e) any representation or warranty made by DFS in the Receivables Contribution and Sale Agreement or the Seller in this Agreement or any information contained in a computer file or microfiche or written list required to be delivered by the Seller pursuant to Section 2.1, 2.5, 2.7 or 2.8,
          (i) shall prove to have been incorrect in any material respect when made or when delivered, and shall continue to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Trustee and (ii) as a result of such incorrectness the interests of the Holders of the Investor Certificates are materially and adversely affected (excluding, however, the representation and warranty made by the Seller pursuant to Section 2.3(j) if the Agreement constitutes the grant of a perfected security interest in the Receivables and the Collateral Security and the proceeds thereof under the UCC as then in effect in the State of Missouri transferred to the Trust hereunder); provided, however, that an Early Amortization Event shall not be
          --------  -------
          deemed to have occurred under this paragraph if the Seller has repurchased the related Receivable or all such Receivables, if applicable, during such period in accordance with the provisions of this Agreement; or

               (f) the Trust or the Seller shall become an "investment company" within the meaning of the Investment Company Act;

          then, subject to applicable law, and after the applicable grace period, if any, an amortization event (an "Early Amortization Event")
                                                     ------------------------
          shall occur without any notice or other action on the part of the Trustee, any Agent, the Certificateholders or any other Beneficiary, immediately upon the occurrence of such event.

          SECTION 9.2   Additional Rights Upon the Occurrence of Certain Events.
                        -------------------------------------------------------
(a) If an Insolvency Event occurs with respect to the Seller or the Seller violates Section 2.6(a) for any reason, the Seller shall on the day such Insolvency Event or violation occurs (the "Appointment Date") immediately cease
                                           ----------------
to transfer Receivables to the Trust and shall promptly give notice to the Trustee of such Insolvency Event or violation and the Trust shall be deemed to have terminated, subject to the liquidation, winding up and dissolution procedures described below. Notwithstanding any cessation of the transfer to the Trust of additional Receivables, Receivables transferred to the Trust prior to the occurrence of such Insolvency Event or violation and Collections in respect of such Receivables whenever created or accrued in respect of such Receivables, shall continue to be a part of the Trust. Within 15 days of the date on which the Trustee receives notice from the Seller of the Appointment

Date, the Trustee shall (i) publish a notice in an Authorized Newspaper that an Insolvency Event or violation has occurred and that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables on commercially reasonable terms and in a commercially reasonable manner and (ii) give notice to Investor Certificateholders describing the provisions of this Section and requesting instructions from such Holders. Unless the Trustee shall have received instructions within 90 days from the date notice pursuant to clause (ii) above is first given from (x) Holders of Investor Certificates evidencing more than 50% of the aggregate unpaid principal amount of each Series or, with respect to any Series with two or more Classes, of each Class, to the effect that such Investor Certificateholders disapprove of the liquidation of the Receivables and wish to continue having Principal Receivables transferred to the Trust as before such Insolvency Event or violation, and (y) each Holder of a Supplemental Certificate to such effect, then the Trustee shall promptly sell, dispose of or otherwise liquidate the Receivables, or cause to be sold, disposed of or otherwise liquidated, in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids, provided that if such sale, disposition or liquidation is being made solely on account of the Seller's violation of Section 2.6(a), then the Trustee shall effect such sale, disposition or liquidation, or cause such sale, disposition or liquidation to be effected, only if the net proceeds of such sale, disposition or liquidation, applied in accordance with Section 9.2(b), will be sufficient to pay accrued interest on each Series of Certificates plus the excess of the outstanding principal balance of each Series of Certificates over the unreimbursed Investor Charge-Offs for such Series. The Trustee may obtain and conclusively rely upon a prior determination from any applicable conservator, receiver or liquidator that the terms and manner of any proposed sale, disposition or liquidation are commercially reasonable. The provisions of Sections 9.1 and 9.2 shall not be deemed to be mutually exclusive.

          (b) The proceeds from the sale, disposition or liquidation of the Receivables pursuant to paragraph (a), net of all reasonable expenses incurred by the Trustee in connection with such sale, liquidation or other disposition, which shall be paid to the Trustee from such proceeds ("Insolvency Proceeds") shall be immediately deposited in the Collection Account. The Trustee shall determine conclusively the amount of the Insolvency Proceeds which are deemed to be Non-Principal Receivables and Principal Receivables. The Insolvency Proceeds shall be allocated and distributed to Investor Certificateholders in accordance with Article IV and the terms of each Supplement and the Trust shall terminate immediately thereafter.

                                   ARTICLE X

                               Servicer Defaults
                               -----------------

          SECTION 10.1. Servicer Defaults. If any one of the following events (a
                        -----------------
"Servicer Default") shall occur and be continuing with respect to the Servicer:
 ----------------

          (a) any failure by the Servicer to make any payment, transfer or deposit or to give instructions or to give notice to the Trustee to make such payment, transfer or deposit or to give notice to the Trustee as to any action to be taken under any Enhancement Agreement on or before the date such payment, transfer or deposit or such instruction or notice is required to be made or given, as the case may be, under the terms of this Agreement, which failure is not cured within five Business Days after notice of such failure from the Trustee to the Servicer.

          (b) failure on the part of the Servicer duly to observe or perform its covenant not to create any Lien on any Receivable which failure has a material adverse effect on the Certificateholders and which continues unremedied for a period of sixty (60) days after written notice to it of such failure; provided,
                                                                      --------
however, that a "Servicer Default" shall not be deemed to have occurred if the
-------
Seller or the Servicer shall have repurchased the related Receivables or, if applicable, all of the Receivables during such period in accordance with the provisions of this Agreement;

          (c) failure on the part of the Servicer duly to observe or perform any covenants or agreements of the Servicer set forth in this Agreement (other than with respect to those specified in clause (b) above and with respect to clauses
(viii), (ix) and (ix) under Section 3.3(a) hereof, to the extent the terms of
Section 3.3(c) hereof have been complied with) which failure has a material adverse effect on the Certificateholders and which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee;

          (d) any representation, warranty or certification made by the Servicer in this Agreement or in any certificate delivered pursuant to this Agreement shall prove to have been incorrect when made, which has a material adverse effect on the rights of the Investor Certificateholders of any Series and which material adverse effect continues for a period of 60 days after the date on which written notice thereof, requiring the same to be remedied, shall have been given to the Servicer by the Trustee; provided, however, that a "Servicer
                                      --------  -------
Default" shall not be deemed
to have occurred if the Seller or the Servicer shall have repurchased the related Receivables or, if applicable, all of such Receivables during such period in accordance with the provisions of this Agreement;

          (e) the Servicer shall consent to the appointment of a conservator or receiver or liquidator or other similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator or other similar official in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

then, in the event of any Servicer Default, so long as the Servicer Default shall not have been remedied, the Trustee, by notice then given in writing to the Servicer (a "Termination Notice"), may terminate all but not less than all
                 ------------------
of the rights and obligations (other than its obligations that have accrued up to the time of such termination) of the Servicer as Servicer under this Agreement and in and to the Receivables and the proceeds thereof. After receipt by the Servicer of a Termination Notice, and on the date that a Successor Servicer shall have been appointed by the Trustee pursuant to Section 10.2, all authority and power of the Servicer under this Agreement shall pass to and be vested in a Successor Servicer (a "Service Transfer") and, without limitation,
                                   ----------------
the Trustee is hereby authorized and empowered (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such Service Transfer; provided that in no event shall the Servicer incur any liability for any such action by the Trustee. The Servicer agrees to cooperate with the Trustee and such Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder, including the transfer to such Successor Servicer of all authority of the Servicer to service the Receivables provided for under this Agreement, including all authority over all Collections which shall on the date of transfer be held by the Servicer for deposit, or which have been deposited by the Servicer, in the Collection Account, or which shall thereafter be received with respect to the Receivables, and in assisting the Successor Servicer. The Servicer shall promptly transfer its electronic records relating to the Receivables to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables in the manner and at such times as the Successor Servicer shall reasonably request. To the extent that compliance with this Section 10.1 shall require the Servicer to disclose to the Successor Servicer information of any kind which the Servicer reasonably deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem necessary to protect its interest.

          Notwithstanding the foregoing, a delay in or failure of performance under Section 10.1(a) for a period of 10 Business Days or under Section 10.1(b),
(c) or (d) for a period of 60 Business Days, shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve the Servicer from using its best efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement, and the Servicer shall provide the Trustee, any Agents, any Enhancement Providers, the Seller and the Certificateholders with an Officers' Certificate giving prompt notice of such failure or delay by it, together with a description of its efforts so to perform its obligations. The Servicer shall immediately notify the Trustee in writing of any Servicer Default.

          SECTION 10.2. Trustee to Act; Appointment of Successor.  (a)  On and
                        ----------------------------------------
after the receipt by the Servicer of a Termination Notice pursuant to Section 10.1, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or otherwise specified by the Trustee in writing or, if no such date is specified in such Termination Notice, or as otherwise specified by the Trustee, until a date mutually agreed upon by the Servicer and Trustee. The Trustee shall as promptly as possible after the giving of a Termination Notice appoint an Eligible Servicer as a successor servicer (the "Successor Servicer"), subject to the
                                       ------------------
consent of any Enhancement Providers and any Agents, which consent shall not be unreasonably withheld, and such Successor

Servicer shall accept its appointment by a written assumption in a form acceptable to the Trustee. In the event that a Successor Servicer has not been appointed or has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Trustee without further action shall automatically be appointed the Successor Servicer. The Trustee may delegate any of its servicing obligations to an affiliate or agent in accordance with Sections 3.1 and 8.7. Notwithstanding the above, the Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established institution having a net worth of not less than $100,000,000 and whose regular business includes the servicing of wholesale receivables as the Successor Servicer hereunder. The Trustee shall promptly give notice to the Rating Agencies, any Enhancement Providers, any Agents and the Certificateholders upon the appointment of a Successor Servicer.

          (b) Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof (except that the Successor Servicer shall not be liable for any liabilities incurred by the predecessor Servicer), and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer, except for references in Sections 3.3 (as it relates to the Initial Servicer) and 8.4 (exclusive of indemnification for acts, omissions, alleged acts and alleged omissions that constitute fraud, gross negligence, breach of fiduciary duty or wilful misconduct by the Successor Servicer) and 11.5, which shall continue to refer to the Initial Servicer. Any Successor Servicer, by its acceptance of its appointment, will automatically agree to be bound by the terms and provisions of any Enhancement Agreement.

          (c) In connection with any Termination Notice, the Trustee will review any bids which it obtains from Eligible Servicers and shall be permitted to appoint any Eligible Servicer submitting such a bid as a Successor Servicer for servicing compensation not in excess of the Servicing Fee (provided that if all such bids exceed the Servicing Fee the Seller at its own expense shall pay when due the amount of any compensation in excess of the Servicing Fee); provided,
                                                                    --------
however, that the Seller shall be responsible for payment of the Seller's
-------
portion of the Servicing Fee as determined pursuant to this Agreement and all other amounts in excess of the Investors' Servicing Fee, and that no such monthly compensation paid out of Collections shall be in excess of the Investors' Servicing Fee permitted to the Servicer. The Holders of the Seller's Certificates agree that if DFS (or any Successor Servicer) is terminated as Servicer hereunder, the portion of Collections to be paid to the Seller shall be reduced by an amount sufficient to pay Seller's share of the compensation of the Successor Servicer.

          (d) All authority and power granted to the Successor Servicer under this Agreement shall automatically cease and terminate upon termination of the Trust pursuant to Section 12.1, and shall pass to and be vested in the Seller and, without limitation, the Seller is hereby authorized and empowered to execute and deliver, on behalf of the Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Successor Servicer agrees to cooperate with the Seller in effecting the termination of the responsibilities and rights of the Successor Servicer to conduct servicing on the Receivables. The Successor Servicer, at the expense of the Seller, shall transfer its electronic records relating to the Receivables to the Seller in such electronic form as the Seller may reasonably request and shall transfer all other records, correspondence and documents to the Seller in the manner and at such times as the Seller shall reasonably request. To the extent that compliance with this Section 10.2 shall require the Successor Servicer to disclose to the Seller information of any kind which the Successor Servicer deems to be confidential, the Seller shall be required to enter into such customary licensing and confidentiality agreements as the Successor Servicer shall deem necessary to protect its interests.

          All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Receivables and the other Trust Assets to the Successor Servicer and amending this Agreement to reflect such succession as Successor Servicer pursuant to this Article X shall be paid by the Servicer (or, if the Trustee is the Successor Servicer, the initial Servicer) upon presentation of reasonable documentation of such costs and expenses.


                                  ARTICLE XI

                                  The Trustee
                                  -----------

          SECTION 11.1. Duties of Trustee.  (a)  The Trustee, prior to the
                        -----------------
occurrence of a Servicer Default of which a Responsible Officer of the Trustee has knowledge and after the curing of all Servicer Defaults which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If a Servicer Default to the knowledge of a Responsible Officer of the Trustee has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this

Agreement and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they substantially conform to the requirements of this Agreement.

          (c) Subject to Section 11.1(a), no provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct; provided,
                                                               --------
however, that:
-------

              (i) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

              (ii) the Trustee shall not be charged with knowledge of any Servicer Default or the failure by the Servicer to comply with the obligations of the Servicer referred to in Section 10.1(a) and (b) unless a Responsible Officer of the Trustee obtains actual knowledge of such failure;

              (iii) the Trustee shall not be charged with knowledge of an Early Amortization Event (or the related Early Amortization Period) unless a Responsible Officer of the Trustee obtains actual knowledge thereof;

              (iv) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Investor Certificates relating to the time, method or place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement or any Supplement; and

              (v) prior to the occurrence of a Servicer Default of which a Responsible Officer has knowledge, and after the curing or waiver of such Servicer Defaults that may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement and any Supplements, the Trustee shall not be liable except for the performance of such duties and obligations as shall be specifically set forth in this Agreement and any Supplement, no implied covenants or obligations shall be read into this Agreement or any Supplement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and, if specifically required to be furnished pursuant to any provision of this Agreement or any Supplement, conforming to the requirements of this Agreement or such Supplement.

          (d) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any obligations of the Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement. Notwithstanding the prior sentence, the Trustee when acting as Successor Servicer, is still entitled to indemnification under Sections 7.3 and 8.4.

          (e) Except as expressly provided in this Agreement, the Trustee shall have no power to vary the corpus of the Trust including the power to (i) accept any substitute obligation for a Receivable initially assigned to the Trust under
Section 2.1 or 2.5, (ii) add any other investment, obligation or security to the Trust or (iii) withdraw from the Trust any Receivables.

          (f) In the event that the Transfer Agent and Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Transfer Agent and Registrar, as the case may be, under this Agreement, the Trustee shall be obligated promptly upon a Responsible Officer of the Trustee obtaining actual knowledge of such failure to perform such obligation, duty or agreement in the manner so required.

          (g) If the Seller has agreed to transfer any of its wholesale receivables (other than the Receivables) to another Person, then upon the written request of the Seller, the Trustee will enter into such intercreditor agreements with the transferee of such receivables as are customary and necessary to identify separately the rights of the Trustee and the Trust, on the one hand, and such other Person, on the other hand, in the Seller's wholesale receivables; provided, however, that the Trustee shall not be required to enter into any
--------  -------
intercreditor agreement which could, in the sole opinion of the Trustee, adversely affect the interests of the Investor Certificateholders or the Trustee and, upon the request of the Trustee, the Seller will deliver an Opinion of Counsel on any matters relating to such intercreditor agreement, reasonably requested by the Trustee.

          (h) Notwithstanding any other provision contained herein, the Trustee is not acting as, and shall not be deemed to be, a fiduciary for any Enhancement Provider in its capacity as such or as a Beneficiary, and the Trustee's sole responsibility with respect to said parties shall be to perform those duties with respect to said parties as are specifically set forth herein and no implied duties or obligations shall be read into this Agreement against the Trustee with respect to any such party.

           SECTION 11.2. Certain Matters Affecting the Trustee. Except as
                         -------------------------------------
otherwise provided in Section 11.01:

          (a) the Trustee may rely on and shall be protected in acting on, or in refraining from acting in accord with, any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented to it pursuant to this Agreement by the proper party or parties;

          (b) the Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

          (c) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; provided, however, that nothing
                                          --------  -------
contained herein shall relieve the Trustee of the obligations, upon the occurrence of a Servicer Default (which has not been cured or waived) of which a Responsible Officer of the Trustee has knowledge, to exercise such of the rights and powers vested in it by this Agreement or any Supplement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

          (d) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (e) the Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document believed by it to be genuine, unless requested so to do by (i) Holders of Investor Certificates evidencing more than 25% of the aggregate unpaid principal amount of all Investor Certificates (or, with respect to any such matters that do not relate to all Series, 25% of the aggregate unpaid principal amount of the Investor Certificates of all Series to which such matters relate); provided, however, that if the payment within a reasonable time
                 --------  -------
to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation shall be, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Trustee, shall be reimbursed by the Servicer upon demand;

          (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed with due care by it hereunder;

          (g) except as may be required by Section 11.1(a) hereof, the Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Receivables or the Accounts for the purpose of establishing the presence or absence of defects, the compliance by the Seller with its representations and warranties or for any other purpose; and

          (h) the right of the Trustee to perform any discretionary act enumerated in this Agreement or any Supplement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act.

          SECTION 11.3. Trustee Not Liable for Recitals in Certificates.  The
                        -----------------------------------------------
Trustee assumes no responsibility for the correctness of the recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates). Except as set forth in Section 11.14, the Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the certificate of authentication on the Certificates) or of any Receivable or related document or any security interest of the Trust therein. The Trustee shall not be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Seller in respect of the Receivables or deposited in or withdrawn from the Collection Account or any Series Account.

          SECTION 11.4. Trustee May Own Certificates.  The Trustee in its
                        ----------------------------
individual or any other capacity may become the owner or pledgee of Investor Certificates and may deal with the Seller and Servicer in banking transactions with the same rights as it would have if it were not the Trustee.

          SECTION 11.5. The Servicer to Pay Trustee's Fees and Expenses.  The
                        -----------------------------------------------
Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the power and duties hereunder of the Trustee, and, subject to Section 8.4, the Servicer will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee accordance with any of the provisions of this Agreement (including the reasonable fees and expenses of its agents, any co-trustee and counsel) except any such expense, disbursement or advance as may arise from its negligence or bad faith and except as provided in the second following sentence. The Servicer's covenants to pay the expenses, disbursements and advances provided for in the preceding sentence shall survive the resignation removal of the Trustee and the termination of this Agreement.
If the Trustee is appointed Successor Servicer pursuant to Section 10.2, the provisions of this Section 11.5 shall not apply to expenses, disbursements and advances made or incurred by the Trustee in its capacity as Successor Servicer, which shall be covered out of the Servicing Fee; provided, however, if such
                                                 --------  -------
expenses, disbursements and advances incurred by the Trustee are in amount in excess of the Servicing Fee, such excess amount shall be paid in full to the Trustee by DFS. To the extent, if any, that any Federal, state or local taxes are payable by the Trust, such taxes shall be payable solely out of Trust Assets an not out of the personal assets of the Trustee.

          SECTION 11.6. Eligibility Requirements for Trustee. The Trustee
                        ------------------------------------
hereunder shall at all times be a corporation organized and doing business under the laws of the United States of America or any state thereof authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority then, for the purpose of this Section 11.6, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.6, the Trustee shall resign immediately in the manner and with the effect specified in Section 11.7.

          SECTION 11.7. Resignation or Removal of Trustee.  (a) The Trustee may
                        ---------------------------------
at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Seller and the Servicer. Upon receiving such notice of resignation, the Seller shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

          (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 11.6 hereof and shall fail to resign after written request therefor by the Servicer, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or if a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicer may remove the Trustee and promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

          (c) Any resignation or removal of the Trustee and appointment of successor trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee as provided in Section 11.8 hereof.

          SECTION 11.8.  Successor Trustee. (a) Any successor trustee appointed
                         -----------------
as provided in Section 11.7 hereof shall execute, acknowledge and deliver to the Seller and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor trustee all documents or copies thereof, at the expense of the Servicer, and statements held by it hereunder; and the Seller and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor trustee all such rights, power, duties and obligations. The Servicer shall immediately give notice to each Rating Agency and the Certificateholders upon the appointment of a successor trustee.

          (b) No successor trustee shall accept appointment as provided in this
Section 11.8 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 11.6 hereof.

          SECTION 11.9.  Merger or Consolidation of Trustee.  Any Person into
                         ----------------------------------
which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under the provisions of Section 11.6 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          SECTION 11.10. Appointment of Co-Trustee or Separate Trustee.  (a)
                         ---------------------------------------------
Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 11.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 11.6 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 11.8 hereof.

          (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

               (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

               (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

               (iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

          (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article XI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

          (d) Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          SECTION 11.11. Tax Returns. In the event the Trust shall be required
                         -----------
to file tax returns, the Servicer shall prepare, or shall cause to be prepared, and shall deliver, or shall cause to be delivered, to the Trustee no later than five days immediately preceding any applicable due date; the Trustee shall promptly execute, to the extent it is the appropriate person to so execute, file any such tax returns to be filed by the Trust and deliver such executed returns to the Servicer, and such returns shall be filed by the Servicer. The Servicer in accordance with the terms of the Supplements shall also prepare or shall cause to be prepared all tax information required by law to be distributed to the Investor Certificateholders. The Trustee will distribute or cause to be distributed such information to the Investor Certificateholders. The Trustee, upon request, will furnish the Servicer with all such information known to the Trustee as may be reasonably required in connection with the preparation of all tax returns of the Trust or in connection with the distribution of tax information to the Investor Certificateholders.

          SECTION 11.12. Trustee May Enforce Claims Without Possession of
                         ------------------------------------------------
Certificates.  All rights of action and claims under this Agreement or the
------------
Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been obtained.

          SECTION 11.13. Suits for Enforcement. If a Servicer Default shall
                         ---------------------
occur and be continuing, the Trustee, in its discretion may, subject to the provisions of Section 10.1, proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or the Certificateholders. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Certificateholder any plan of reorganization, arrangement, adjustment or composition affecting the Certificates or the rights of any Holder thereof, or authorize the Trustee to vote in respect of the claim of any Certificateholder in any such proceeding.

          SECTION 11.14. Representations and Warranties of Trustee. The Trustee
                         -----------------------------------------
represents and warrants that:

               (i) the Trustee is a banking corporation organized, existing and in good standing under the laws of the State of New York;

               (ii) the Trustee has full power, authority and right to execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement; and

               (iii) this Agreement has been duly executed and delivered by the Trustee.

          SECTION 11.15. Maintenance of Office or Agency.  The Trustee will
                         -------------------------------
maintain at its expense in the Borough of Manhattan, The City of New York, an office or offices or agency or agencies where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served. The Trustee initially designates its Corporate Trust Office as its office such purposes in New York. The Trustee will give prompt written notice to the Servicer and to Holders of the Certificates of a change in the location of the Certificate Register or any such office or agency.


                                  ARTICLE XII

                                  Termination
                                  -----------

          SECTION 12.1. Termination of Trust.  The Trust and the respective
                        --------------------
obligations and responsibilities of the Seller, the Servicer and the Trustee created hereby (other than the obligation of the Trustee to make payments to Investor Certificateholders as hereafter set forth) shall terminate, except with respect to the duties described in Sections 7.3, 8.4, 11.5 and 12.2(b), upon the earlier of (i) December 31, 2014 (the

"Final Maturity Date"), (ii) the day following the Distribution Date on which
 -------------------
the Invested Amount for all Series is zero, but only if the Seller has notified the Trustee that it wishes the Trust to terminate upon such event and (iii) the time provided in Section 9.2(b) (the "Trust Termination Date"). The Servicer
                                      ----------------------
will give the Rating Agencies prompt notice of the termination of the Trust.

          SECTION 12.2. Final Distribution.  (a)  The Servicer shall give the
                        ------------------
Trustee at least 30 days' prior notice of the Distribution Date on which the Investor Certificateholders of any Series or Class may surrender their Investor Certificates for payment of the final distribution on and cancellation of such Investor Certificates (or, in the event of a final distribution resulting from the application of Section 2.3 or 9.1, notice of such Distribution Date promptly after the Servicer has determined that a final distribution will occur, if such determination is made less than 30 days prior to such Distribution Date). Such notice shall be accompanied by an Officer's Certificate setting forth the information specified in Section 3.5 covering the period during the then-current calendar year through the date of such notice. Upon at least 10 days' prior written notice by the Servicer, not later than the fifth day of the month in which the final distribution in respect of such Series or Class is payable to Investor Certificateholders, the Trustee shall provide notice to Investor Certificateholders of such Series or Class specifying (i) the date upon which final payment of such Series or Class will be made upon presentation and surrender of Investor Certificates of such Series or Class at the office or offices therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such payment date is not applicable, payments being made only upon presentation and surrender of such Investor Certificates at the office or office therein specified (which, in the case of Bearer Certificates, shall be outside the United States). The Trustee shall give such notice to the Transfer Agent and Registrar and the Rating Agencies at the time such notice is given to Investor Certificateholders.

          (b) Notwithstanding a final distribution to the Investor Certificateholders of any Series or Class (or the termination of the Trust), except as otherwise provided in this paragraph, all funds then on deposit in the Collection Account and any Series Account allocated to such Investor Certificateholders shall continue to be held in trust for the benefit of such Investor Certificateholders and the Trustee shall pay such funds to such Investor Certificateholders upon surrender of their Investor Certificates (and any excess shall be paid in accordance with the terms of any Enhancement Agreement). In the event that all such Investor Certificateholders shall not surrender their Investor Certificates for cancellation within six months after the date specified in the notice from the Trustee described in paragraph (a), the Trustee shall give a second notice to the remaining such Investor Certificateholders to surrender their Investor Certificates for cancellation and receive the final distribution with respect thereto (which surrender and payment, in the case of Bearer Certificates, shall be outside the United States). If within one year after the second notice all such Investor Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining such Investor Certificateholders concerning surrender of their Investor Certificates, and the cost thereof shall be paid out of the funds in the Collection Account or any Series Account held for the benefit of such Investor Certificateholders. The Trustee shall pay to the Seller any monies held by it for the payment of principal or interest with respect to a Series that remain unclaimed for two years after the date of the first notice of final distribution with respect to such Series. After such payment to the Seller, Investor Certificateholders entitled to the money must look to the Seller for payment as general creditors unless an applicable abandoned property law designates another Person.

          (c) In the event that the Invested Amount with respect to any Series is greater than zero on its Termination Date (after giving effect to deposits and distributions otherwise to be made on such Termination Date), the Trustee will sell or cause to be sold on such Termination Date Receivables (or interests therein) in an amount equal to the sum of (i) 110% of the Invested Amount with respect to such Series on such Termination Date (after giving effect to such deposits and distributions) and (ii) the Available Subordinated Amount with respect to such Series on the preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date following such Determination Date); provided, however, that in
                                                      --------  -------
no event shall such amount exceed such Series' Allocation Percentage (as defined in the Series Supplements and for the Collection Period in which such Termination Date occurs) of Receivables on such Termination Date. The proceeds, net of all reasonable expenses incurred by the Trustee in connection with such sale, liquidation or other disposition, which shall be paid to the Trustee from such proceeds (the "Termination Proceeds") from such sale shall be immediately
                    --------------------
deposited into the Collection Account for the benefit of the Investor Certificateholders of such Series. The Termination Proceeds shall be allocated and distributed to the Investor Certificateholders of such Series in accordance with the terms of the applicable Supplement.

          SECTION 12.3. Seller's Termination Rights. Upon the termination of the
                        ---------------------------
Trust pursuant to Section 12.1 and the
surrender of the Seller's Certificates, the Trustee shall sell, assign and convey to the Seller or its designee, without recourse, representation or warranty, all right, title and interest of the Trust in the Receivables, whether then existing or thereafter created, all Collateral Security with respect thereto, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof, except for amounts held by the Trustee pursuant to Section 12.2(b), and all of the Seller's rights, remedies, powers and privileges with respect to such Receivables under the Receivables Contribution and Sale Agreement. The Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, representation or warranty, as shall be reasonably requested by the Seller to vest in the Seller or its designee all right, title and interest which the Trust had in all such property.


                                  ARTICLE XII

                           Miscellaneous Provisions
                           ------------------------

          SECTION 13.1. Amendment.  (a)  This Agreement or any Supplement may be
                        ---------
amended from time to time (including in connection with the issuance of a Supplemental Certificate) by the Servicer, the Seller and the Trustee without the consent of any of the Certificateholders, but with prior notice to each Rating Agency, provided that such action shall not, as evidenced by an Opinion of Counsel for the Seller, addressed and delivered to the Trustee, adversely affect in any material respect the interests of any Investor Certificateholder. In addition, this Agreement and any Supplement may be amended by the Servicer and the Trustee at the direction of the Seller without the consent of any of the Certificateholders (1) to add, modify or eliminate such provisions as may be necessary or advisable in order to enable the Seller or any of its Affiliates (including Deutsche Bank AG) to minimize or avoid capital charges under any applicable law, rule, regulation or guideline relating to regulatory or risk-based capital, (2) to enable all or a portion of the Trust to qualify as a partnership for federal income tax purposes under applicable regulations on the classification of entities as partnerships or corporations under the Internal Revenue Code adopted as final regulations after the date hereof, and to the extent that such regulations eliminate or modify the need therefor, to modify or eliminate existing provisions of this Agreement or any Supplement relating to the intended availability of partnership treatment of the Trust for federal income tax purposes, (3) to enable all or a portion of the Trust to qualify as, and to permit an election to be made to cause the Trust to be treated as, a "financial asset securitization investment trust," as described in the provisions of the "Small Business Job

Protection Act of 1996," H.R. 3448 (and, in connection with any such election, to modify or eliminate existing provisions of this Agreement or any Supplement relating to the intended Federal income tax treatment of the Certificates and the Trust in the absence of such election, which may include elimination of the sale of Receivables upon the occurrence of an insolvency event with respect to Seller pursuant to the Agreement and certain provisions of the Agreement relating to the liability of the Seller), or (4) to enable the Seller or any of its Affiliates to comply with or obtain more favorable treatment under any law or regulation or any accounting rule or principle, so long as in each case the Rating Agency Condition has been satisfied and, in the case of (2) or (3), the Seller and the Trustee have received an Opinion of Counsel to the effect that such amendment will not adversely affect the characterization of the Investor Certificates of any outstanding Series or Class as debt or as interests in a partnership; provided, however, that if any such amendment occurs while the
             --------  -------
Series 1994-1 is outstanding, an Opinion of Counsel for the Seller, addressed and delivered to the Trustee, shall be required providing that such amendment shall not adversely affect in any material respect the interests of any Investor Certificateholders of Series 1994-1; and provided, further, that if Series 1994-
                                         --------  -------
1 is no longer outstanding, then the Opinion of Counsel described in the preceding proviso shall not be required. Notwithstanding anything contained herein to the contrary, the Trustee, with the consent of any Enhancement Providers, may at any time and from time to time amend, modify or supplement the form of Distribution Date Statement. Notwithstanding anything contained herein to the contrary, this Agreement or any Supplement may be amended from time to time by the Servicer, the Seller and the Trustee without the consent of any of the Certificateholders, but only upon satisfaction of the Rating Agency Condition, to change in any manner the treatment of Delayed Funding Receivables under this Agreement or any such Supplement.

          (b) This Agreement or any Supplement may also be amended from time to time (including in connection with the issuance of a Supplemental Certificate) by the Servicer, the Seller and the Trustee, with the consent of the Holders of Investor Certificates evidencing more than 50% of the aggregate unpaid principal amount of the Investor Certificates of all adversely affected Series and with prior notice to each Rating Agency, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or any Supplement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (i) reduce
                    --------  -------
in any manner the amount of or delay the timing of any distributions to be made to Investor Certificateholders or deposits of amounts to be so distributed or the amount available under any Enhancement without the consent of each affected Investor Certificateholder, (ii) change the definition of or the manner of calculating the interest of any Investor Certificateholder without the consent of each affected Investor Certificateholder, (iii) reduce the aforesaid percentage required to consent to any such amendment without the consent of each Investor Certificateholder or (iv) adversely affect the rating of any Series or Class by any Rating Agency without the consent of all of the Holders of the Investor Certificates of such Series or Class. Any amendment to be effected pursuant to this paragraph shall be deemed to adversely affect all outstanding Series, other than any Series with respect to which such action shall not, as evidenced by an Opinion of Counsel for the Seller, addressed and delivered to the Trustee, adversely affect in any material respect the interests of any Investor Certificateholder of such Series. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's rights, duties or immunities under this Agreement or otherwise.

          (c) Promptly after the execution of any such amendment or consent (other than an amendment pursuant to paragraph (a)), the Trustee shall furnish notification of the substance of such amendment to each Investor
Certificateholder, and the Servicer shall furnish notification of the substance of such amendment to each Rating Agency, each Agent and each Enhancement Provider.

          (d) It shall not be necessary for the consent of Investor Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Investor Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

          (e) Notwithstanding anything in this Section to the contrary, no amendment may be made to this Agreement or any Supplement which would adversely affect in any material respect the interests of any Enhancement Provider without the consent of such Enhancement Provider.

          (f) Any Supplement executed in accordance with the provisions of
Section 6.3 shall not be considered an amendment to this Agreement for the purposes of this Section.

          (g) Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon (i) an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to such execution and delivery have been satisfied and (ii) the Opinion of Counsel required by

Section 13.2(d). The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement.

          SECTION 13.2. Protection of Right, Title and Interest to Trust. (a)
                        ------------------------------------------------
The Servicer shall cause this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the Certificateholders' and the Trustee's right, title and interest in and to the Trust Assets to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Certificateholders and the Trustee hereunder to all property comprising the Trust. The Servicer shall deliver to the Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Seller shall cooperate fully with the Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 13.2(a).

          (b) Within 30 days after the Seller or the Servicer makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with Section 13.2(a) seriously misleading within the meaning of Section 9-402(7) of the UCC as in effect in Missouri (including as a result of a Designated Affiliate Transfer), the Seller shall give the Trustee and any Agent notice of any such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the Trust's security interest in the Receivables and the proceeds thereof.

          (c) The Seller and the Servicer will give the Trustee and any Agent prompt written notice of any relocation of any office from which it services Receivables or keeps Records concerning the Receivables or of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file such financing statements or amendments as may be necessary to perfect or to continue the perfection of the Trust's security interest in the Receivables and the proceeds thereof. The Seller and the Servicer shall at all times maintain each office from which it services Receivables and its principal executive officer within the United States of America.

          (d) The Servicer will deliver to the Trustee, any Agent and any Enhancement Provider, upon the execution and delivery of each amendment of this Agreement or any Supplement, an Opinion of Counsel to the effect specified in Exhibit G-1.

          SECTION 13.3. Limitation on Rights of Certificateholders.  (a)   The
                        ------------------------------------------
death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor shall such death or incapacity entitle such Certificateholders' legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding-up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          (b) No Investor Certificateholder shall have any right to vote (except as expressly provided in this Agreement) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Investor Certificateholders from time to time as partners or members of an association, nor shall any Investor Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

          (c) No Investor Certificateholder shall have any right by virtue of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Investor Certificateholder previously shall have made, and unless the Holders of Investor Certificates evidencing more than 50% of the aggregate unpaid principal amount of all Investor Certificates (or, with respect to any such action, suit or proceeding that does not relate to all Series, 50% of the aggregate unpaid principal amount of the Investor Certificates of all Series to which such action, suit or proceeding relates) shall have made, a request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after such request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Investor Certificateholder with every other Investor Certificateholder and the Trustee, that no one or more Investor Certificateholders shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the holders of any other of the Investor Certificates, or to obtain or seek to obtain priority over or preference to any other such Investor Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Investor Certificateholders except as otherwise expressly provided in this Agreement.
For the protection and enforcement of the provisions of this Section, each and every Investor Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          SECTION 13.4. No Petition.  The Servicer, DFS (if it is no longer the
                        -----------
Servicer) and the Trustee (not in its individual capacity but solely as Trustee), by entering into this Agreement, each Investor Certificateholder, by accepting an Investor Certificate, each holder of a Supplemental Certificate by accepting a Supplemental Certificate and any Successor Servicer and each other Beneficiary, by accepting the benefits of this Agreement, hereby covenants and agrees that they will not at any time institute against Deutsche FRLP any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law.

          SECTION 13.5. GOVERNING LAW. THIS AGREEMENT AND THE CERTIFICATES SHALL
                        -------------
BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          SECTION 13.6. Notices.  (a)  All demands, notices, instructions,
                        -------
directions and communications (collectively, "Notices") under this Agreement
                                              -------
shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, return receipt requested, to (i) in the case Deutsche FRLP, 655 Maryville Centre Drive, St. Louis, Missouri 63141,
Attention: Secretary, (ii) in the case of DFS, 655 Maryville Centre Drive, St. Louis, Missouri 63141, Attention: Secretary, (iii) in the case of the Trustee, 450 West 33rd Street, New York, New York 10001, Attention: Structured Finance Relationship Management, (iv) in the case of Standard & Poor's, 26 Broadway, New York, New York 10004, Attention: Asset Backed Surveillance Department, (v) in the case of Moody's, 99 Church Street, New York, New York 10007, Attention:
Structured Finance Surveillance, (vi) in the case of Fitch, One State Street Plaza, New York, New York 10004, or, as to each party and Rating Agency, at such other address as shall be designated by such party or Rating Agency in a written notice to each other party.

          (b) Any Notice required or permitted to be given to a Holder of Registered Certificates shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. No Notice shall be required to be mailed to a Holder of Bearer Certificates or Coupons but shall be given as provided below. Any Notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Investor Certificateholder receives such Notice. In addition, in the case of any Series or Class with respect to which any Bearer Certificates are outstanding, any Notice required or permitted to be given to Investor Certificateholders of such Series or Class shall be published in an Authorized Newspaper within the time period prescribed in this Agreement.

          SECTION 13.7.  Severability of Provisions.  If any one or more of the
                         --------------------------
covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or rights of the Certificateholders.

          SECTION 13.8.  Assignment.  Notwithstanding anything to the contrary
                         ----------
contained herein, except as provided in Section 8.2, this Agreement may not be assigned by the Servicer.

          SECTION 13.9.  Certificates Nonassessable and Fully Paid.  It is the
                         -----------------------------------------
intention of the parties to this Agreement that the Investor Certificateholders shall not be personally liable for obligations of the Trust, that the interests in the Trust represented by the Investor Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever and that Investor Certificates upon authentication thereof by the Trustee are and shall be deemed fully paid.

          SECTION 13.10. Further Assurances. The Seller and the Servicer agree
                         ------------------
to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Trustee more fully to effect the purposes of this Agreement, including the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

          SECTION 13.11. No Waiver, Cumulative Remedies.  No failure to exercise
                         ------------------------------
and no delay in exercising, on the part of the Trustee or the Certificateholders, any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided under this Agreement are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

          SECTION 13.12. Counterparts.  This Agreement may be executed in two or
                         ------------
more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

          SECTION 13.13. Third-Party Beneficiaries. This Agreement will inure to
                         -------------------------
the benefit of and be binding upon the parties hereto, the Certificateholders and the other Beneficiaries and their respective successors and permitted assigns. Except as otherwise expressly provided in this Agreement, no other Person will have any right or obligation hereunder.

          SECTION 13.14. Actions by Certificateholders.  Any request, demand,
                         -----------------------------
authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind such Certificateholder and every subsequent holder of any Certificate issued upon the registration of transfer of the Certificates of such Certificateholder or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Trustee or the Servicer in reliance thereon, whether or not notation of such action is made upon any such Certificate.

          SECTION 13.15. Rule 144A Information.  For so long as any of the
                         ---------------------
Investor Certificates of any Series or Class are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, each of the Seller, the Trustee, the Servicer and any Enhancement Providers agree to cooperate with each other to provide to any Investor Certificateholders of such Series or Class and to any prospective purchaser of Investor Certificates designated by such an Investor Certificateholder, upon the request of such Investor Certificateholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Act.

          SECTION 13.16. Action by Trustee.  Upon any application or request by
                         -----------------
the Seller or Servicer to the Trustee to take any action under any provision under this Agreement, the Seller or Servicer, as the case may be, shall furnish to the Trustee an Officer's Certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such Counsel all such conditions precedent, if any, have been complied with. The Trustee shall be entitled to conclusively rely on the Officer's Certificate or the Opinion of Counsel, as the case may be, as authority for any action undertaken in connection therewith.

          SECTION 13.17. Merger and Integration.  Except as specifically stated
                         ----------------------
otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived, or supplemented except as provided herein.

          SECTION 13.18. Headings.  The headings herein are for purposes of
                         --------
reference only and shall not otherwise affect the meaning or interpretation or any provision hereof.

          SECTION 13.19. Continued Effectiveness of the Pooling and Servicing
                         ----------------------------------------------------
Agreement.  As amended and restated hereby, the Pooling and Servicing Agreement
---------
shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.

          SECTION 13.20. Submission to Jurisdiction.  Each of the parties hereto
                         --------------------------
hereby irrevocably and unconditionally: (a) submits for itself and its property in any legal action or proceeding relating to this Agreement, any Supplement, the Assignments, the Reassignments or the other documents executed and delivered in connection herewith or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 13.6; and

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

          IN WITNESS WHEREOF, the Seller, the Servicer and the Trustee have caused this Pooling and Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.


                              DEUTSCHE FLOORPLAN RECEIVABLES,
                              L.P., Seller


                              By: DEUTSCHE FLOORPLAN RECEIVABLES,
                                  INC., General Partner


                              By  /s/ Richard H. Schumacher
                                _______________________________________
                                  Name: Richard H. Schumacher
                                  Title: President and Treasurer


                              By  /s/ Naran Burchinow
                                _______________________________________
                                  Name: Naran Burchinow
                                  Title: Vice President and Assistant Secretary


                              DEUTSCHE FINANCIAL SERVICES
                              CORPORATION, Servicer


                              By /s/ Richard H. Schumacher
                                _______________________________________
                                  Name: Richard H. Schumacher
                                  Title: Senior Vice President and Treasurer


                              By  /s/ Naran Burchinow
                                _______________________________________
                                  Name: Naran Burchinow
                                  Title: Senior Vice President, General Counsel
                                          and Secretary


                              THE CHASE MANHATTAN BANK,
                              Trustee


                              By  /s/ Marcus Gustafson
                                _______________________________________
                                    Name: Marcus Gustafson
                                    Title: Assistant Vice President

                                                                       EXHIBIT A
                                                                       TO PSA



                     FORM OF FACE OF ITT FRLP CERTIFICATE

          THIS ITT FRLP CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NEITHER THIS ITT FRLP CERTIFICATE NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS.

          THIS ITT FRLP CERTIFICATE IS NOT PERMITTED TO BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

No. R-                                                                  One Unit

                    ITT FLOORPLAN RECEIVABLES MASTER TRUST
                             ITT FRLP CERTIFICATE

              THIS CERTIFICATE REPRESENTS AN INTEREST IN CERTAIN
                   ASSETS OF THE ITT FLOOR PLAN MASTER TRUST

Evidencing an interest in a trust, the corpus of which consists primarily of wholesale (i.e., dealer floorplan), accounts receivable, asset based and
           ---
unsecured receivables (the "Receivables") generated from time to time in the ordinary course of business in a portfolio of revolving financing arrangements (the "Accounts") of ITT Commercial Financial Corp. ("ITT CMF") meeting certain eligibility criteria. This certificate (the "ITT FRLP Certificate") does not represent an interest in or obligation of ITT Floorplan Receivables, L.P. (the "Seller" or "ITT FRLP"), ITT CMF or any affiliate thereof.

          Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this ITT FRLP Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement referred to on the reverse side hereof, or be valid for any purpose.

          THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS.

          IN WITNESS WHEREOF, the Seller has caused this ITT FRLP Certificate to be duly executed.


                              ITT FLOORPLAN RECEIVABLES, L.P.

                              By:   ITT FLOORPLAN RECEIVABLES CORP.

                                By:________________________________________
                                Name:
                                Title:

Dated:


                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION


          This is the ITT FRLP Certificate described in the within-mentioned Pooling and Servicing Agreement.



_______________________________________,
as Trustee,



By:____________________________________
     Authorized Officer

                    FORM OF REVERSE OF ITT FRLP CERTIFICATE

          This certifies that ITT Floorplan Receivables, L.P. ("ITT FRLP") is the registered owner of a fractional interest in the assets of the ITT Floorplan Receivables Master Trust (the "Trust") not allocated to the Certificateholders' Interest or the interest of any holder of a Supplemental Certificate, pursuant to the Pooling and Servicing Agreement amended and restated as of March 1, 1994 (as amended and supplemented, the "Agreement"), by and among ITT FRLP, as seller, (the "Seller"), ITT Commercial Finance Corp., as servicer, and Chemical Bank, as trustee (the "Trustee"). The corpus of the Trust will include (a) all of the Seller's right, title and interest in, to and under the Receivables in each Account and all Collateral Security with respect thereto owned by the Seller at the close of business on the Cut-Off Date, in the case of the Initial Accounts, and on the applicable Additional Cut-Off Date, in the case of Additional Accounts, and all monies due or to become due and all amounts received with respect thereto and all proceeds (including "proceeds" as defined in Section 9-306 of the UCC as in effect in the State of Missouri and Recoveries) thereof, (b) all of the Seller's rights, remedies, powers and privileges with respect to such Receivables under the Receivables Contribution and Sale Agreement and any Floorplan Agreement, (c) all of the Seller's right, title and interest in, to and under the Receivables in each Account (other than any newly created Receivables in any Removed Account) and all Collateral Security with respect thereto owned by the Seller at the close of business of each Transfer Date and not theretofore conveyed to the Trust, all monies due or to become due and all amounts received with respect thereto and all proceeds (including "proceeds" as defined in Section 9-306 of the UCC as in effect in the State of Missouri and Recoveries) thereof, (d) all monies on deposit in, and Eligible Investments credited to, the Collection Account or any Series Account,
(e) any Enhancements and (f) all other assets and interests constituting the Trust. Although a summary of certain provisions of the Agreement is set forth below, this Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Agreement.

          This ITT FRLP Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended and supplemented from time to time, the Seller by virtue of the acceptance hereof assents and is bound.

          It is the intent of the Seller and the Holder of the ITT FRLP Certificate that, for Federal income taxes, state and local income, single business and franchise taxes and any other taxes imposed on or measured by income, the ITT FRLP Certificate will be treated as indebtedness of ITT FRLP secured by the Receivables. The Servicer, by entering into the Agreement, the Seller, the Holder of the ITT FRLP Certificate and each Holder of an Investor Certificate for any Series, by acceptance of its Certificate, agrees to treat, and to take no action inconsistent with the treatment of, the ITT FRLP Certificate for purposes of Federal income taxes, state and local income, single business and franchise taxes and any other taxes imposed on or measured by income as indebtedness of ITT FRLP.

          This Certificate is not permitted to be transferred, assigned, exchanged or otherwise pledged or conveyed except in accordance with the Agreement, including Section 6.3(c) of the Agreement.

          The Receivables consist of advances made directly or indirectly by ITT CMF or an Approved Affiliate to dealers in, and manufacturers of, commercial and consumer products.

          This Certificate is the ITT FRLP Certificate, which represents the Seller's interest in certain assets of the Trust, including the right to receive a portion of the Collections and other amounts at the times and in the amounts specified in the Agreement. The aggregate interest represented by the ITT FRLP Certificate at any time in the Receivables in the Trust shall not exceed the Seller's Interest at such time. In addition to the ITT FRLP Certificate, (i) Investor Certificates will be issued to investors pursuant to the Agreement, which will represent the Certificateholders' Interest and (ii) Supplemental Certificates may be issued pursuant to the Agreement, which will represent that portion of the Seller's Interest not allocated to the Seller. This ITT FRLP Certificate shall not represent any interest in the Collection Account, the Series Accounts or any Enhancements, except as expressly provided in the Agreement.

          The obligations created by the Agreement and the Trust created thereby shall terminate upon the Trust Termination Date.

          Upon the termination of the Trust pursuant to Section 12.1 of the Agreement and the surrender of the Seller's Certificates, the Trustee shall sell, assign and convey to the Seller or its designee, without recourse, representation or warranty, all right, title and interest of the Trust in the Receivables, whether then existing or thereafter created, all Collateral Security with respect thereto, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof, except for amounts held by the Trustee pursuant to Section 12.2(b) of the Agreement, and all of the Seller's rights, remedies, powers and privileges with respect to such Receivables under the Receivables Contribution and Sale Agreement. The Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, representation or warranty, as shall be reasonably requested by the Seller to vest in the Seller or its designee all right, title and interest which the Trust had in all such property.

                                                                       EXHIBIT B
                                                                       TO PSA


           FORM OF ASSIGNMENT OF RECEIVABLES IN ADDITIONAL ACCOUNTS

                         (As required by Section 2.05
                         ----------------------------
                    of the Pooling and Servicing Agreement)
                    ---------------------------------------


          ASSIGNMENT No.    OF RECEIVABLES IN ADDITIONAL ACCOUNTS dated as of
          ,     , among Deutsche Floorplan Receivables, L.P., as seller
(the "Seller"), Deutsche Financial Services Corporation ("DFS"), as servicer (the "Servicer"), and The Chase Manhattan Bank, as trustee (the "Trustee"), pursuant to the Pooling and Servicing Agreement referred to below.

                             W I T N E S S E T H :
                             - - - - - - - - - -

          WHEREAS the Seller, the Servicer and the Trustee are parties to a Pooling and Servicing Agreement amended and restated as of October 1, 1996 (as amended or supplemented, the "Agreement");

          WHEREAS, pursuant to the Agreement, the Seller wishes to designate Additional Accounts to be included as Accounts and to convey the Receivables and related Collateral Security of such Additional Accounts, whether now existing or hereafter created, to the Trust as part of the corpus of the Trust (as each such term is defined in the Agreement); and

          WHEREAS the Trustee is willing to accept such designation and conveyance subject to the terms and conditions hereof;

          NOW, THEREFORE, the Seller, the Servicer and the Trustee hereby agree as follows:

          1.   Defined Terms.  All capitalized terms used herein shall have the
               -------------
meanings ascribed to them in the Agreement unless otherwise defined herein.

          "Addition Date" shall mean, with respect to the
           -------------
Additional Accounts designated hereby, ____________, 19__ .

          2.   Designation of Additional Accounts.  The Seller hereby delivers
               ----------------------------------
herewith a computer file or microfiche or written list containing a true and complete list of all such Additional Accounts specifying for each such Account, as of the Additional Cut-Off Date, its account number, the aggregate amount of

Receivables outstanding in such Account and the aggregate amount of Principal Receivables in such Account. Such file or list shall, as of the date of this Assignment, supplement Schedule 1 to the Agreement.

          3.   Conveyance of Receivables.  (a) The Seller does hereby sell,
               -------------------------
transfer, assign, set over and otherwise convey, without recourse (except as expressly provided in the Agreement), to the Trust for the benefit of the Certificateholders and the other Beneficiaries, all its right, title and interest in, to and under the Receivables in such Additional Accounts and all Collateral Security with respect thereto, owned by the Seller and existing at the close of business on the Additional Cut-Off Date and thereafter created from time to time until the termination of the Trust, all monies due or to become due and all amounts received with respect thereto and all proceeds (including "proceeds" as defined in Section 9-306 of the UCC as in effect in the State of Missouri and Recoveries) thereof. The foregoing sale, transfer, assignment, set-over and conveyance does not constitute and is not intended to result in the creation or an assumption by the Trust, the Trustee, any Agent or any Beneficiary of any obligation of the Servicer, the Seller or any other Person in connection with the Accounts, the Receivables or under any agreement or instrument relating thereto, including any obligation to any Dealers.

          (b) In connection with such sale, the Seller agrees to record and file, at its own expense, a financing statement on form UCC-1 (and continuation statements when applicable) with respect to the Receivables now existing and hereafter created for the sale of chattel paper (as defined in Section 9-105 of the UCC as in effect in any state where the Seller's or the Servicer's chief executive offices or books and records relating to the Receivables are located) meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the sale and assignment of the Receivables and the Collateral Security to the Trust, and to deliver a file-stamped copy of such financing statements or other evidence of such filing to the Trustee on or prior to the Addition Date. The Trustee shall be under no obligation whatsoever to file such financing statement, or a continuation statement to such financing statement, or to make any other filing under the UCC in connection with such sales.

          (c) In connection with such sale, the Seller further agrees, at its own expense, on or prior to the Addition Date, to indicate in its computer files that the Receivables created in connection with the Additional Accounts designated hereby have been sold and the Collateral Security assigned to the Trust pursuant to this Assignment for the benefit of the Certificateholders and the other Beneficiaries.

          4.   Acceptance by Trustee.  Subject to the satisfaction of the
               ---------------------
conditions set forth in Section 6 of this Assignment, the Trustee hereby acknowledges its acceptance, on behalf of the Trust, of all right, title and interest previously held by the Seller to the property, now existing and hereafter created, conveyed to the Trust pursuant to Section 3(a) of this Assignment, and declares that it shall maintain such right, title and interest, upon the trust set forth in the Agreement for the benefit of the Certificateholders and other Beneficiaries. The Trustee further acknowledges that, prior to or simultaneously with the execution and delivery of this Assignment, the Seller delivered to the Trustee the computer file or microfiche or written list relating to the Additional Accounts described in Section 2 of this Assignment. The Trustee shall be under no obligation whatsoever to verify the accuracy or completeness of the information contained in such file or list.

          5.   Representations and Warranties of the Seller.  The Seller hereby
               --------------------------------------------
represents and warrants to the Trustee, on behalf of the Trust, as of the date of this Assignment and as of the Addition Date that:

          (a)  Legal, Valid and Binding Obligation.  This Assignment constitutes
               -----------------------------------
     a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors, rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

          (b)  Organization and Good Standing.  The Seller is a limited
               ------------------------------
     partnership duly organized and validly existing and in good standing under the law of the State of Delaware and has, in all material respects, full power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Assignment.

          (c)  Due Qualification.  The Seller is duly qualified to do business
               -----------------
     and, where necessary, is in good standing as a foreign partnership (or is exempt from such requirement) and has obtained all necessary licenses and approvals in each jurisdiction in which the conduct of its business requires such qualification except where the failure to so qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations hereunder;

          (d)  Eligible Accounts.  Each Additional Account designated hereby is
               -----------------
     an Eligible Account;

          (e)  Selection Procedures.  No selection procedures believed by the
               --------------------
     Seller to be adverse to the interests of the Beneficiaries were utilized in selecting the Additional Accounts designated hereby;

          (f)  Insolvency.  As of the Notice Date and the Addition Date, neither
               ----------
     DFS nor the Seller are insolvent nor, after giving effect to the conveyance set forth in Section 3 of this Assignment, will any of them have been made insolvent, nor are any of them aware of any pending insolvency;

          (g)  Valid Transfer.  This Assignment constitutes a valid sale,
               --------------
     transfer and assignment to the Trust of all right, title and interest of the Seller in the Receivables and the Collateral Security and the proceeds thereof and upon the filing of the financing statements described in
     Section 3 of this Assignment with the Secretary of State of the State of Missouri and other applicable states and, in the case of the Receivables and the Collateral Security hereafter created and the proceeds thereof, upon the creation thereof, the Trust shall have a first priority perfected ownership interest in such property, except for Liens permitted under
     Section 2.6(a) of the Agreement. Except as otherwise provided in the Pooling and Servicing Agreement, neither the Seller nor any Person claiming through or under the Seller has any claim to or interest in the Trust Assets;

          (h)  Due Authorization.  The execution and delivery of this Assignment
               -----------------
     and the consummation of the transactions provided for or contemplated by this Assignment have been duly authorized by the Seller by all necessary partnership action on the part of the Seller.

          (i)  No Conflict.  The execution and delivery of this Assignment, the
               -----------
     performance of the transactions contemplated by this Assignment and the fulfillment of the terms hereof, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Seller is a party or by which it or its properties are bound;

          (j)  No Violation.  The execution and delivery of this Assignment by
               ------------
     the Seller, the performance of the transactions contemplated by this Assignment and the fulfillment of the terms hereof applicable to the Seller will not conflict with or violate any material Requirements of Law applicable to the Seller;

          (k)  No Proceedings.  There are no proceedings or, to the best
               --------------
     knowledge of the Seller, investigations pending or threatened against the Seller before any Governmental Authority (i) asserting the invalidity of this Assignment, (ii seeking to prevent the consummation of any of the transactions contemplated by this Assignment, (ii seeking any determination or ruling that, in the reasonable judgment of the Seller, would materially and adversely affect the performance by the Seller of its obligations under this Assignment, (iv seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Assignment or (v) seeking to affect adversely the income tax attributes of the Trust under the United States Federal or any State income, single business or franchise tax systems;

          (l)  Record of Accounts.  As of the Addition Date, Schedule 1 to this
               ------------------
     Assignment is an accurate and complete listing in all material respects of all the Additional Accounts as of the Additional Cut-Off Date and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of the Additional Cut-Off Date;

          (m)  No Liens. Each Receivable and all Collateral Security existing on
               --------
     the Addition Date has been conveyed to the Trust free and clear of any Lien, except for Liens permitted under Section 2.6(a) of the Agreement;

          (n)  All Consents Required.  With respect to each Receivable and all
               ---------------------
     Collateral Security existing on the Addition Date, all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Seller in connection with the conveyance of such Receivable or Collateral Security to the Trust, the execution and delivery of this Assignment and the performance of the transactions contemplated hereby have been duly obtained, effected or given and are in full force and effect; and

          (o)  Eligible Receivables. On the Additional Cut-Off Date each
               --------------------
     Receivable conveyed to the Trust as of such date is an Eligible Receivable or, if such Receivable is not an Eligible Receivable, such Receivable is conveyed to the Trust in accordance with Section 2.9 of the Agreement.

          6.   Conditions Precedent.  The acceptance of the Trustee set forth in
               --------------------
Section 4 of this Assignment is subject to the satisfaction, on or prior to the Addition Date, of the following conditions precedent:

          (a)  Representations and Warranties.  Each of the representations and
               ------------------------------
     warranties made by the Seller in Section 5 of this Assignment shall be true and correct as of the date of this Assignment and as of the Addition Date;

          (b)  Agreement.  Each of the conditions set forth in Section 2.5(d) of
               ---------
     the Agreement applicable to the designation of the Additional Accounts to be designated hereby shall have been satisfied; and

          (c)  Officer's Certificate.  The Seller shall have delivered to the
               ---------------------
     Trustee an Officer's Certificate, dated the date of this Assignment, in which an officer of the Seller shall state that the representations and warranties of the Seller under Section 5 hereof are true and correct. The Trustee may conclusively rely on such Officers' Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

          7.   Ratification of Agreement.  As supplemented by this Assignment,
               -------------------------
the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Assignment shall be read, taken and construed as one and the same instrument.

          8.   Counterparts.  This Assignment may be executed in two or more
               ------------
counterparts (and by different parties in separate counterparts), each of which shall be an original but all of which together shall constitute one and the same instrument.

          9.   GOVERNING LAW.  THIS ASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE
               -------------
WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          IN WITNESS WHEREOF, the Seller, the Servicer and the Trustee have caused this Assignment to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.


                                    DEUTSCHE FLOORPLAN RECEIVABLES, L.P.,
                                    Seller,

                                    By: DEUTSCHE FLOORPLAN RECEIVABLES,
                                        INC., General Partner


                                    By:____________________________________

                                    Name:

                                    Title:

                                    DEUTSCHE FINANCIAL SERVICES
                                     CORPORATION, as Servicer,


                                    By:____________________________________

                                    Name:

                                    Title:

                                    THE CHASE MANHATTAN BANK, as Trustee,

                                    By:____________________________________
                                       Name:
                                       Title:

                                                                       EXHIBIT C
                                                                          TO PSA


                     FORM OF ANNUAL SERVICER'S CERTIFICATE

(As required to be delivered on or before April 30 of each
  calendar year beginning with April 30, 1994, pursuant to
    Section 3.5 of the Pooling and Servicing Agreement)

                    Deutsche Financial Services Corporation


                  -------------------------------------------

                  DEUTSCHE FLOORPLAN RECEIVABLES MASTER TRUST

                  -------------------------------------------

     The undersigned, duly authorized representatives of Deutsche Financial Services Corporation ("DFS"), as Servicer, pursuant to the Pooling and Servicing Agreement amended and restated as of October 1, 1996 (as amended and supplemented, the "Agreement"), by and among Deutsche Floorplan Receivables, L.P., as seller, DFS, as servicer, and The Chase Manhattan Bank, as trustee, do hereby certify that:

          1.  DFS is, as of the date hereof, the Servicer under the Agreement.

          2. The undersigned are Servicing Officers and are duly authorized pursuant to the Agreement to execute and deliver this Certificate to the Trustee, any Agent and any Enhancement Providers.

          3.  A review of the activities of the Servicer during the calendar
     year ended December 31,    , and of its performance under the Agreement was
     conducted under our supervision.

          4. Based on such review, the Servicer has, to the best of our knowledge, performed in all material respects all of its obligations under the Agreement throughout such year and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.

          5. The following is a description of each default in the performance of the Servicer's obligations under the provisions of the Agreement known to us to have been made by the Servicer during the year ended December 31, _____, which sets forth in detail the (a) nature of each such default, (b) the action taken by the Servicer, if any, to remedy each such default and (c) the current status of each such default: [If applicable, insert "None."]

     Capitalized terms used but not defined herein are used as defined in the Agreement.

     IN WITNESS WHEREOF, each of the undersigned has duly executed this Certificate this ______ day of ___________, _____.



                                    ______________________________________

                                    Name:
                                    Title:


                                    ______________________________________

                                    Name:
                                    Title:

                                                                     EXHIBIT D-1
                                                                          TO PSA


     THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). NEITHER THIS CERTIFICATE NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE 1933 ACT AND ANY APPLICABLE PROVISIONS OF ANY STATE BLUE SKY OR SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                                     D-1-1

                                                                     EXHIBIT D-2
                                                                          TO PSA

THIS CERTIFICATE MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF A BENEFIT PLAN (AS DEFINED BELOW). */
                 --




___________________________
*/ The following should be inserted in any Certificate bearing such legend:
--

     This Certificate may not be acquired by or for the account of any employee benefit plan, trust or account, including an individual retirement account, that is subject to the Employee Retirement Income Security Act of 1974, as amended, or that is described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended, or an entity whose underlying assets include plan assets by reason of a plan's investment in such entity (a "Benefit Plan"). By accepting and holding this Certificate or any interest in this Certificate, the Holder hereof shall be deemed to have represented and warranted that it is not funding its acquisition with the assets of any Benefit Plan.

                                     D-2-1

                                                                       EXHIBIT E

                       FORM OF LETTER OF REPRESENTATIONS

                                                                     EXHIBIT F-1
                                                                     TO PSA

                     [FORM OF CLEARANCE SYSTEM CERTIFICATE
                         TO BE GIVEN TO THE TRUSTEE BY
                            EUROCLEAR OR CEDEL FOR
                      DELIVERY OF DEFINITIVE CERTIFICATES
                        IN EXCHANGE FOR A PORTION OF A
                          TEMPORARY GLOBAL SECURITY]

                        DEUTSCHE FLOORPLAN RECEIVABLES

       [    %]  [Floating Rate] Asset Backed Certificates, Series [    ]
       -----------------------------------------------------------------

                    [Insert title or sufficient description
                       of Certificates to be delivered]


     We refer to that portion of the temporary Global Certificate in respect of the above-captioned issue which is herewith submitted to be exchanged for definitive Certificates (the "submitted Portion") as provided in the Pooling and Servicing Agreement amended and restated as of October 1, 1996 (as amended and supplemented, the "Agreement"), in respect of such issue. This is to certify that (i) we have received a certificate or certificates, in writing or by tested telex, with respect to each of the persons appearing in our records as being entitled to a beneficial interest in the Submitted Portion and with respect to such persons beneficial interest either (a) from such person, substantially in the form of Exhibit F-2 to the Agreement, or (b) from [ ], substantially in the form of Exhibit F-3 to the Agreement, and (ii) the Submitted Portion includes no part of the temporary Global Certificate excepted in such certificates.

     We further certify that as of the date hereof we have not received any notification from any of the persons giving such certificates to the effect that the statements made by them with respect to any part of the Submitted Portion are no longer true and cannot be relied on as of the date hereof.

     We understand that this certificate is required in connection with certain securities and tax laws in the United States of America. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce

                                     F-1-1
this certificate or a copy thereof to any interested party in such proceedings.

Dated:   1/
         -

                                       [Morgan Guaranty Trust
                                            Company of New York,
                                            Brussels office, as
                                            operator of the
                                            Euroclear System]2/
                                                             -
                                       [Centrale de Livraison de
                                       Valeurs Mobiliere S.A.]2/
                                                              -

                                       By:_______________________



___________________________________
1/ To be dated on the Exchange Date.
-

2/ Delete the inappropriate reference.
-

                                     F-1-2

                                                                     EXHIBIT F-2
                                                                     TO PSA


                     [FORM OF CERTIFICATE TO BE DELIVERED
                             TO EUROCLEAR OR CEDEL
                      BY [                              ]
                WITH RESPECT TO REGISTERED CERTIFICATES SOLD TO
                        QUALIFIED INSTITUTIONAL BUYERS]

                 DEUTSCHE FLOORPLAN RECEIVABLES MASTER TRUST,

        [  %] [Floating Rate] Asset Backed Certificates, Series [    ]
        --------------------------------------------------------------



     In connection with the initial issuance and placement of the above referenced Asset Backed Certificates (the "Certificates"), an institutional investor in the United States ("institutional investor") is purchasing U.S. $

aggregate principal amount of the Certificates held in our account at [Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System] [Cedel S.A.] on behalf of such investor.

     We reasonably believe that such institutional investor is a qualified institutional buyer as such term is defined under Rule 144A of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     [We understand that this certificate is required in connection with United States laws. We irrevocably authorize you to produce this certificate or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered by this certificate.]

     The Definitive Certificates in respect of this certificate are to be issued in registered form in the minimum denomination of U.S. $__00,000 and such Definitive Certificates (and, unless the Pooling and Servicing Agreement or Supplement relating to the Certificates otherwise provides, any Certificates issued in exchange or substitution for or on registration of transfer of Certificates) shall bear the following legend:

     "THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933. NEITHER THIS CERTIFICATE NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (EACH AS DEFINED HEREIN), EXCEPT IN COMPLIANCE WITH THE REGISTRATION

                                     F-2-1

     PROVISIONS OF SUCH ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. THIS CERTIFICATE CANNOT BE EXCHANGED FOR A BEARER CERTIFICATE."

Dated:


                                    [                         ]

                                    By:_______________________
                                         Authorized Officer

                                     F-2-2

                                                                     EXHIBIT F-3
                                                                     TO PSA

                     [FORM OF CERTIFICATE TO BE DELIVERED
                  TO EUROCLEAR OR CEDEL BY A BENEFICIAL OWNER
         OF CERTIFICATES, OTHER THAN A QUALIFIED INSTITUTIONAL BUYER]


                  DEUTSCHE FLOORPLAN RECEIVABLES MASTER TRUST
        [  %] [Floating Rate] Asset Backed Certificates, Series [    ]
        --------------------------------------------------------------

     This is to certify that as of the date hereof and except as provided in the third paragraph hereof, the above-captioned Certificates held by you for our account
(i)  are not owned by a person that is a United States person,
(ii) are owned by a United States person that is (A) the foreign branch of a United States financial institution (as defined in U.S. Treasury Regulations
Section 1.165-12(c)(1)(v)) (a "financial institution") purchasing for its own account or for resale, or (B) a United States person who acquired the Certificates through the foreign branch of a financial institution and who holds the Certificates through the financial institution on the date hereof (and in either case (A) or (B), the financial institution hereby agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (ii are owned by a financial institution for purposes of resale during the Restricted Period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)) . In addition, financial institutions described in clause (iii) of the preceding sentence (whether or not also described in clause (i) or (ii)) certify that they have not acquired the Certificates for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

     We undertake to advise you by tested telex if the above statement as to beneficial ownership is not correct on the date of delivery of the above-captioned Certificates in bearer form with respect to such of said Certificates as then appear in your books as being held for our account.

     This certificate excepts and does not relate to U.S. $   principal amount
of Certificates held by you for our account, as to which we are not yet able to certify beneficial ownership. We understand that delivery of Definitive Certificates in such principal amount cannot be made until we are able to so certify.

                                     F-3-1

     We understand that this certificate is required in connection with certain securities and tax laws in the United States of America. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings. As used herein, "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction; and "United States Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, or any political subdivision thereof, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

Dated:    1/                  By  ___________________________________________
          -
__________
                              As, or as agent for, the beneficial owner(s) of the interest in the Certificates to which this certificate relates.



_____________________________________

1/  This Certificate must be dated on the earlier of the date of the first
-
actual payment of interest in respect of the Certificates and the date of the delivery of the Certificates in definitive form.

                                     F-3-2

Certificates and the date of the delivery of the Certificates in definitive form.

                                                                     EXHIBIT G-1
                                                                     TO PSA

                          FORM OF OPINION OF COUNSEL

                         Provisions to be Included in
                         ----------------------------
                     Opinion of Counsel Delivered Pursuant
                     -------------------------------------
                             to Section 13.2(d)(i)
                             ---------------------

     (a) The Amendment to the [Pooling and Servicing Agreement] [Supplement], attached hereto as Schedule 1 (the "Amendment"), has been duly authorized, executed and delivered by the Seller and constitutes the legal, valid and binding agreement of the Seller, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally from time to time in effect. The enforceability of the Seller's obligations is also subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (b) The Amendment has been entered into in accordance with the terms and provisions of Section 13.1 of the Pooling and Servicing Agreement.

     (c) The Amendment will not adversely affect in any material respect the interests of the Investor Certificateholders. [Include this clause (iii) only in the case of amendments effected pursuant to Section 13.1(a) of the Pooling and Servicing Agreement.]

                                     G-1-1

                                                                     EXHIBIT G-2
                                                                     TO PSA

                          FORM OF OPINION OF COUNSEL

             Provisions to be Included in Opinion of Counsel to be
            ------------------------------------------------------
          Delivered Pursuant to Sections 2.5 and 13.2(g)(i) and (ii)*
          ----------------------------------------------------------

     The opinions set forth below may be subject to all the qualifications, assumptions, limitations and exceptions taken or made in the opinion of counsel to Deutsche Floorplan Receivables, L.P. (the "seller") delivered on any Closing Date. Capitalized terms used but not defined herein are used as defined in the Pooling and Servicing Agreement, amended and restated as of October 1, 1996 (as amended and supplemented, the "Agreement"), among the Seller, as seller, Deutsche Financial Services Corporation, as servicer, and The Chase Manhattan Bank, as trustee.

     [(a) The Assignment has been duly authorized, executed and delivered by the Seller, and constitutes the valid and legally binding obligation of the Seller, enforceable against the Seller in accordance with its terms.]

     (b) Assuming the Receivables [in the Additional Accounts] are created under, and are evidenced solely by, Wholesale Financing Agreements, Accounts Receivable Financing Agreements, Asset Based Financing Agreements or Unsecured Receivable Financing Agreements, such Receivables will constitute "chattel paper", "accounts" or "general intangibles" as defined under Section 9-105 of the UCC. We note that the Seller has given us an Officer's Certificate to the effect that the Receivables are created under Wholesale Financing Agreements, Accounts Receivable Financing Agreements, Asset Based Financing Agreements or Unsecured Receivable Financing Agreements.

     (c) If the transfer of the Receivables [in the Additional Accounts] and all [of the related] Collateral Security to the Trust pursuant to the Pooling and Servicing Agreement constitutes a true sale of such Receivables and Collateral Security to the Trust:

          (i) with respect to such Receivables and Collateral Security in existence on the date hereof, such sale transfers all of the right, title and interest of the Seller in

______________________

                                     G-2-1

* Include bracketed language only in the case of additions of Accounts effected pursuant to Section 2.05 of the Pooling and Servicing Agreement.


     and to such Receivables and Collateral Security to the Trust, free and clear of any liens now existing or hereafter created, but subject to the rights of the holder of the Deutsche FRLP Certificate and except for Liens permitted under Section 2.6(a) of the Agreement;

          (ii) with respect to such Receivables and Collateral Security which come into existence after the date hereof, upon the creation of such Receivables and Collateral Security and the subsequent transfer of such Receivables and Collateral Security to the Trust in accordance with the Pooling and Servicing Agreement and receipt by the Seller of the consideration therefor required pursuant to the Pooling and Servicing Agreement, such sale will transfer all of the right, title and interest of the Seller in and to such Receivables and Collateral Security to the Trust free and clear of any liens but subject to the rights of the holder of the Deutsche FRLP Certificate and except for Liens permitted under Section 2.6(a) of the Agreement;

     and, in either case, no further action will thereafter be required under Missouri, Georgia or federal law to protect the Trust's ownership interest in the Receivables and the Collateral Security against creditors of, or subsequent purchasers from, the Seller.

     (d) If the transfer of the Receivables and Collateral Security to the Trust pursuant to the Pooling and Servicing Agreement does not constitute a true sale of the Receivables and the Collateral Security to the Trust, then the Pooling and Servicing Agreement as amended and supplemented by the Assignment creates a valid security interest in favor of the Trustee, for the benefit of the Certificateholders, in the Seller's right, title and interest in and to the Receivables and the Collateral Security and the proceeds thereof securing the obligations of the Seller thereunder. Financing statements on form UCC-1 having been filed in the Offices of the Secretaries of State of the State of Missouri and [other applicable states] [and counties) and accordingly, such security interest constitutes a perfected security interest in such Receivables and Collateral Security and the proceeds thereof subject to no prior liens (but subject to the Liens permitted by Section 2.6(a) of the Agreement), enforceable as such against creditors of, and subsequent purchasers from, the Seller, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws

                                     G-2-2
relating to or affecting creditors' rights generally and to general equity principles.



                                                                       EXHIBIT H
                                                                       TO PSA



            FORM OF REASSIGNMENT OF RECEIVABLES IN REMOVED ACCOUNTS
                (As required by Section 2.7 of the Pooling and
                    Servicing Agreement referred to below)


                         REASSIGNMENT NO.     OF RECEIVABLES,
                    dated as of      , 19__, by and between DEUTSCHE FLOORPLAN
                    RECEIVABLES, L.P., a limited partnership organized under the laws of the State of Delaware (the "Seller"), and The Chase Manhattan Bank, a New York banking corporation, as trustee (the "Trustee") pursuant to the Pooling and Servicing Agreement referred to below.


                                  WITNESSETH

     WHEREAS the Seller, Deutsche Financial Services Corporation, as servicer (the "Servicer"), and the Trustee are parties to the Pooling and Servicing Agreement amended and restated as of October 1, 1996 (as amended or supplemented, the"Agreement");

     WHEREAS, pursuant to the Agreement, the Seller wishes to remove all Receivables from certain Accounts and the Collateral Security thereof (the "Removed Accounts") and to cause the Trustee to reconvey the Receivables of such Removed Accounts and such Collateral Security, whether now existing or hereafter created, and all amounts currently held by the Trust or thereafter received by the Trust in respect of such Removed Accounts, from the Trust to the Seller (as each such term is defined in the Agreement); and

     WHEREAS the Trustee is willing to accept such removal and to reconvey the Receivables in the Removed Accounts, such Collateral Security and any related amounts held or received by the Trust subject to the terms and conditions hereof.

     NOW, THEREFORE, the Seller and the Trustee hereby agree as follows;

     1.   Defined Terms.  All terms defined in the Agreement and used herein
          -------------
shall have such defined meanings when used herein, unless otherwise defined herein.

     "Removal Date" shall mean, with respect to the Removed Accounts designated
      ------------
     hereby,

     2.   Notice of Removed Accounts. (a) Not less than five Business Days prior
          --------------------------
to the Removal Date, the Seller shall furnish to the Trustee, any Agent, any Enhancement Providers and the Rating Agencies a written notice specifying the Determination Date (which may be the Determination Date on which such notice is given) on which removal of the Receivables of one or more Accounts will occur, such date being a Removal Date.

     (b) On or before the fifth Business Day after the Removal Date, the Seller shall furnish to the Trustee a computer file, microfiche list or other list of the Removed Accounts that were removed on the Removal Date, specifying for each Removed Account as of the date of the Removal Notice its number, the aggregate amount outstanding in such Removed Account and the aggregate amount of Principal Receivables therein and represent that such computer file, microfiche list or other list of the Removed Accounts is true and complete in all material respects.

     3.   Conveyance of Receivables and Accounts.  (a)  The Trustee does hereby
          --------------------------------------
transfer, assign, set over and otherwise convey to the Seller, without recourse, representation or warranty on and after the Removal Date, all right, title and interest of the Trust in, to and under all [Receivables now existing at the close of business on the Removal Date and thereafter created from time to time until the termination of the Trust in Removed Accounts designated hereby, all Collateral Security thereof, all monies due or to become due and all amounts received with respect thereto (including all Non-Principal Receivables), all proceeds (as defined in Section 9-306 of the UCC as in effect in the State of Missouri) and Recoveries thereof relating thereto] [in the case of Removed Accounts which are to be removed pursuant to Section 2.8 of the Agreement and which were not Ineligible Accounts at the time they were originally designated as Accounts, replace the immediately preceding bracketed text with the following: the Removed Accounts but not any right, title and interest of the Trust in, to and under (i) all Receivables existing at the close of business on the Removal Date in Removed Accounts designated hereby, (ii) all Collateral Security relating to such Receivables, (iii) all monies due or to become due and all amounts received with respect to such Receivables (including all Non-Principal Receivables), (iv) all proceeds (as defined in Section 9-306 of the UCC in effect in the State of Missouri) of such Receivables and (v) all Recoveries of such Receivables relating thereto, it being understood that the items described in clauses (i)-(v) will continue to be Trust Assets].

     (b) If requested by the Seller, in connection with such transfer, the Trustee agrees to execute and deliver to the Seller on or prior to the date of this Reassignment, a termination statement under the UCC of each applicable jurisdiction with respect to the Receivables existing at the close of business on the Removal Date and thereafter created from time to time and Collateral Security thereof in the Removed Accounts reassigned hereby (which may be a single termination statement with respect to all such Receivables and Collateral Security) evidencing the release by the Trust of its lien on the Receivables in the Removed Accounts and the Collateral Security, and meeting the requirements of applicable state law, in such manner and such jurisdictions as are necessary to remove such lien.

     4.   Acceptance by Trustee.  The Trustee hereby acknowledges that, prior to
          ---------------------
or simultaneously with the execution and delivery of this Reassignment, the Seller delivered to the Trustee the computer file or such microfiche or written list described in Section 2(b) of this Reassignment.

     5.   Representations and Warranties of the Seller.  The Seller hereby
          --------------------------------------------
represents and warrants to the Trustee, on behalf of the Trust, as of the date of this Reassignment and as of the Removal Date:

          (a) Legal, Valid and Binding Obligation.  This Reassignment
              -----------------------------------
     constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

          (b) No Early Amortization Event.  The removal of the Accounts hereby
              ---------------------------
     removed shall not, in the reasonable belief of the Seller, cause an Early Amortization Event to occur or cause the Pool Balance to be less than the Required Participation Amount;

          (c) Selection Procedures.  No selection procedures believed by the
              --------------------
     Seller to be adverse to the interests of the Beneficiaries were utilized in selecting the Accounts to be removed,

          (d) True and Complete List.  The list of Removed Accounts described in
              ----------------------
     Section 2 of this Assignment is, as of the Removal Commencement Date, true and complete in all material respects; and

          (e) Rating of Certificates.  The removal of such Accounts will not
              ----------------------
     result in a reduction or withdrawal of the rating of any outstanding series or Class by the applicable Rating Agency;

     provided, however, that in the event that the removal on such Removal Date
     --------
     relates solely to Ineligible Accounts, the Seller shall be deemed to make only the representations and warranties contained in paragraph 5(a) above.

     6.   Conditions Precedent. In addition to the conditions precedent set
          --------------------
forth in Section 2.7 of the Agreement, the obligation of the Trustee to execute and deliver this Reassignment is subject to the satisfaction, on or prior to the Removal Date, of the following additional conditions precedent:

     (a)  Officers' Certificate.  The Seller shall have delivered to the
          ---------------------
Trustee, any Agent, and any Enhancement Providers an Officers' Certificate certifying that (i) as of the Removal Date, all requirements set forth in
Section 2.7 of the Agreement for removing such Accounts and reconveying the Receivables of such Removed Accounts and the Collateral Security, whether existing at the close of business on the Removal Date or thereafter created from time to time until the termination of the Trust, have been satisfied, and (ii) each of the representations and warranties made by the Seller in Section 5 hereof is true and correct as of the date of this Reassignment and as of the Removal Date. The Trustee may conclusively rely on such Officers' Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

     (b) The Seller shall have delivered to the Trustee, any Agent, any Enhancement Providers and each Rating Agency a Tax Opinion, dated the Removal Date, with respect to the removal of Accounts.

     7.   Ratification of Agreement.  As supplemented by this Reassignment, the
          -------------------------
Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Reassignment shall be read, taken and construed as one and the same instrument.

     8.   Counterparts.  This Reassignment may be executed in two or more
          ------------
counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

     9.   GOVERNING LAW.  THIS REASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE
          -------------
WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     IN WITNESS WHEREOF, the undersigned have caused this Reassignment to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.


                            DEUTSCHE FLOORPLAN RECEIVABLES, L.P.,
                                 Seller,

                            By:  DEUTSCHE FLOORPLAN RECEIVABLES,
                                 INC., General Partner


                            By:_____________________________________
                                 Name:
                                 Title:

                            By:_____________________________________
                                 Name:
                                 Title:


                            THE CHASE MANHATTAN BANK, Trustee


                            By:_____________________________________
                                 Name:
                                 Title:

                                   EXHIBIT I



                       FORM OF RECEIVABLES CONTRIBUTION
                              AND SALE AGREEMENT


                                 [SEE TAB 11]

                                  Schedule 1

                               List of Accounts



Delivered separately to the Trustee and deemed to be incorporated herein.

                                  Schedule 2

       The Collection Account for the Deutsche Floorplan Receivables Master Trust has been established with The Chase Manhattan Bank, Account #507-865677.